Exhibit 10.5

CREDIT AGREEMENT
Dated as of April 10, 2008
among
rue21, inc.,
as the Lead Borrower
For
The Borrowers Party Hereto
The BORROWERS Party Hereto
The GUARANTORS Party Hereto
BANK OF AMERICA, N.A.
as Administrative Agent, Collateral Agent, Swing Line Lender
and
L/C Issuer,
and
The Other Lenders Party Hereto

i

SCHEDULES

1.01		Borrowers
1.02		Guarantors
2.01		Commitments and Applicable Percentages
5.01		Loan Parties; Organizational Information
5.05		Material Indebtedness
5.06		Litigation
5.08	(b)(1)	Owned Real Estate
5.08	(b)(2)	Leased Real Estate
5.09		Environmental Matters
5.10		Insurance
5.13		Subsidiaries; Other Equity Investments
5.17		Intellectual Property Matters
5.18		Collective Bargaining Agreements
5.21	(a)	DDAs
5.21	(b)	Credit Card Arrangements
5.24		Material Contracts
6.02		Financial and Collateral Reporting
7.01		Existing Liens
7.02		Existing Investments
7.03		Existing Indebtedness
10.02		Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS

Form of

A-l	Committed Loan Notice
A-2	Conversion/Continuation Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E	Assignment and Assumption
F	Borrowing Base Certificate
G	Credit Card Notification
H	Joinder Agreement

v

CREDIT AGREEMENT
     This CREDIT AGREEMENT (“Agreement”) is entered into as of April 10, 2008, among rue21, inc., a Pennsylvania corporation, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers now or hereafter party hereto;
     the BORROWERS now or hereafter party hereto;
     r services llc, a Virginia limited liability company, as Guarantor;
     the other GUARANTORS now or hereafter party hereto;
     each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”); and
     BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.
     The Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case on the terms and conditions set forth herein.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “ACH” means automated clearing house transfers.
     “Accommodation Payment” as defined in Section 10.20(d).
     “Account” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, (d) for a secondary obligation incurred or to be incurred, (e) for energy provided or to be provided, (f) for the use or hire of a vessel under a charter or other contract, (g) arising out of the use of a credit or charge card or information contained on or for use with the card, or (h) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of a state. The term “Account” includes health-care-insurance receivables.

     “Acquisition” means, with respect to any Person (a) an Investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of any Store locations of any Person, in each case in any transaction or group of transactions which are part of a common plan.
     “Additional Commitment Lender” shall have the meaning provided in Section 2.15(c).
     “Adjusted LIBO Rate” means, with respect to any LIBO Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent (1%)) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. The Adjusted LIBO Rate will be adjusted automatically as to all LIBO Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.
     “Adjustment Date” means the first day of each Fiscal Quarter, provided that the first Adjustment Date after the Closing Date shall be November 1, 2008.
     “Administrative Agent” means Bank of America, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02. or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding 10% or more of any class of the Equity Interests of that Person, and (iv) any other Person 10% or more of any class of whose Equity Interests is held directly or indirectly by that Person.
     “Agent(s)” means, individually, the Administrative Agent or the Collateral Agent and, collectively, means both of them.
     “Aggregate Commitments” means the Commitments of all the Lenders.
     “Agreement” means this Credit Agreement.
     “Applicable Margin” means:
     (a) From and after the Closing Date until the first Adjustment Date, the percentages set forth in Level III of the pricing grid below, unless Average Daily Excess

Availability does not support the requirements of Level III or lower, in which event the Applicable Margin will be set at Level IV. In no event shall the Applicable Margin be set at Level I or II prior to the first Adjustment Date (even if the Average Daily Excess Availability requirements for Level I or II have been met); and
     (b) From and after the first Adjustment Date, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Excess Availability for the most recent Fiscal Quarter ended immediately preceding such Adjustment Date; provided, however, that notwithstanding anything to the contrary set forth herein, upon the occurrence of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Margin to that set forth in Level IV (even if the Average Daily Excess Availability requirements for a different Level have been met) and interest shall accrue at the Default Rate unless and until such time as such Event of Default has been duly waived as provided in Section 10.01 hereof.

			Base Rate
Level	Average Daily Excess Availability	LIBO Applicable Margin	Applicable Margin
I	Greater than or equal to $45,000,000	1.25%	0.00%

II	Less than $45,000,000 but equal to or greater than $30,000,000	1.50%	0.00%

III	Less than $30,000,000 but equal to or greater than $15,000,000	1.75%	0.00%

IV	Less than $15,000,000	2.00%	0.00%
     “Applicable Percentage” means with respect to each Lender, that percentage of the Commitments of all Lenders hereunder to make Credit Extensions to the Borrowers, in each case as the context provides. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Appraisal Percentage” means the following percentages during the periods indicated:

Period	Appraisal Percentage
Closing Date through December 31, 2008	125%
January 1, 2009 through December 31, 2009	110%
January 1, 2010 through December 31, 2010	100%
At all times thereafter	95%
     “Appraised Value” means the net appraised value of the Borrowers’ Inventory (expressed as a percentage of the Cost of such Inventory), as determined from time to time by reference to the most recent appraisal received by the Administrative Agent conducted by an independent appraiser reasonably satisfactory to the Administrative Agent utilizing such methodology as may be reasonably acceptable to the Administrative Agent, substantially consistent, however, with the methodology utilized in the most recent appraisal conducted prior to the Closing Date.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
     “Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

     “Audited Financial Statements” means the audited Consolidated balance sheet of the Lead Borrower and its Subsidiaries for the Fiscal Year ended February 3, 2007, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such fiscal year of the Lead Borrower and its Subsidiaries, including the notes thereto.
     “Availability” means the lesser of (a) or (b), where:
          (a) is the result of:
               (i) The Revolving Credit Ceiling,
                    Minus
               (ii) The aggregate unpaid balance of Credit Extensions to, or for the account of, the Borrowers; and
          (b) is the result of:
               (i) The Borrowing Base,
                    Minus
               (ii) The aggregate unpaid balance of Credit Extensions to, or for the account of, the Borrowers.
     In calculating Availability at any time and for any purpose under this Agreement, the Lead Borrower shall certify to the Administrative Agent that all accounts payable and Taxes are being paid on a timely basis and consistent with past practices (absent which the Administrative Agent may establish a Reserve therefor).
     “Availability Condition” shall mean, for any date of calculation with respect to any transaction or payment, Excess Availability will be greater than or equal to the lesser of (a) the Revolving Credit Ceiling or (b) (i) thirty-five percent (35%) of the Borrowing Base at any time on or after the Closing Date through December 31, 2008, (ii) twenty-five percent (25%) of the Borrowing Base at any time on or after January 1, 2009 through December 31, 2009 or (iii) twenty percent (20%) of the Borrowing Base at any time thereafter, on a pro forma basis for the twelve months immediately following, and after giving effect to, such transaction or payment.
     “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
     “Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its Discretion as being appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party, or (d) to reflect that a Default or an Event of Default then exists. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on: (i) rent; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, and other Taxes which might have priority over the interests of the Collateral Agent in the Collateral; (iv) salaries, wages and benefits due to employees of any Borrower which might have priority over the interests of the Collateral Agent in the Collateral, (v) Customer Credit Liabilities; (vi) warehousemen’s or bailee’s charges and other Permitted Encumbrances which might have priority over the interests of the Collateral Agent in the Collateral; (vii) Cash Management Reserves; and (viii) Bank Products Reserves.
     “Average Daily Excess Availability” shall mean the average daily Excess Availability for the immediately preceding Fiscal Quarter.
     “Bank of America” means Bank of America, N.A. and its successors.
     “Bank Products” means any services or facilities provided to any Loan Party by the Administrative Agent or any of its Affiliates (but excluding Cash Management Services) on account of (a) credit cards, (b) Swap Contracts, (c) purchase cards, (d) merchant services constituting a line of credit, and/or (e) leasing.
     “Bank Product Reserves” means such reserves as the Administrative Agent from time to time determines in its reasonable discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.
     “Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
     “Blocked Account” has the meaning provided in Section 6.13(a)(ii).
     “Blocked Account Agreement” has the meaning provided in Section 6.13(a)(ii).
     “Blocked Account Bank” means Bank of America, N.A., National City Bank, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., Wachovia Bank, National Association, U.S. Bank National Association and each other bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.
     “Borrower Materials” has the meaning specified in Section 6.02.
     “Borrowers” means, collectively, the Lead Borrower, the Persons named on Schedule 1.01 annexed hereto, and each other Person who shall from time to time enter into a Joinder Agreement as a Borrower.
     “Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.
     “Borrowing Base” means, at any time of calculation, an amount equal to:
     (a) the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate;
     plus
     (b) the Appraised Value of Eligible Inventory, net of Inventory Reserves, multiplied by the Appraisal Percentage;
     plus
     (c) the Appraised Value of Eligible In-Transit Inventory, net of Inventory Reserves, multiplied by the Appraisal Percentage, provided that in no event shall the amount available to be borrowed pursuant to this clause (c) exceed ten percent (10%) of the Borrowing Base;
     plus
     (d) the Appraised Value of the Inventory supported by any Eligible Letter of Credit, net of Inventory Reserves, multiplied by the Appraisal Percentage;
     minus
     (e) the then amount of all Availability Reserves.
     “Borrowing Base Certificate” has the meaning provided in Section 6.02(c).
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any LIBO Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.
     “Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.
     “Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.
     “Cash Collateral Account” means a non-interest bearing account established by one or more of the Loan Parties with Bank of America, and in the name of, the Collateral Agent under the sole and exclusive dominion and control of the Collateral Agent, in the name of the Collateral Agent or as the Collateral Agent shall otherwise direct, in which deposits are required to be made in accordance with Section 2.03(g) or Section 8.02(c).
     “Cash Collateralize” has the meaning specified in Section 2.03(g).
     “Cash Dominion Event” means either (a) the occurrence and continuance of any Event of Default, or (b) the failure of the Borrowers to maintain Excess Availability for fourteen (14) consecutive days equal to or greater than the lesser of (i) the Revolving Credit Ceiling or (ii) (A) thirty-five percent (35%) of the Borrowing Base at any time on or after the Closing Date through December 31, 2008, (B) twenty-five percent (25%) of the Borrowing Base at any time on or after January 1, 2009 through December 31, 2009 or (C) twenty percent (20%) of the Borrowing Base at any time thereafter. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing at the Administrative Agent’s option (i) so long as such Event of Default has not been waived, and/or (ii) if such Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Excess Availability as required hereunder, until Excess Availability for thirty (30) consecutive Business Days is equal to or greater than the lesser of (i) the Revolving Credit Ceiling or (ii) (A) thirty-five percent (35%) of the Borrowing Base if such Cash Dominion Event has occurred at any time on or after the Closing Date through December 31, 2008, (B) twenty-five percent (25%) of the Borrowing Base if such Cash Dominion Event has occurred at any time on or after January 1, 2009 through December 31, 2009 or (C) twenty percent (20%) of the Borrowing Base if such Cash Dominion Event has occurred at any time thereafter, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Excess Availability exceeds the required amount for thirty (30) consecutive Business Days) at all times after a Cash Dominion Event has occurred and been discontinued on three (3) occasions after the Closing Date.
     “Cash Management Reserves” means such reserves as the Administrative Agent, from time to time, determines in its reasonable discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

     “Cash Management Services” means any one or more of the following types or services or facilities provided to any Loan Party by the Administrative Agent or any of its Affiliates: (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit or debit cards, or (e) merchant services not constituting a Bank Product.
     “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.
     “CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.
     “CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
     “Change of Control” means an event or series of events by which:
     (a) at any time prior to the creation of a Public Market, SKM Equity Partners II, L.P. and its Affiliates shall cease to own and control legally and beneficially (free and clear of all Liens), either directly or indirectly, equity securities in the Lead Borrower representing more than 50% of the combined voting power of all of Equity Interests entitled to vote for members of the board of directors or equivalent governing body of the Lead Borrower on a fully-diluted basis (and taking into account all such securities that SKM Equity Partners II, L.P. and its Affiliates have the right to acquire pursuant to any option right (as defined in clause (b) below));
     (b) at any time after the creation of a Public Market, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than SKM Equity Partners II, L.P. and its Affiliates becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of the greater of (i) 35% or more of the Equity Interests of the Lead Borrower entitled to vote for members of the board of directors or equivalent governing body of the Lead Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right) or (ii) a percentage that is greater than the percentage of the

Equity Interests of the Lead Borrower entitled to vote for members of the board of directors or equivalent governing body of the Lead Borrower that is then beneficially owned by SKM Equity Partners II, L.P. and its Affiliates; or
     (c) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Lead Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or
     (d) the Lead Borrower fails at any time to own, directly or indirectly, 100% of the Equity Interests of each other Loan Party free and clear of all Liens (other than the Liens in favor of the Collateral Agent), except where such failure is as a result of a transaction permitted by the Loan Documents.
     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
     “Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.
     “Collateral” means any and all “Collateral” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Collateral Agent.
     “Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Collateral Agent executed by (a) a bailee or other Person in possession of Collateral, and (b) each landlord of Real Estate leased by any Loan Party, in each case, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) as to any landlord, provides the Collateral Agent with access to the Collateral located in or on such Real Estate and a reasonable time to sell and dispose of the Collateral from such Real Estate, and (iv) makes such other agreements with the Collateral Agent as the Collateral Agent may reasonably require.

     “Collateral Agent” means Bank of America, in its capacity as collateral agent for its own benefit and the benefit of the other Credit Parties under any of the Loan Documents, or any successor collateral agent.
     “Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.
     “Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Commitment Fee” has the meaning specified in Section 2.09(a).
     “Commitment Increase” shall have the meaning provided in Section 2.15(a).
     “Committed Borrowing” means a borrowing consisting of a Committed Loan or simultaneous Committed Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
     “Committed Loan” has the meaning specified in Section 2.01.
     “Committed Loan Notice” means a notice of a Committed Borrowing pursuant to Section 2.02, which, if in writing, shall be substantially in the form of Exhibit A-1.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit D.
     “Concentration Account” has the meaning provided in Section 6.13(c).
     “Consent” means actual consent given by a Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent without such Lender’s giving the Administrative Agent written notice of that Lender’s objection to such course of action.
     “Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.
     “Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Lead Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense and (iv) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period), minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period), all as determined on a Consolidated basis in accordance with GAAP.
     “Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA for the most recently completed Measurement Period minus (ii) Capital Expenditures (net of tenant allowances) during such Measurement Period to (b) the sum of (i) Debt Service Charges for such Measurement Period plus (ii) the aggregate amount of all Restricted Payments made during such Measurement Period, plus (iii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash during such Measurement Period, in each case, of or by the Lead Borrower and its Subsidiaries, all as determined on a Consolidated basis in accordance with GAAP.
     “Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, in each case excluding any non-cash or deferred interest financing costs and debt issue cost amortization, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP minus (d) interest income during such period (excluding any portion of interest income representing accruals of amounts received in a previous period), in each case of or by the Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.
     “Consolidated Net Income” means, as of any date of determination, the net income of the Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP, provided, however, that there shall be excluded (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the income (or loss) of such Person during such Measurement Period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to such Person during such period, (b) the income (or loss) of such Person during such Measurement Period and accrued prior to the date it becomes a Subsidiary of a Person or any of such Person’s Subsidiaries or is merged into or consolidated with a Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries, and (c) the income of any direct or indirect Subsidiary of a Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that the Lead Borrower’s equity in any net loss of any such

Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income.
     “Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Conversion/Continuation Notice” means a notice of (a) a conversion of Loans from one Type to the other, or (b) a continuation of LIBO Rate Loans, pursuant to Section 2.02(b), which, if in writing, shall be substantially in the form of Exhibit A-2.
     “Cost” means the calculated cost of purchases, based upon the Borrowers’ accounting practices, known to the Administrative Agent, which practices are in effect on the Closing Date as such calculated cost is determined from invoices received by the Borrowers, the Borrowers’ purchase journals or the Borrowers’ stock ledger. “Cost” does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrowers’ calculation of cost of goods sold.
     “Covenant Compliance Event” means either (a) that an Event of Default has occurred and is continuing or (b) Excess Availability is less than or equal to (i) twenty-five percent (25%) of the Borrowing Base at any time on or after the Closing Date through December 31, 2008, (ii) fifteen percent (15%) of the Borrowing Base at any time on or after January 1, 2009 through December 31, 2009 or (iii) ten percent (10%) of the Borrowing Base at any time thereafter. For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing at the Administrative Agent’s option (a) so long as such Event of Default has not been waived, and/or (b) if the Covenant Compliance Event arises as a result of the Borrowers’ failure to achieve Excess Availability as required hereunder, until Excess Availability for thirty (30) consecutive Business Days has exceeded (i) twenty-five percent (25%) of the Borrowing Base if such Covenant Compliance Event has occurred at any time on or after the Closing Date through December 31, 2008, (ii) fifteen percent (15%) of the Borrowing Base if such Covenant Compliance Event has occurred at any time on or after January 1, 2009 through December 31, 2009 or (iii) ten percent (10%) of the Borrowing Base if such Covenant Compliance Event has occurred at any time thereafter, in which case a Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement.
     “Credit Card Advance Rate” means 90%.
     “Credit Card Notifications” has the meaning provided in Section 6.13(a)(i).
     “Credit Extensions” mean each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     “Credit Party” or “Credit Parties” means (a) individually, (i) each Lender and its Affiliates, (ii) each Agent, (iii) each L/C Issuer, (iv) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (v) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (vi) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.
     “Credit Party Expenses” means, without limitation: (a) all reasonable out-of-pocket expenses incurred by the Agents, the Arranger and their respective Affiliates, in connection with this Agreement and the other Loan Documents, including, without limitation, (i) the reasonable fees, charges and disbursements of (A) counsel for the Agents and the Arranger, (B) outside consultants for the Agents, (C) appraisers, (D) commercial finance examinations, and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (D) any workout, restructuring or negotiations in respect of any Obligations; and (b) with respect to the L/C Issuer, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Agents, the Arranger, the L/C Issuer or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default, provided that such Credit Parties shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel).
     “Customer Credit Liabilities” means, at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits and customer deposits of the Borrowers.
     “Customs Broker Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among a Borrower, a customs broker or other carrier, and the Collateral Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Collateral Agent and agrees, upon notice from the Collateral Agent, to hold and dispose of the subject Inventory solely as directed by the Collateral Agent.
     “DDA” means each checking or other demand deposit account maintained by any of the Loan Parties. All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

     “Debt Service Charges” means for any Measurement Period, the sum of (a) Consolidated Interest Charges paid or required to be paid for such Measurement Period, plus (b) principal payments made or required to be made on account of Indebtedness (excluding the Obligations, any Synthetic Lease Obligations, obligations under any operating lease and obligations under Real Estate Leases, but including, without limitation, the amortized portion of any Capital Lease Obligations) during such Measurement Period, in each case determined on a Consolidated basis in accordance with GAAP.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans, plus (iii) two percent (2%) per annum; provided, however, that with respect to a LIBO Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such LIBO Rate Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin for Standby Letters of Credit or Commercial Letters of Credit, as applicable, plus 2% per annum.
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
     “Discretion” means the exercise by the Administrative Agent of its reasonable business judgment acting in accordance with industry standards for asset based lending in the retail industry.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale, transfer, license or other disposition of (whether in one transaction or in a series of transactions) all or substantially all of its assets) to or in favor of any Person) of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Dollars” and “$” mean lawful money of the United States.

     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
     “Early Termination Fee” has the meaning specified in Section 2.09(b).
     “Eligible Assignee” means (a) a Credit Party or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans; (c) an Approved Fund; (d) any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities, and (e) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries or (y) for purposes of clauses (a), (b), (c) and (e) above, any Person which, together with its Affiliates, has a combined capital and surplus less than $500,000,000.
     “Eligible Credit Card Receivables” means Accounts due to a Borrower on a non-recourse basis from Visa, Mastercard, American Express Company, Discover, and other major credit card processors, in each case acceptable to the Administrative Agent in its Discretion, as arise in the ordinary course of business, which have been earned by performance, and are deemed by the Administrative Agent in its Discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless the Administrative Agent otherwise agrees, none of the following shall be deemed to be Eligible Credit Card Receivables:
     (a) Accounts due from major credit card processors that have been outstanding for more than seven (7) Business Days from the date of sale;
     (b) Accounts due from major credit card processors with respect to which a Loan Party does not have good, valid and marketable title, free and clear of any Lien (other than Liens granted to the Collateral Agent);
     (c) Accounts due from major credit card processors that are not subject to a first priority security interest in favor of the Collateral Agent (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause);
     (d) Accounts due from major credit card processors which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);
     (e) Accounts due from major credit card processors as to which the credit card processor has the right under certain circumstances to require a Loan Party to repurchase the Accounts from such credit card processor; or
     (f) Accounts due from major credit card processors which the Administrative Agent determines in its Discretion to be uncertain of collection.

     “Eligible In-Transit Inventory” means, as of any date of determination thereof, without duplication of other Eligible Inventory, Inventory:
     (a) which has been shipped from (i) a foreign location for receipt by a Borrower within thirty (30) days of the date of shipment or (ii) a domestic location for receipt by a Borrower within fifteen (15) days of the date of shipment, but, in either case, which has not yet been delivered to such Borrower;
     (b) for which (i) the purchase order is in the name of a Borrower and title has passed to such Borrower or (ii) the document of title reflects a Borrower as consignee or, if requested by the Collateral Agent, names the Collateral Agent as consignee, and in each case as to which the Collateral Agent has control over the documents of title which evidence ownership of the subject Inventory (such as, if requested by the Collateral Agent, by the delivery of a Customs Broker Agreement);
     (c) which is insured to the reasonable satisfaction of the Collateral Agent; and
     (d) which otherwise would constitute Eligible Inventory.
     “Eligible Inventory” means, as of the date of determination thereof, without duplication, (i) Inventory which does not constitute Eligible In-Transit Inventory, and (ii) items of Inventory of a Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Administrative Agent in its Discretion to be eligible for inclusion in the calculation of the Borrowing Base, in each case that, except as otherwise agreed by the Administrative Agent, complies with each of the representations and warranties respecting Inventory made by the Borrowers in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below. Except as otherwise agreed by the Administrative Agent, the following items of Inventory shall not be included in Eligible Inventory:
     (a) Inventory that is not solely owned by a Borrower or a Borrower does not have good and valid title thereto;
     (b) Inventory that is leased by, or is on consignment to, a Borrower;
     (c) Inventory (other than Eligible In-Transit Inventory) that is not located in the United States of America (excluding territories or possessions of the United States) at a location that is owned or leased by a Borrower, except to the extent that the Borrowers have furnished the Administrative Agent with (i) any UCC financing statements or other documents that the Administrative Agent may determine to be necessary to perfect its security interest in such Inventory at such location, and (ii) a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Administrative Agent;
     (d) Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in a Borrower’s business, (iv) are not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (v) are bill and hold goods;
     (e) Inventory that is not subject to a perfected first-priority security interest in favor of the Collateral Agent;
     (f) Inventory that consists of samples, labels, bags, packaging, and other similar non-merchandise categories;
     (g) Inventory that is not insured in compliance with the provisions of Section 5.10 hereof;
     (h) Inventory that has been sold but not yet delivered or as to which a Borrower has accepted a deposit;
     (i) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any Borrower or any of its Subsidiaries has received notice of a dispute in respect of any such agreement; or
     (k) Inventory acquired in a Permitted Acquisition, unless and until the Collateral Agent has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to the Collateral Agent, establishes an Inventory advance rate and Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Agents may require, all of the results of the foregoing to be reasonably satisfactory to the Agents.
     “Eligible Letter of Credit” means, as of any date of determination thereof, a Commercial Letter of Credit which supports the purchase of Inventory, (i) which Inventory does not constitute Eligible In-Transit Inventory and for which no documents of title have then been issued, (ii) which Inventory, when completed, otherwise would constitute Eligible Inventory, (iii) which Commercial Letter of Credit has an expiry within thirty (30) days of the date of initial issuance of such Commercial Letter of Credit, and (iv) which Commercial Letter of Credit provides that it may be drawn only after the Inventory is completed and after documents of title have been issued for such Inventory reflecting a Borrower or the Collateral Agent as consignee of such Inventory.
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
     “Equipment” has the meaning set forth in the Security Agreement.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate.
     “Event of Default” has the meaning specified in Section 8.01. An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 10.01 hereof.
     “Excess Availability” means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of:

     (a) The lesser of:
     (i) the Borrowing Base; or
     (ii) the Revolving Credit Ceiling;
     minus
     (b) the aggregate of the outstanding Credit Extensions.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Lead Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(d), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01 (a).
     “Existing Revolving Credit Loan Agreement” means that certain Loan and Security Agreement dated as of May 15, 2003 among the Lead Borrower, LaSalle Retail Finance, a Division of LaSalle Business Credit, LLC, as agent, and LaSalle Bank Midwest National Association, as lender, as amended and in effect as of the date hereof.
     “Existing Term Loan Agreement” means that certain Second Amended and Restated Credit Agreement dated as of May 15, 2003 among the Lead Borrower, BNP Paribas, as administrative agent and lender, Union Bank of California, N.A., National City Bank of Pennsylvania, SKM Investment Fund II and SKM Equity Fund II, L.P., as amended and in effect as of the date hereof.
     “Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business (including Dispositions permitted pursuant to clause (b) of the definition of Permitted Dispositions, but excluding all other Permitted Dispositions), including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

     “Facility Guaranty” means a Guaranty made by a Guarantor in favor of the Administrative Agent and the Lenders, in form reasonably satisfactory to the Administrative Agent.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     “Fee Letter” means the letter agreement, dated April 10, 2008, between the Lead Borrower and the Administrative Agent.
     “Fiscal Month” means any fiscal month of any Fiscal Year.
     “Fiscal Quarter” means any fiscal quarter of any Fiscal Year.
     “Fiscal Year” means any period of twelve consecutive months ending on the Saturday closest to January 31st of any calendar year.
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which any Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guarantor” means each Subsidiary of the Lead Borrower (other than any CFC) listed on Schedule 1.02 annexed hereto and each other Subsidiary of the Lead Borrower that shall be required to execute and deliver a Facility Guaranty or Facility Guaranty supplement pursuant to Section 6.12.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Increase Effective Date” shall have the meaning provided therefor in Section 2.15(d).
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

     (b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
     (c) net obligations of such Person under any Swap Contract;
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business not past due for more than 60 days after the date on which such trade account payable was created or which are being contested in good faith by appropriate proceedings);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (f) all Attributable Indebtedness in respect of Capital Lease Obligations and Synthetic Lease Obligations of such Person;
     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
     (h) all Guarantees of such Person in respect of any of the foregoing.
     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitees” has the meaning specified in Section 10.04(b).
     “Information” has the meaning specified in Section 10.07.
     “Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.
     “Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the Closing Date among the Loan Parties and the Collateral Agent, granting a Lien in the Intellectual Property and certain other assets of the Loan Parties, as amended and in effect from time to time.
     “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBO Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each month and the Maturity Date.
     “Interest Period” means, as to each LIBO Rate Loan, the period commencing on the date such LIBO Rate Loan is disbursed or converted to or continued as a LIBO Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Lead Borrower in its Committed Loan Notice; provided that:
     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
     (c) no Interest Period shall extend beyond the Maturity Date; and
     (d) notwithstanding the provisions of clause (c), no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBO Borrowing would be for a shorter period, such Interest Period shall not be available hereunder.
For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
     “Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.
     “Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as may affect the market value of the Eligible Inventory.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition, or (d) any other investment of money or capital in order to obtain a profitable return. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “IRS” means the United States Internal Revenue Service.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
     “Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.
     “Joinder Agreement” means an agreement, in the form attached hereto as Exhibit H, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Administrative Agent may determine.
     “Landlord Lien State” means Pennsylvania, Virginia and Washington and such other state(s) in which a landlord’s claim for rent may have priority over the lien of the Collateral Agent in any of the Collateral.
     “Laws” means each international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.
     “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
     “L/C Issuer” means Bank of America, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder (which successor may only be a Lender selected by the Administrative Agent in its discretion). The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
     “L/C Obligations” means, as at any date of determination, the aggregate undrawn amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
     “Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.
     “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Lead Borrower and the Administrative Agent.
     “Letter of Credit” means each Standby Letter of Credit and each Commercial Letter of Credit issued hereunder.
     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
     “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit Fee” has the meaning specified in Section 2.03(i).
     “Letter of Credit Sublimit” means an amount equal to $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments. A permanent reduction of the Aggregate Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Aggregate Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at the Lead Borrower’s option, less than) the Aggregate Commitments.
     “LIBO Borrowing” means a Borrowing comprised of LIBO Loans.
     “LIBO Rate” means for any Interest Period with respect to a LIBO Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
     “LIBO Rate Loan” means a Committed Loan that bears interest at a rate based on the Adjusted LIBO Rate.
     “Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Liquidation” means the exercise by the Administrative Agent or Collateral Agent of those rights and remedies accorded to such Agents under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or going-out-of-business sale or other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.
     “Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Committed Loan or a Swing Line Loan.
     “Loan Account” has the meaning assigned to such term in Section 2.11 (a).

     “Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Credit Card Notifications, the Security Documents, each Facility Guaranty, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services and Bank Products provided by the Administrative Agent or any of its Affiliates, each as amended and in effect from time to time.
     “Loan Parties” means, collectively, the Borrowers and each Guarantor.
     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of any Loan Party or the Lead Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material impairment of the rights and remedies of the Agent or the Lenders under any Loan Document or a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.
     “Material Contract” means, with respect to any Person, each contract to which such Person is a party, the termination or breach of which would reasonably likely result in a Material Adverse Effect.
     “Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $3,000,000. For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof.
     “Maturity Date” means April 10, 2013.
     “Maximum Rate” has the meaning provided therefor in Section 10.09.
     “Measurement Period” means, at any date of determination, the most recently completed trailing twelve calendar months of the Lead Borrower.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
     “Multiemplover Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Net Proceeds” means:

     (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Collateral Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates)); and
     (b) with respect to the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.
     “Non-Consenting Lender” has the meaning provided therefor in Section 10.01.
     “Note” means a promissory note made by the Borrowers in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.
     “NPL” means the National Priorities List under CERCLA.
     “Obligations” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (b) any Other Liabilities.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.
     “Other Liabilities” means (a) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries and/or (b) any transaction with any Agent or any of their respective Affiliates, which arises out of any Bank Product entered into with any Loan Party and any such Person, as each may be amended from time to time
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.
     “Overadvance” means a Credit Extension to the extent that, immediately after its having been made, Availability is less than zero.
     “Participant” has the meaning specified in Section 10.06(c).
     “Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making such payment, (b) prior to, and on a pro forma basis after giving effect to, such transaction or payment, the Availability Condition has been satisfied, and (c) either (i) a certificate signed by a Responsible Officer of the Lead Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that (A) the Loan Parties are, and will continue to be, Solvent after giving effect to such transaction or payment and (B) the Consolidated Fixed Charge Coverage Ratio, as projected on a pro-forma basis for the twelve months following such transaction or payment, will be equal to or greater than 1.0:1.0, or (ii) the Loan Parties shall have provided the Administrative Agent with a solvency opinion (including an analysis of future Excess Availability demonstrating that the Availability Condition will be satisfied) from an unaffiliated third party valuation firm reasonably satisfactory to the Administrative Agent. Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Administrative Agent either (a) the certificate required by clause (c)(i) above or (b) or the solvency opinion referred to in clause (c)(ii).
     “PBGC” means the Pension Benefit Guaranty Corporation.

     “PCAOB” means the Public Company Accounting Oversight Board.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:
     (a) No Default or Event of Default then exists or would arise from the consummation of such Acquisition;
     (b) Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;
     (c) The Lead Borrower shall have furnished the Administrative Agent with thirty (30) days’ prior written notice of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the Acquisition Documents (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Administrative Agent may reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent;
     (d) If the proceeds of any Credit Extension are being used to directly or indirectly finance all or any portion of such Acquisition, either (i) the legal structure of such Acquisition shall be acceptable to the Administrative Agent in its discretion, or (ii) the Loan Parties shall have provided the Administrative Agent with a solvency opinion from an unaffiliated third party valuation firm reasonably satisfactory to the Administrative Agent;
     (f) After giving effect to such Acquisition, if such Acquisition is an Acquisition of the Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;

     (g) If the assets acquired in such Acquisition are to be included in the Borrowing Base, the Administrative Agent shall have received (i) the results of appraisals of the assets (or the assets of the Person) to be acquired in such Acquisition and of a commercial finance examination of the Person which is (or whose assets are) being acquired, and (ii) such other due diligence as the Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent;
     (h) Any assets acquired shall be utilized in, and if such Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower under this Agreement;
     (i) If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in such Acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary shall have been joined as a “Borrower” hereunder or as a Guarantor, as the Administrative Agent shall determine, and the Collateral Agent shall have received a first priority security interest in such Subsidiary’s Equity Interests, Inventory, Accounts and other property of the same nature as constitutes collateral under the Security Documents;
     (j) The total consideration paid for all such Acquisitions (whether in cash, tangible property, notes or other property) after the Closing Date shall not exceed in the aggregate the sum of $10,000,000; and
     (k) The Loan Parties shall have satisfied the Payment Conditions.
     “Permitted Disposition” means any of the following:
     (a) dispositions of inventory in the ordinary course of business;
     (b) bulk sales of other dispositions of the Inventory of a Loan Party not in the ordinary course of business in connection with Store closings, at arm’s length, provided that such Store closures and related Inventory dispositions shall not exceed (i) in any Fiscal Year of the Lead Borrower and its Subsidiaries, five percent (5%) of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year (net of new Store openings) and (ii) in the aggregate from and after the Closing Date, fifteen percent (15%) of the number of the Loan Parties’ Stores in existence as of the Closing Date (net of new Store openings), provided further that all sales of Inventory in connection with Store closings that exceed the foregoing limits shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Agents, provided further that all Net Proceeds received in connection therewith are applied to the Obligations if then required in accordance with Section 2.05 hereof;
     (c) non-exclusive licenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business;

     (d) licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business; provided that, if requested by the Agents, the Agents shall have entered into an intercreditor agreement with the Person operating such licensed department on terms and conditions reasonably satisfactory to the Agents;
     (e) dispositions of Equipment in the ordinary course of business;
     (f) sales, transfers and dispositions among the Loan Parties or by any Subsidiary to a Loan Party;
     (g) dispositions of Equipment in connection with a Permitted Acquisition; and
     (h) the sale or issuance of any Equity Interests of the Lead Borrower in connection with a Public Offering,
     “Permitted Encumbrances” means:
     (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;
     (b) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 6.04;
     (c) Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA that has resulted, or could reasonably be expected to result, in a Material Adverse Effect;
     (d) Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (e) Liens in respect of judgments that would not constitute an Event of Default hereunder;
     (f) Easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property and which, collectively, could not reasonably be expected to result in a Material Adverse Effect;
     (g) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the nature of the property or assets covered thereby is not changed in any material manner, (ii) the amount secured or benefited thereby is not increased except as contemplated by clause (a) of the definition of Permitted Indebtedness, (iii) the direct or any contingent obligor with respect thereto is not changed (other than to decrease the number of obligors), and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by clause (a) of the definition of Permitted Indebtedness, provided further that the limitations set forth in clauses (i) through (iv) of this clause (g) shall not apply to Liens, if any, on point-of-sale equipment in connection with the Lead Borrower’s lease of such point-of-sale equipment;
     (h) Liens on fixed or capital assets acquired by any Loan Party which are permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within one hundred twenty (120) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;
     (i) Liens in favor the Collateral Agent;
     (j) Landlords’ and lessors’ Liens in respect of rent not in default;
     (k) Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;
     (1) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;
     (m) Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;
     (n) voluntary Liens on property (other than property of the type included in the Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided that such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary; and
     (o) Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than sixty (60) days, or (ii)(A) that are being contested in good faith by appropriate proceedings while such Lien is in effect, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation during the pendency of such contest;
     (p) Liens not otherwise permitted by any one or more of clauses (a) through (o) above, provided that neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Lead Borrower and all Subsidiaries) $3,000,000 at any time, provided further that no such Lien shall extend to, or cover, any assets included in the Borrowing Base;
provided, however, that, except as provided in any one or more of clauses (a) through (p) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
     “Permitted Indebtedness” means:
     (a) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof, provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and the direct or contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal or extension (other than to decrease the number of obligors), (ii) the result of such extension, renewal or replacement shall not be an earlier maturity date or decreased weighted average life of such Indebtedness, and (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended;
     (b) Indebtedness of any Loan Party to any other Loan Party;
     (c) Without duplication of Indebtedness described in clause (f) of this definition, purchase money Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof provided that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending

Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended, and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate; provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $15,000,000 at any time outstanding; provided further that, if requested by the Collateral Agent, the Loan Parties shall cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent;
     (d) obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view;” provided further that the aggregate Swap Termination Value thereof shall not exceed $1,000,000 at any time outstanding;
     (e) Contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of Real Estate;
     (f) Indebtedness incurred for the construction or acquisition or improvement of, or to finance or to refinance, any Real Estate owned or leased by any Loan Party (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder), provided that, (A) all Net Proceeds received in connection with any such Indebtedness are applied to the Obligations if then required in accordance with Section 2.05 hereof, and (B) the Loan Parties shall cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent;
     (g) Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided that such Indebtedness does not require the payment in cash of principal (other than in respect of working capital adjustments) prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;
     (h) Indebtedness of any Person that becomes a Subsidiary of a Loan Party in a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party);
     (i) The Obligations; and
     (j) Unsecured Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

     “Permitted Investments” means:
     (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof, provided that the full faith and credit of the United States of America is pledged in support thereof;
     (b) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-l” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;
     (c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (b) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;
     (d) Fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;
     (e) Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;
     (f) Investments existing on the Closing Date, and set forth on Schedule 7.02, but not any increase in the amount thereof or any other modification of the terms thereof;
     (g) (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties, and (iii) additional Investments by Subsidiaries of the Loan Parties that are not Loan Parties in other Subsidiaries that are not Loan Parties;
     (h) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
     (i) Guarantees constituting Permitted Indebtedness;
     (j) Investments by any Loan Party in Swap Contracts permitted hereunder;
     (k) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
     (1) advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an amount not to exceed $1,000,000 to any individual at any time or in an aggregate amount not to exceed $2,500,000 at any time outstanding;
     (m) Investments constituting Permitted Acquisitions; and
     (n) Capital contributions made by any Loan Party to another Loan Party;
provided, however, that notwithstanding the foregoing, after the occurrence and during the continuance of a Cash Dominion Event, no such Investments specified in clauses (a) through (e) shall be permitted unless (i) the Investment is a temporary Investment pending expiration of an Interest Period for a LIBO Rate Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period, and (ii) such Investments are pledged to the Collateral Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Collateral Agent.
     “Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its discretion, which:
     (a) Is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or
     (b) Is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation; or
     (c) Is made to pay any other amount chargeable to any Loan Party hereunder; and
     (d) Together with all other Permitted Overadvances then outstanding, shall not (i) exceed five percent (5%) of the Borrowing Base at any time or (ii) unless a Liquidation is taking place, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Lenders otherwise agree;
provided, however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Lender’s obligations with respect to Letters of Credit, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and such “inadvertent Overadvances” shall not reduce the amount of Permitted Overadvances allowed hereunder, and provided further that in no event shall the Administrative Agent make an Overadvance if, after giving effect thereto, the principal amount of the Credit Extensions would exceed the Aggregate Commitments (as in effect prior to any termination of the Commitments pursuant to Section 2.06 hereof).
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.
     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by a Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
     “Platform” has the meaning specified in Section 6.02.
     “Pledge Agreement” means the Pledge Agreement dated as of the Closing Date among the Loan Parties party thereto and the Collateral Agent, as amended and in effect from time to time.
     “Prepayment Event” means:
     (a) Any sale, transfer or other Disposition (including pursuant to a sale and leaseback transaction, but excluding Dispositions permitted pursuant to clauses (a), (c), (d), (e), (f), (g) and (h) of the definition of Permitted Dispositions) of any property or asset of a Loan Party in an amount in excess of $2,500,000 prior to the occurrence of a Cash Dominion Event;
     (b) Any (i) casualty or other insured damage to Inventory or (ii) taking under power of eminent domain or by condemnation or similar proceeding of any property or asset of a Loan Party in an amount in excess of $1,000,000, unless the proceeds therefrom are utilized for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received within 180 days of the occurrence of the damage to or loss of the assets being repaired or replaced;
     (c) The incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness; or
     (d) The receipt by any Loan Party of any Extraordinary Receipts.
     “Public Market” shall exist if (a) a Public Offering has been consummated and (b) any Equity Interests of the Lead Borrower have been distributed by means of an effective registration statement under the Securities Act of 1933.

     “Public Offering”: an initial public offering of the equity interests of the Lead Borrower pursuant to an effective registration statement under the Securities Act of 1933.
     “Real Estate” means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.
     “Register” has the meaning specified in Section 10.06(c).
     “Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Lead Borrower and its Subsidiaries as prescribed by the Securities Laws.
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Reports” has the meaning provided in Section 9.11(b).
     “Request for Credit Extension” means (a) with respect to a Borrowing of Committed Loans, a Committed Loan Notice, (b) with respect to a conversion or continuation of Committed Loans, a Conversion/Continuation Notice, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.
     “Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Reserves” means all (if any) Inventory Reserves and Availability Reserves.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     “Restricted Payment” means any cash dividend or other cash distribution with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any cash payment, including any cash payment made with respect to, or in connection with, any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any payment of cash made with respect to, or in connection with, any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all cash payments made by such Person with any proceeds of a dissolution or liquidation of such Person.
     “Revolving Credit Ceiling” means $60,000,000, as such amount may be increased or otherwise modified in accordance with the terms of this Agreement.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
     “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002, as amended and in effect from time to time.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.
     “Security Agreement” means the Security Agreement dated as of the Closing Date among the Loan Parties and the Collateral Agent.
     “Security Documents” means the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreement, the Blocked Account Agreements, the Credit Card Notifications, and each other security agreement or other instrument or document executed and delivered to the Collateral Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.
     “Settlement Date” has the meaning provided in Section 2.14(a).
     “Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Lead Borrower and its Subsidiaries as of that date determined in accordance with GAAP.
     “Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.
     “Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.
     “Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.
     “Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.
     “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Store” means any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.
     “Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Administrative Agent.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
     “Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.
     “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
     “Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
     “Swing Line Loan” has the meaning specified in Section 2.04(a).
     “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
     “Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 or (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment), excluding any operating lease in accordance with GAAP.
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VIII, or (iii) the date of the occurrence of any Event of Default pursuant to Section 8.0l(f).
     “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
     “Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a LIBO Rate Loan.
     “UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.
     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     “United States” and “U.S.” mean the United States of America.
     “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03 Accounting Terms.
     (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
     (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
     1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
     1.06 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
     2.01 Committed Loans; Reserves.
     (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, subject in each case to the following limitations:
     (i) after giving effect to any Committed Borrowing, the Total Outstandings shall not exceed the lesser of (A) the Aggregate Commitments, or (B) the Borrowing Base;
     (ii) after giving effect to any Committed Borrowing, the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment; and
     (iii) The Outstanding Amount of all L/C Obligations shall not at any time exceed the Letter of Credit Sublimit.
Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or LIBO Rate Loans, as further provided herein.

     (b) The following are the Inventory Reserves and Availability Reserves as of the Closing Date:
     (i) Shrink (an Inventory Reserve): An amount equal to two and one-quarter percent (2.25%) of the gross sales of the Borrowers since the date of the last physical inventory;
     (ii) Rent (an Availability Reserve): An amount equal to two (2) months’ rent for all of the Borrowers’ leased locations in Pennsylvania, Virginia and Washington, other than leased locations with respect to which the Collateral Agent has received a Collateral Access Agreement in form reasonably satisfactory to the Collateral Agent; and
     (iii) Customer Credit Liabilities (an Availability Reserve): An amount equal to fifty percent (50%) of the Customer Credit Liabilities as reflected in the Borrowers’ books and records.
     (c) The Administrative Agent shall have the right, at any time and from time to time after the Closing Date in its Discretion, to establish new, or modify or eliminate any existing, eligibility criteria or Reserves upon three (3) Business Days prior notice to the Lead Borrower (during which period the Administrative Agent shall be available to discuss any such proposed changes with the Borrowers at reasonable times and upon reasonable advance notice); provided that no such prior notice shall be required for (i) changes to any eligibility criteria in a manner that would not result in a decrease in the amounts available to be borrowed by the Borrowers hereunder, (ii) changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized, or (iii) changes to Reserves or the establishment of additional Reserves if a Material Adverse Effect has occurred or it would be reasonably likely that a Material Adverse Effect to the Lenders would occur were such Reserve not changed or established.
     2.02 Borrowings, Conversions and Continuations of Committed Loans.
     (a) Committed Loans (other than Swing Line Loans) shall be either Base Rate Loans or LIBO Rate Loans, as the Lead Borrower may request subject to and in accordance with this Section 2.02. All Swing Line Loans shall be only Base Rate Loans. Subject to the other provisions of this Section 2.02, Committed Borrowings of more than one Type may be incurred at the same time.
     (b) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 2:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to, or continuation of, LIBO Rate Loans or of any conversion of LIBO Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Lead Borrower pursuant to this Section 2.02(b)

must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice or Conversion/Continuation Notice, as the case may be, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Each Borrowing of, conversion to, or continuation of, LIBO Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(b), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) the requested date of the Borrowing (which shall be a Business Day), (ii) the principal amount of Committed Loans to be borrowed, (iii) the Type of Committed Loans to be borrowed, and (iv) if applicable, the duration of the Interest Period with respect thereto. Each Conversion/Continuation Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a conversion of Committed Loans from one Type to the other or a continuation of LIBO Rate Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be converted or continued, (iv) the Type of Committed Loans to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Lead Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Lead Borrower fails to give a timely notice of a conversion or continuation in a Conversion/Continuation Notice, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBO Rate Loans. If the Lead Borrower requests a Borrowing of LIBO Rate Loans in any such Committed Loan Notice or a conversion to, or continuation of, LIBO Rate Loans in a Conversion/Continuation Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a LIBO Rate Loan.
     (c) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation in a Conversion/Continuation Notice is provided by the Lead Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(b). In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall use reasonable efforts to make all funds so received available to the Borrowers in like funds by no later than 4:00 p.m. on the day of receipt by the Administrative Agent either by (i) crediting the account of the Lead Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Lead Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Lead Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Borrowers as provided above.
     (d) The Administrative Agent, without the request of the Lead Borrower, may advance any interest, fee, service charge, Credit Party Expenses, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby; provided, however, that an Overadvance which results from the charging to the Loan Account of any Credit Party Expense shall not be deemed to constitute an Event of Default unless the Borrowers fail to repay such Overadvance in accordance with the provisions of Section 2.05(c). The Administrative Agent shall advise the Lead Borrower of any such advance or charge concurrently with the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.05. Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(d) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.
     (e) Except as otherwise provided herein, a LIBO Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBO Rate Loan. During the existence of a Default, no Loans may be requested as, converted to, or continued as, LIBO Rate Loans without the Consent of the Required Lenders.
     (f) The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBO Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Lead Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
     (g) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than seven (7) Interest Periods in effect with respect to Committed Loans.
     (h) The Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders, the Swing Line Lender and the L/C Issuer and each Lender shall be bound thereby. Any Permitted Overadvance may constitute a Swing Line Loan. A Permitted Overadvance is for the account of the Borrowers and shall constitute a Loan and an Obligation and shall be repaid by the Borrowers in accordance with the provisions of Section 2.05(c). The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations to purchase participations with respect to Letters of Credit. The Administrative Agent shall have no liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)) regardless of the amount of any such Overadvance(s).
     2.03 Letters of Credit.
          (a) The Letter of Credit Commitment.
     (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrowers, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit, and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers and any drawings thereunder; provided that, after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the lesser of the Aggregate Commitments or the Borrowing Base, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Lead Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
     (ii) The L/C Issuer shall not issue any Letter of Credit, if:
     (A) subject to Section 2.03(b)(iii), the expiry date of such requested Standby Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

     (B) subject to Section 2.03(b)(iii), the expiry date of such requested Commercial Letter of Credit would occur more than 120 days after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
     (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the Letter of Credit Expiration Date or all the Lenders have approved such expiry date.
     (iii) The L/C Issuer shall not issue any Letter of Credit without the prior consent of the Administrative Agent if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
     (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
     (C) such Letter of Credit is to be denominated in a currency other than Dollars; provided that if the L/C Issuer, in its discretion, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the Borrowers of the honoring of any drawing under such Letter of Credit shall be paid in the currency in which such Letter of Credit was denominated;
     (D) such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or
     (E) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.
     (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
     (v) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
          (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
     (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 2:00 p.m. at least two Business Days (or such other date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Lead Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
     (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Lead Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance or amendment of each Letter of Credit, each Lender shall be deemed to (without any further action), and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer, without recourse or warranty, a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit. Upon any change in the Commitments under this Agreement, it is hereby agreed that with respect to all L/C Obligations, there shall be an automatic adjustment to the participations hereby created to reflect the new Applicable Percentages of the assigning and assignee Lenders.
     (iii) If the Lead Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Lead Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clauses (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
     (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Lead Borrower and the

Administrative Agent a true and complete copy of such Letter of Credit or amendment.
          (c) Drawings and Reimbursements; Funding of Participations.
     (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Lead Borrower and the Administrative Agent thereof; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the L/C Issuer and the Lenders with respect to any such payment. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrowers shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (ii) Each Lender shall, upon any notice pursuant to Section 2.03(c)(i), make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) shall be deemed payment in respect of its participation in such L/C

Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
     (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.
     (v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Lead Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
     (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
          (d) Repayment of Participations.
     (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
     (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
     (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any of their Subsidiaries; or
     (vi) the fact that any Event of Default shall have occurred and be continuing;
     provided, however, that any such reimbursement by the Borrowers shall be without prejudice and shall not constitute a waiver of any claim that the Borrowers may have against the L/C Issuer, the Administrative Agent or the Lenders arising out of or relating to any Letter of Credit, including the circumstances described in this clause (e).
     The Lead Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Lead Borrower’s instructions or other irregularity, the Lead Borrower will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
     (f) Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance, and not in limitation, of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or the L/C Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit), and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
     (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to one hundred three percent (103%) of the Outstanding Amount of all L/C Obligations, pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby Consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Collateral Agent a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. If, at any time, the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations.
     (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Lead Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the

International Chamber of Commerce at the time of issuance shall apply to each Commercial Letter of Credit.
     (i) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each Commercial Letter of Credit equal to fifty percent (50%) of the Applicable Margin for LIBO Rate Loans multiplied by the daily Stated Amount under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit), and (ii) for each Standby Letter of Credit equal to the Applicable Margin for LIBO Rate Loans multiplied by the daily Stated Amount under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Lead Borrower that all Letter of Credit Fees shall accrue at the Default Rate and thereafter such Letter of Credit Fees shall accrue at the Default Rate to the fullest extent permitted by applicable Laws.
     (j) Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer, for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
     (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
     2.04 Swing Line Loans.
     (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the lesser of (A) the Aggregate

Commitments, or (B) the Borrowing Base, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
     (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Lead Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent at the request of the Required Lenders prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at its office by crediting the account of the Lead Borrower on the books of the Swing Line Lender in immediately available funds.
     (c) Refinancing of Swing Line Loans.
     (i) The Swing Line Lender, at any time in its sole and absolute discretion, may request, on behalf of the Borrowers (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Lead Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
     (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
     (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
     (iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other

Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.
     (d) Repayment of Participations.
     (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
     (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
     (f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
     2.05 Prepayments.
     (a) The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part, without premium or penalty, provided that (i) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three Business Days prior to any date of prepayment of LIBO Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBO Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBO Rate Loans, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBO Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.
     (b) The Borrowers may, upon irrevocable notice from the Lead Borrower to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
     (c) If for any reason the Total Outstandings at any time exceed the lesser of the Aggregate Commitments or the Borrowing Base, each as then in effect, the Borrowers shall immediately prepay Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless, after the prepayment in full of the Loans, the Total Outstandings exceed the lesser of the Aggregate Commitments or the Borrowing Base, each as then in effect.
     (d) After the occurrence and during the continuance of a Cash Dominion Event, the Borrowers shall prepay the Loans in accordance with the provisions of Section 6.13 hereof. In addition, any Net Proceeds received by a Loan Party upon the occurrence of a Prepayment Event, irrespective of whether or not a Cash Dominion Event then exists and is continuing, shall be paid over to the Administrative Agent on receipt by the Loan Parties and shall be utilized to prepay the Loans in the order of priority set forth in Section 2.05(e). The Agents shall not be obligated to release their Liens on any Collateral until such Net Proceeds have been so received (to the extent required in this clause (d)). The application of such Net Proceeds to the Loans shall not reduce the Commitments. If all Obligations then due are paid, any excess Net Proceeds shall be remitted to the operating account of the Borrowers maintained with the Administrative Agent.
     (e) Prepayments made pursuant to this Section 2.05, first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Committed Loans, third, shall be used to Cash Collateralize the remaining L/C Obligations, and, fourth, the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Committed Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrowers for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.
     2.06 Termination or Reduction of Commitments.
     (a) The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, terminate the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit or from time to time permanently reduce the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, and (C) the Swing Line Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swing Line Loans hereunder would exceed the Swing Line Sublimit.
     (b) If, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit or Swing Line Sublimit shall be automatically reduced by the amount of such excess.
     (c) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Aggregate Commitments under this Section 2.06. Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees (including, without limitation, Commitment Fees, Early Termination Fees and Letter of Credit Fees) in respect of the Aggregate Commitments accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

     2.07 Repayment of Loans.
     (a) The Borrowers shall repay to the Lenders on the Termination Date the aggregate principal amount of Committed Loans outstanding on such date.
     (b) To the extent not previously paid, the Borrowers shall repay the outstanding balance of the Swing Line Loans on the Termination Date.
     2.08 Interest.
     (a) Subject to the provisions of Section 2.08(b) below, (i) each LIBO Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.
     (b) (i) If any amount payable under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (ii) If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Lead Borrower that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter such Obligations shall bear interest at the Default Rate to the fullest extent permitted by applicable Laws.
     (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:
     (a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to 0.25% times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable monthly in arrears on the last Business Day of each calendar month, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.
     (b) Early Termination Fee. In the event that the Termination Date occurs, for any reason, prior to the Maturity Date, the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a fee (the “Early Termination Fee”) in respect of amounts which are or become payable by reason thereof equal to one percent (1.00%) of the Revolving Credit Ceiling then in effect if the Termination Date shall occur at any time on or before the second anniversary of the Closing Date. There shall be no Early Termination Fee due after the second anniversary of the Closing Date. All parties to this Agreement agree and acknowledge that the Lenders will have suffered damages on account of the early termination of this Agreement and that, in view of the difficulty in ascertaining the amount of such damages, the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Lenders on account thereof. Notwithstanding the foregoing, the Early Termination Fee shall not be payable under the following circumstances: (A) the Borrowers refinance the Loans with a credit facility provided by the Administrative Agent or its Affiliates (which refinance shall be in the sole discretion of the Administrative Agent and its Affiliates); or (B) the Borrowers repay the Loans with the proceeds from the sale of Equity Interests of the Lead Borrower received after the Closing Date.
     (c) Other Fees. The Borrower shall pay to the Administrative Agent fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned hen paid and shall not be refundable for any reason whatsoever.
     2.10 Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
     2.11 Evidence of Debt.
     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.
     (b) In addition to the accounts and records referred to in Section 2.11 (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
     2.12 Payments Generally; Administrative Agent’s Clawback.
     (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff; provided, however, that any such payments by the Borrowers shall be without prejudice and shall not constitute a waiver of any claim that the Borrowers may have against the Administrative Agent or any Lender hereunder. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office in accordance with the provisions of Section 2.14. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
     (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBO Rate Loans (or in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with, and at the time required by, Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
     (ii) Payments by Borrowers; Clawback by Administrative Agent. Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     A notice of the Administrative Agent to any Lender or the Lead Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.
     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 4.02 hereof), the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
     2.13 Sharing of Payments by Lenders. If any Credit Party shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.03), then the Credit Party receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Credit Parties, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Credit Parties ratably and in the priorities set forth in Section 8.03, provided that:
     (a) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (b) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which, the provisions of this Section 2.13 shall apply).
     Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
     2.14 Settlement Amongst Lenders.
     (a) The amount of each Lender’s Applicable Percentage of outstanding Loans (including outstanding Swing Line Loans) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Loans (including Swing Line Loans) and repayments of Loans (including Swingline Loans) received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.
     (b) The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Committed Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its Applicable Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Committed Loans made by each Lender shall be equal to such Lender’s Applicable Percentage of all Committed Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.
     2.15 Increase in Commitments.
     (a) Request for Increase. Provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Lead Borrower may, from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $25,000,000 (each such increase, a “Commitment Increase”); provided that any such request for a Commitment Increase shall be in a minimum amount of $5,000,000. At the time of sending such notice, the Lead Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).
     (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested Commitment Increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
     (c) Notification by Administrative Agent; Additional Commitment Lenders. The Administrative Agent shall notify the Lead Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested Commitment Increase and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), to the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Lead Borrower, the Administrative Agent, in consultation with the Lead Borrower, will use its reasonable efforts to arrange for other Eligible Assignees to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Aggregate Commitments requested by the Lead Borrower and not accepted by the existing Lenders (and the Lead Borrower may also invite additional Eligible Assignees to become Lenders) (each such Eligible Assignee issuing a commitment and becoming a Lender, an “Additional Commitment Lender”), provided, however, that without the consent of the Administrative Agent, at no time shall the Commitment of any Additional Commitment Lender be less than $10,000,000.
     (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section 2.15, the Administrative Agent and the Lead Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Commitment Increase. The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the final allocation of such Commitment Increase and the Increase Effective Date and, on the Increase Effective Date, (i) the Aggregate Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increase, and (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Commitments and Applicable Percentages of the Lenders.
     (e) Conditions to Effectiveness of Commitment Increase. As a condition precedent to such Commitment Increase: (i) the Lead Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Commitment Increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such Commitment Increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; (ii) the Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require; (iii) the Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders as the Lead Borrower and such Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees to the Administrative Agent as the Lead Borrower and the Administrative Agent may agree; (v) the Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers reasonably satisfactory to the Administrative Agent and dated such date; (vi) the Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested; and (vii) no Default or Event of Default exists. The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section 2.15.
     (f) Conflicting Provisions. This Section 2.15 shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY;
APPOINTMENT OF LEAD BORROWER
     3.01 Taxes.
     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of, and without reduction or withholding for, any Indemnified Taxes or Other Taxes, provided that, if the Borrowers shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

     (c) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.
     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Lead Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
     Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Lead Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

          (ii) duly completed copies of Internal Revenue Service Form W-8ECI;
          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or
          (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Lead Borrower to determine the withholding or deduction required to be made.
     (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer receives a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.
     3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBO Rate Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBO Rate Loans or to convert Base Rate Loans to LIBO Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBO Rate Loans of such Lender to Base Rate Loans, either on the last day of the

Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
     3.03 Inability to Determine Rates. If the Required Lenders determine that, for any reason in connection with any request for a LIBO Rate Loan or a conversion to or continuation thereof, that (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBO Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan, or (c) the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBO Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
     3.04 Increased Costs; Reserves on LIBO Rate Loans.
          (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate) or the L/C Issuer; or
     (ii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer and upon the approval of the Administrative Agent (which consent shall not be unreasonably withheld), the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
     (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such

Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has had the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time, upon the request of such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company and upon the approval of the Administrative Agent (which consent shall not be unreasonably withheld), the Borrowers will pay to such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company, as the case may be, for any such reduction suffered.
     (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer specifying the Change in Law and setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Lead Borrower and the Administrative Agent shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof); provided further that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered prior to the Closing Date or after the Termination Date.
     (e) Reserves on LIBO Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBO Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided that the Lead Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest together with an explanation thereof from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
     3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any LIBO Rate Loan on a day other than the last day of the Interest Period for such LIBO Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
     (b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any LIBO Rate Loan on the date or in the amount notified by the Lead Borrower; or
     (c) any assignment of a LIBO Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Lead Borrower pursuant to Section 10.13;
including any loss or reasonable expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
     For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBO Rate Loan made by it at the LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBO Rate Loan was in fact so funded.
     3.06 Mitigation Obligations; Replacement of Lenders.
     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable, good faith efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.13.
     3.07 Designation of Lead Borrower as Borrowers’ Agent.
     (a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to each Credit Party on account of Credit Extensions so made as if made directly by the applicable Credit Party to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Lead Borrower and of any other Borrower. In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.
     (b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers.
     (c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension. Neither the Administrative Agent nor any other Credit Party shall have any obligation to see to the application of such proceeds therefrom.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:
     (i) executed counterparts of this Agreement sufficient in number for distribution to the Administrative Agent, each Lender and the Lead Borrower;

     (ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;
     (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;
     (iv) copies of each Loan Party’s Organization Documents and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
     (v) a favorable opinion of Reed Smith LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
     (vi) a certificate signed by a Responsible Officer of the Lead Borrower, satisfactory in form and substance to the Administrative Agent, certifying (A) that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had, or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party, and the validity against such Loan Party, of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect and (D) to the Solvency of the Loan Parties as of the Closing Date after giving effect to the transactions contemplated hereby;
     (vii) a duly completed Compliance Certificate as of the last day of the Fiscal Quarter of the Lead Borrower and its Subsidiaries most recently ended prior to the Closing Date, signed by a Responsible Officer of the Lead Borrower;
     (viii) a Borrowing Base Certificate dated the Closing Date, relating to the month ended on March 31, 2008, and executed by a Responsible Officer of the Lead Borrower;

     (ix) evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Agents required under the Loan Documents have been obtained and are in effect;
     (x) a payoff letter from the agent for the lenders under the Existing Revolving Credit Loan Agreement satisfactory in form and substance to the Administrative Agent evidencing that the Existing Revolving Credit Loan Agreement has been or concurrently with the Closing Date is being terminated, all obligations thereunder are being paid in full, and all Liens securing obligations under the Existing Revolving Credit Loan Agreement have been or concurrently with the Closing Date are being released;
     (xi) a payoff letter from the administrative agent for the lenders under the Existing Term Loan Agreement satisfactory in form and substance to the Administrative Agent evidencing that the Existing Term Loan Agreement has been or concurrently with the Closing Date is being terminated, all obligations thereunder are being paid in full, and all Liens securing obligations under the Existing Term Loan Agreement have been or concurrently with the Closing Date are being released;
     (xii) the Security Documents and certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank, each duly executed by the applicable Loan Parties;
     (xiii) all other Loan Documents, each duly executed by the applicable Loan Parties;
     (xiv) results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and discharges of any mortgages, and releases or subordination agreements satisfactory to the Collateral Agent are being tendered concurrently with such extension of credit or other arrangements satisfactory to the Collateral Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;
     (xv) (A) all documents and instruments, including Uniform Commercial Code financing statements, required by Law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent and (B) the Credit Card Notifications and Blocked Account Agreements required pursuant to Section 6.13 hereof; and
     (xvi) such other assurances, certificates, documents, consents or opinions as the Agents reasonably may require.

     (b) The Administrative Agent shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Loan Parties and that there has been no Material Adverse Effect since the date of the most recent financial information delivered to the Administrative Agent.
     (c) The Administrative Agent shall have received and be satisfied with such other information (financial or otherwise) reasonably requested by the Administrative Agent.
     (d) All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the Administrative Agent, other than those which, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect.
     (e) There shall not be pending any litigation or other proceeding, the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     (f) After giving effect to the consummation of the transactions contemplated under this Agreement and the other Loan Documents on the Closing Date (including any Loans made or Letters of Credit issued hereunder), no Default or Event of Default shall exist.
     (g) There shall not have occurred any default of any Material Contract of any Loan Party which could reasonably be expected to have a Material Adverse Effect.
     (h) The consummation of the transactions contemplated hereby shall not violate any applicable Law or any Organization Document.
     (i) All fees required to be paid to the Agents on or before the Closing Date shall have been paid in full, and all fees required to be paid to the Lenders on or before the Closing Date shall have been paid in full.
     (j) The Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).
     (k) No material changes in governmental regulations or policies affecting any Loan Party or any Credit Party shall have occurred prior to the Closing Date.
     (1) There shall not have occurred any disruption or material adverse change in the United States financial or capital markets in general that has had, in the reasonable opinion of the Administrative Agent, a material adverse effect on the market for loan syndications or adversely affecting the syndication of the Loans.

Without limiting the generality of the provisions of Section 9.04. for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
     4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Conversion/Continuation Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of LIBO Rate Loans) is subject to the following conditions precedent:
     (a) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
     (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
     (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
     (d) No event or circumstance which could reasonably be expected to result in a Material Adverse Effect shall have occurred.
Each Request for Credit Extension (other than a Conversion/Continuation Notice requesting only a conversion of Committed Loans to the other Type or a continuation of LIBO Rate Loans) submitted by the Lead Borrower shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the date of the applicable Credit Extension. The conditions set forth in this Section 4.02 are for the sole benefit of the Credit Parties, but until the Required Lenders otherwise direct the Administrative Agent to cease making Committed Loans, the Lenders will fund their Applicable Percentage of all Loans and L/C Advances and participate in all Swing Line Loans and Letters of Credit whenever made or issued, which are requested by the Lead Borrower and which, notwithstanding the failure of the Loan Parties to comply with the provisions of this Article IV, agreed to by the Administrative Agent; provided, however, the making of any such Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Credit Party of the provisions of this Article IV on any future occasion or a waiver of any rights of the Credit Parties as a result of any such failure to comply.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Administrative Agent and the other Credit Parties that:
     5.01 Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is a corporation, limited liability company, partnership or limited partnership, duly organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.
     5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not: (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Collateral Agent under the Security Documents); or (d) violate any Law.
     5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof) or (b) such as have been obtained or made and are in full force and effect.
     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     5.05 Financial Statements; No Material Adverse Effect.
     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Lead Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
     (b) The unaudited Consolidated balance sheet of the Lead Borrower and its Subsidiaries dated January 5, 2008, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all Material Indebtedness and other liabilities, direct or contingent, of the Loan Parties and their Consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Material Indebtedness.
     (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     (d) The Consolidated forecasted balance sheet and statements of income and cash flows of the Lead Borrower and its Subsidiaries delivered pursuant to Sections 4.01 or 6.01 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of its future financial performance.
     5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
     5.7 No Default. No Loan Party or any Subsidiary is in default under or with respect to, or party to, any Material Contract or any Material Indebtedness. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
     5.8 Ownership of Property; Liens.
     (a) Each of the Loan Parties and each Subsidiary thereof has good record and marketable title in fee simple to or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each Subsidiary has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business.
     (b) Schedule 5.08(b)(l) sets forth the address (including street address, county and state) of all Real Estate that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon as of the Closing Date. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Permitted Encumbrances. Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all Leases of the Loan Parties, together with a list of the lessor and its contact information with respect to each such Lease as of the Closing Date. Each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof.
     (c) Schedule 7.01 sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 7.01, and Permitted Encumbrances.
     (d) Schedule 7.02 sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.
     5.09 Environmental Compliance.
     (a) Except as specifically disclosed in Schedule 5.09, no Loan Party or any Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (b) Except as otherwise set forth in Schedule 5.09, (i) none of the properties currently owned or operated by any Loan Party or any Subsidiary thereof or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any Subsidiary thereof, is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any Subsidiary thereof or, to the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or Subsidiary thereof; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary thereof; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently owned or operated by any Loan Party or any Subsidiary thereof or, to the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any Subsidiary thereof.
     (c) Except as otherwise set forth on Schedule 5.09, (i) no Loan Party or any Subsidiary thereof is undertaking, and no Loan Party or any Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by any Loan Party or any Subsidiary thereof or, to the knowledge of the Loan Parties, any property formerly owned or operated by any Loan Party or any Subsidiary thereof, have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any Subsidiary thereof.
     5.10 Insurance. The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts (after giving effect to any self-insurance), with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Subsidiary operates. Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. Each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.
     5.11 Taxes. The Loan Parties and their Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. No Loan Party or any Subsidiary thereof is a party to any tax sharing agreement.
     5.12 ERISA Compliance.
          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401 (a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Lead Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. No Lien imposed under the Code or ERISA exists or is likely to arise on account of any Plan.
          (b) There are no pending or, to the best knowledge of the Lead Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title TV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
     5.13 Subsidiaries; Equity Interests. The Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents. Except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary. The Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in

Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents. The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect.
     5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.
     (a) No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Credit Extensions shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Credit Extensions to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.
     (b) None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     5.15 Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
     5.16 Compliance with Laws. Each of the Loan Parties and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.17 Intellectual Property; Licenses, Etc. The Loan Parties and their Subsidiaries own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of the Lead Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Lead Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     5.18 Labor Matters. There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened. The hours worked by, and payments made to, employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law that has not been satisfied. All payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 5.18, no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.
     5.19 Security Documents. The Security Documents create in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral, and the Security Documents constitute, or will upon the filing of financing statements and/or the obtaining of “control”, in each case with respect to the relevant Collateral as required under the applicable UCC, the creation of a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in such Collateral, in each case prior and superior in right to any other Person, except for Permitted Encumbrances having priority under applicable Law.

     5.20 Solvency. After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, the Loan Parties, on a Consolidated basis, are, and will be, Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.
     5.21 Deposit Accounts; Credit Card Arrangements.
     (a) Annexed hereto as Schedule 5.21(a) is a list of all DDAs maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA: (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank.
     (b) Annexed hereto as Schedule 5.21(b) is a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges for sales made by such Loan Party.
     5.22 Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.
     5.23 Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations.
     5.24 Material Contracts. Schedule 5.24 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date. The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Administrative Agent on or before the date hereof. The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.
     5.25 Casualty. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
ARTICLE VI.
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:
     6.01 Financial Statements. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:
     (a) as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Lead Borrower (commencing with the Fiscal Year ended February 2, 2008), a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
     (b) as soon as available, but in any event within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year of the Lead Borrower (commencing with the first Fiscal Quarter ended immediately after the creation of a Public Market), a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Fiscal Quarter of the previous Fiscal Year and (B) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
     (c) as soon as available, but in any event (i) within thirty-five (35) days after the end of each Fiscal Month (except February) of each Fiscal Year of the Lead Borrower (commencing with the Fiscal Month ending May 2, 2008) and (ii) within forty-five (45) days after the end of February of each Fiscal Year of the Lead Borrower, a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Month, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Month, and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.0 l(d) hereof, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of the Lead Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Lead Borrower and its Subsidiaries;
     (d) as soon as available, but in any event at least thirty (30) days after the end of each Fiscal Year of the Lead Borrower, forecasts prepared by management of the Lead Borrower, in form satisfactory to the Administrative Agent, of Consolidated balance sheets and statements of income or operations and cash flows of the Lead Borrower and its Subsidiaries on a monthly basis for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs).
     6.02 Certificates; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:
     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), an opinion of its Registered Public Accounting Firm;
     (b) concurrently with the delivery of the financial statements referred to in Sections 6.01 (a) and (c) (commencing with the delivery of the financial statements for the Fiscal Month ended March 1, 2008), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower (to be furnished even if a Covenant Compliance Event is not then in effect) and (ii) a copy of management’s discussion and analysis with respect to such financial statements in form and substance substantially similar to the discussion and analysis which the Lead Borrower delivered to the agent under the Existing Revolving Credit Loan Agreement immediately prior to the Closing Date, which such changes thereto as the Administrative Agent may reasonably request from time to time. In the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Lead Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP;
     (c) on the sixth day of each Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day), a certificate in the form of Exhibit F (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Month, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower; provided that (i) if Excess Availability is less than (A) thirty-five percent (35%) of the Borrowing Base at any time on or after the Closing Date through December 31, 2008, (B) twenty-five percent (25%) of the Borrowing Base at any time on or after January 1, 2009 through December 31, 2009 or (C) twenty percent (20%) of the Borrowing Base at any time thereafter, or (ii) any Event of Default has occurred and is continuing, at the election of the Administrative Agent, such Borrowing Base Certificate shall be delivered on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday;
     (d) promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties or any Subsidiary, or any audit of any of them;
     (e) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of the Loan Parties and, following the creation of a Public Market, copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
     (f) The financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;
     (g) as soon as available, but in any event within sixty (60) days after the end of each Fiscal Year of the Loan Parties, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;
     (h) promptly, and in any event within twenty-one (21) days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Subsidiary thereof or any other matter which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and
     (i) promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Sections 6.01 (a), (b), or (c) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Lead Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Lead Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Lead Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance, the Lead Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     The Loan Parties hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties hereby agree that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
     6.03 Notices. Promptly, and in any event within five (5) Business Days, notify the Administrative Agent:
     (a) of the occurrence of any Default;
     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Material Contract or with respect to Material Indebtedness of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental

Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;
     (c) of the occurrence of any ERISA Event;
     (d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;
     (e) of any change in any Loan Party’s chief executive officer, chief financial officer or general merchandise manager;
     (f) of the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;
     (g) of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;
     (h) of the filing of any Lien for unpaid Taxes against any Loan Party in excess of $1,000,000 of which the Borrowers have knowledge; and
     (i) of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
     6.04 Payment of Obligations. Pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, and carriers) which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (d) no Lien has been filed with respect thereto and (e) the failure to make payment pending such contest could not reasonably be expected to result in a Material

Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Administrative Agent with respect to determining Reserves pursuant to this Agreement.
     6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Sections 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property is no longer used or useful in the conduct of the business of the Loan Parties.
     6.06 Maintenance of Properties, (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent.
     (a) Fire and extended coverage policies maintained with respect to any Collateral shall name the Collateral Agent as a loss payee and shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders’ loss payable clause (regarding personal property), in form and substance satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies either directly to the Collateral Agent or jointly to the Collateral Agent and the Lead Borrower, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Each such policy referred to in this Section 6.07(a) shall also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days prior written notice thereof by the insurer to the Collateral Agent. The Lead Borrower shall deliver to the Collateral Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent, including an insurance binder) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.
     (b) None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by the any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.
     (c) Permit any representatives that are designated by the Collateral Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby. The Loan Parties shall pay the reasonable fees and expenses of any representatives retained by the Collateral Agent to conduct any such inspection.
     6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (b) such contest effectively suspends enforcement of the contested Laws, and (c) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     6.09 Books and Records; Accountants.
     (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.
     (b) At all times, retain a Registered Public Accounting Firm which is reasonably satisfactory to the Administrative Agent and instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Administrative Agent; provided that the Lead Borrower’s chief financial officer shall be entitled to participate in any such discussions.
     6.10 Inspection Rights.
     (a) Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, however, that when an Event of Default has occurred and is continuing, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.
     (b) Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Lead Borrower’s practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. Subject to the following sentences, the Loan Parties shall pay the fees and expenses of the Administrative Agent or such professionals with respect to such evaluations and appraisals. The Loan Parties acknowledge that the Administrative Agent may, in its Discretion, undertake up to two (2) inventory appraisals and up to two (2) commercial finance examinations each Fiscal Year at the Loan Parties’ expense; provided that, if Excess Availability is less than or equal to (i) thirty-five percent (35%) of the Borrowing Base at any time on or after the Closing Date through December 31, 2008, (ii) twenty-five percent (25%) of the Borrowing Base at any time on or after January 1, 2009 through December 31, 2009 or (iii) twenty percent (20%) of the Borrowing Base at any time thereafter, the Loan Parties acknowledge that the Administrative Agent may, in its Discretion, undertake up to three (3) inventory appraisals and up to three (3) commercial finance examinations each Fiscal Year at the Loan Parties’ expense; provided further that the cost of one (1) inventory appraisal and one (1) commercial finance examination shall not exceed $60,000 in the aggregate, plus all reasonable out-of-pocket expenses and costs incurred in connection therewith. Notwithstanding anything to the contrary contained herein, the Administrative Agent may cause additional inventory appraisals and commercial finance examinations to be undertaken (i) as it in its Discretion deems necessary or appropriate, at its own expense, or (ii) if required by applicable Law or if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.
     6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) to refinance the Indebtedness of the Lead Borrower and its Subsidiaries under the Existing Revolving Credit

Loan Agreement and the Existing Term Loan Agreement, (b) to finance transaction fees and expenses related hereto, (c) to finance the acquisition of working capital assets of the Borrowers, including the purchase of inventory and equipment, in each case in the ordinary course of business, (d) to finance Capital Expenditures of the Borrowers, and (e) for general corporate purposes of the Loan Parties, in each case to the extent expressly permitted under applicable Law and the Loan Documents.
     6.12 Additional Loan Parties. Notify the Administrative Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within fifteen (15) days), cause any such Person (a) which is not a CFC, to (i) become a Loan Party by executing and delivering to the Administrative Agent a Joinder Agreement or a Facility Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a Lien to the Collateral Agent on such Person’s assets to secure the Obligations, and (iii) deliver to the Administrative Agent documents of the types referred to in Sections 4.01(a)(iii) and 4.01(a)(iv) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests or Indebtedness of such Person are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness (except that, if such Subsidiary is a CFC, the Equity Interests of such Subsidiary to be pledged may be limited to 65% of the outstanding Equity Interests of such Subsidiary and such time period may be extended based on local law or practice), in each case in form, content and scope reasonably satisfactory to the Administrative Agent. In no event shall compliance with this Section 6.12 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or permit the inclusion of any acquired assets in the computation of the Borrowing Base.
     6.13 Cash Management.
     (a) On or prior to the Closing Date:
     (i) deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit G which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.21(b); and
     (ii) enter into a blocked account agreement (each, a “Blocked Account Agreement”) satisfactory in form and substance to the Agents with each Blocked Account Bank (collectively, the “Blocked Accounts”).
     (b) Each Credit Card Notification shall require the ACH or wire transfer no less frequently than each Business Day (and whether or not there are then any outstanding Obligations) to a Blocked Account of all payments due from credit card processors.

     (c) Each Blocked Account Agreement shall require, after the occurrence and during the continuance of a Cash Dominion Event, the ACH or wire transfer no less frequently than each Business Day (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Collateral Agent at Bank of America (the “Concentration Account”), of all cash receipts and collections, including, without limitation, the following:
     (i) all available cash receipts from the sale of Inventory and other assets;
     (ii) all proceeds of collections of Accounts;
     (iii) all Net Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any sale or other transaction or event;
     (iv) the then contents of each DDA (net of any minimum balance, not to exceed $5,000.00, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained);
     (v) the then entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $10,000.00, as may be required to be kept in the subject Blocked Account by the Blocked Account Bank); and
     (vi) the proceeds of all credit card charges.
     (d) The Concentration Account shall at all times be under the sole dominion and control of the Collateral Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be applied as provided in Sections 2.05(e) or 8.03, as applicable, of this Agreement. In the event that, notwithstanding the provisions of this Section 6.13, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Loan Party for the Collateral Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Collateral Agent.
     (e) Upon the request of the Administrative Agent, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.
     6.14 Information Regarding the Collateral.

     (a) Furnish to the Administrative Agent at least thirty (30) days prior written notice of any change in: (i) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.
     (b) Should any of the information on any of the Schedules hereto become inaccurate or misleading in any material respect as a result of changes after the Closing Date, the Lead Borrower shall advise the Administrative Agent in writing of such revisions or updates as may be necessary or appropriate to update or correct the same. From time to time as may be reasonably requested by the Administrative Agent, the Lead Borrower shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter arising after the Closing Date that, if existing or occurring on the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein). Notwithstanding the foregoing, no supplement or revision to any Schedule or representation shall be deemed the Credit Parties’ consent to the matters reflected in such updated Schedules or revised representations nor permit the Loan Parties to undertake any actions otherwise prohibited hereunder or fail to undertake any action required hereunder from the restrictions and requirements in existence prior to the delivery of such updated Schedules or such revision of a representation; nor shall any such supplement or revision to any Schedule or representation be deemed the Credit Parties’ waiver of any Default resulting from the matters disclosed therein.
     6.15 Physical Inventories.
     (a) Cause not less than one physical inventory to be undertaken, at the expense of the Loan Parties, in each twelve (12) month period conducted by RGIS LLC or such other inventory takers as are satisfactory to the Collateral Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be satisfactory to the Collateral Agent. The Collateral Agent, at the expense of the Loan Parties, may participate in and/or observe a physical count of Inventory which is undertaken on behalf of any Loan Party at (i) any distribution center maintained by any Loan Party and (ii) a representative sample of the Borrowers’ retail locations, as selected by the Collateral Agent in its discretion. The

Lead Borrower, within thirty (30) days following the completion of such inventory, shall provide the Collateral Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.
     (b) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, in its Discretion, may cause additional such inventories to be taken as the Collateral Agent determines (each, at the expense of the Loan Parties).
     6.16 Environmental Laws. (a) Conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.
     6.17 Further Assurances.
     (a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or which any Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
     (b) If any material assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), notify the Agents thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.17, all at the expense of the Loan Parties. In no event shall compliance with this Section 6.17(b) waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.17(b) if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute Consent to the inclusion of any acquired assets in the computation of the Borrowing Base.

     (c) Upon the request of the Collateral Agent, cause each of its customs brokers to deliver an agreement (including, without limitation, a Customs Broker Agreement) to the Collateral Agent covering such matters and in such form as the Collateral Agent may reasonably require.
     6.18 Compliance with Terms of Leaseholds. Except as otherwise expressly permitted hereunder, make all payments and otherwise perform all obligations in respect of all Leases of real property to which any Loan Party or any of its Subsidiaries is a party, keep such Leases in full force and effect and not allow such Leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such Leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.
     6.19 Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
ARTICLE VII.
NEGATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:
     7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party or any Subsidiary thereof as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it or any of its Subsidiaries; or assign or otherwise transfer any accounts or other rights to receive income, other than, as to all of the above, Permitted Encumbrances.
     7.02 Investments. Make any Investments, except Permitted Investments.
     7.03 Indebtedness. Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness.

     7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person (or agree to do any of the foregoing), except that, so long as no Default shall have occurred and be continuing prior to, or immediately after giving effect to, any action described below or would result therefrom:
     (a) any Subsidiary may merge with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;
     (b) in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person;
     (c) in connection with a Public Offering, the Lead Borrower may merge with or into any other Person which is formed solely for the purposes of consummating a so-called “migratory merger” upon no less than thirty (30) days prior written notice to the Administrative Agent, provided that the Person surviving such merger shall automatically succeed, by operation of Law, to all of the rights and obligations of the Lead Borrower hereunder; and
     (d) any CFC that is not a Loan Party may merge into any CFC that is not a Loan Party.
     7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except Permitted Dispositions.
     7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contribution, except that, so long as no Default shall have occurred and be continuing prior to, or immediately after giving effect to, any action described below or would result therefrom:
     (a) each Subsidiary of a Loan Party may make Restricted Payments to any Loan Party;
     (b) the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
     (c) if the Payment Conditions are satisfied, the Loan Parties and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it; and
     (d) if the Payment Conditions are satisfied, the Lead Borrower may declare or pay cash dividends to its shareholders.

     7.07 Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Subordinated Indebtedness, except (a) as long as no Default or Event of Default then exists or would arise therefrom, regularly scheduled or mandatory repayments or redemptions of Permitted Indebtedness, and (b) prepayments of Permitted Indebtedness (but excluding on account of any Subordinated Indebtedness) as long as the Payment Conditions are satisfied.
     7.08 Change in Nature of Business. Engage in any line of business substantially different from the Business conducted by the Loan Parties and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.
     7.09 Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Subsidiary as would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to a transaction between or among the Loan Parties.
     7.10 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Collateral Agent; provided, however, that this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.01 solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
     7.11 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.
     7.12 Amendment of Material Documents. Amend, modify or waive any of a Loan Party’s rights under (a) its Organization Documents or (b) any Material Contract or Material Indebtedness (other than on account of any refinancing thereof otherwise permitted hereunder), in each case to the extent that such amendment, modification or waiver would be reasonably likely to have a Material Adverse Effect.
     7.13 Corporate Name; Fiscal Year.
     (a) Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

     (b) Change its name as it appears in official filings in the state of its incorporation or other organization (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case without at least thirty (30) days prior written notice to the Collateral Agent and after the Collateral Agent’s written acknowledgment, which acknowledgment shall not be unreasonably withheld or delayed, that any reasonable action requested by the Collateral Agent in connection therewith, including to continue the perfection of any Liens in favor of the Collateral Agent, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States.
     7.14 Blocked Accounts; Credit Card Processors. Not open new Blocked Accounts unless the Loan Parties shall have delivered to the Collateral Agent appropriate Blocked Account Agreements consistent with the provisions of Section 6.13 and otherwise satisfactory to the Collateral Agent. No Loan Party shall maintain any bank accounts or enter into any agreements with credit card processors other than the ones expressly contemplated herein or in Section 6.13 hereof.
     7.15 Consolidated Fixed Charge Coverage Ratio. During the continuance of a Covenant Compliance Event, permit the Consolidated Fixed Charge Coverage Ratio, calculated as of the last day of each month for the most recent Measurement Period, to be less than 1.0 to 1.0.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
     8.01 Events of Default. Any of the following shall constitute an Event of Default:
     (a) Non-Payment. The Borrowers or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan or any L/C Obligation, or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) any other amount payable hereunder or under any other Loan Document; or
     (b) Specific Covenants.
     (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03, 6.05, 6.07, 6.10, 6.11, 6.12, 6.13 or 6.14 or Article VII; or
     (ii) Any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 5.01 of the Security Agreement to which it is a party, or Sections 6.2 or 6.3 of the Pledge Agreement to which it is a party; or

     (iii) Any Loan Party fails to perform or observe any term, covenant or agreement contained in Sections 6.01 or 6.02(c) and such failure continues unremedied for two (2) Business Days; provided that, if any such Default described in this clause (iii) occurs more than twice in any Fiscal Quarter, such Default shall constitute an Event of Default (without any grace or cure period) immediately upon the occurrence of such Default; or
     (iv) Any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.02(f) with respect to financial or collateral reports to be delivered to the Administrative Agent on a weekly basis and such failure continues unremedied for two (2) days; provided that, if any such Default described in this clause (iv) occurs more than twice in any Fiscal Quarter, such Default shall constitute an Event of Default (without any grace or cure period) immediately upon the occurrence of such Default; or
     (v) Any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.02(f) with respect to financial or collateral reports to be delivered to the Administrative Agent on a monthly basis and such failure continues unremedied for five (5) days; provided that, if any such Default described in this clause (v) occurs more than twice in any Fiscal Year, such Default shall constitute an Event of Default (without any grace or cure period) immediately upon the occurrence of such Default; or
     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for ten (10) days after the earlier of such Loan Party’s knowledge of a breach of any such covenant or agreement or the Borrower’s receipt of notice from the Administrative Agent of any such breach; or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made; or
     (e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but after giving effect to the expiration of any grace or cure period with respect thereto) in respect of any Material Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) or Guarantee having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto (after giving effect to the expiration of any grace or cure period with respect thereto), or any other event occurs (after giving effect to the expiration of any grace or cure period with respect thereto), the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than $1,000,000; or
     (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for sixty (60) calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
     (g) Liability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within forty-five (45) days after its issue or levy; or
     (h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $2,500,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage, it being understood that a “reservation of rights” letter shall not in and of itself constitute dispute of coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a

Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or
     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or
     (j) Invalidity of Loan Documents. (i) Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document; or
     (k) Change of Control. There occurs any Change of Control; or
     (1) Cessation of Business. Except as otherwise expressly permitted hereunder, any Loan Party shall take any action to suspend the operation of its business in the ordinary course, liquidate all or a material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of its business; or
     (m) Loss of Collateral. There occurs any uninsured loss to any material portion of the Collateral; or
     (n) Breach of Contractual Obligation. Any Loan Party or any Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Contract or fails to observe or perform any other agreement or condition relating to any such Material Contract or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause the counterparty to such Material Contract to terminate such Material Contract; or

     (o) Indictment. The indictment or institution of any legal process or proceeding against, any Loan Party or any Subsidiary thereof, under any federal, state, municipal, and other criminal statute, rule, regulation, order, or other requirement having the force of law for a felony; or
     (p) Guaranty. The termination or attempted termination of any Facility Guaranty; or
     (q) Subordination. (i) The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Credit Parties, or (C) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.
     8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, or, at the request of the Required Lenders, shall, take any or all of the following actions:
     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;
     (c) require that the Loan Parties Cash Collateralize the L/C Obligations; and
     (d) whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, may (and at the direction of the Required Lenders, shall) proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;
provided, however, that upon the entry of an order for relief with respect to any Loan Party or any Subsidiary thereof under the Bankruptcy Code of the United States, the obligation of each

Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
     No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.
     8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, each in its capacity as such;
     Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
     Third, to the extent not previously reimbursed by the Lenders, to payment to the Lenders of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances, ratably among the Lenders in proportion to the amounts described in this clause Third payable to them;
     Fourth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swing Line Loans;
     Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, and fees (including Letter of Credit Fees but excluding Early Termination Fees), ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fifth payable to them;
     Sixth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, to payment to the Swing Line Lender of that portion of the Obligations constituting unpaid principal of the Swing Line Loans;

     Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Seventh held by them;
     Eighth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
     Ninth, to payment of all other Obligations (including, without limitation, the cash collateralization of unliquidated indemnification obligations as provided in Section 10.04 and Early Termination Fees, but excluding any Other Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them;
     Tenth, to payment of that portion of the Obligations arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Tenth held by them;
     Eleventh, to payment of all other Obligations arising from Bank Products to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Eleventh held by them; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Eighth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX.
ADMINISTRATIVE AGENT
     9.01 Appointment and Authority.
     (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

     (b) Each of the Lenders (in its capacities as a Lender), Swing Line Lender and the L/C Issuer hereby irrevocably appoints Bank of America as Collateral Agent and authorizes the Collateral Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.
     9.02 Rights as a Lender. The Persons serving as the Agents hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agent or the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.
     9.03 Exculpatory Provisions. The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agents:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its respective opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of its Affiliates in any capacity.
No Agent shall be liable for any action taken or not taken by it (i) with the Consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a final and non-appealable judgment of a court of competent jurisdiction. The Agents shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Loan Parties, a Lender or the L/C Issuer.
     The Agents shall not be responsible for, or have any duty to ascertain or inquire into, (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.
     9.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received written notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     9.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.
     9.06 Resignation of Agents. Either Agent may at any time give written notice of its resignation to the Lenders, the L/C Issuer and the Lead Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Lead Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that, if the Administrative Agent or the Collateral Agent shall notify the Lead Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent or Collateral Agent hereunder.
     Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

     9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.11, the Agents shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agents.
     9.08 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer, the Administrative Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer, the Administrative Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer the Administrative Agent and such Credit Parties under Sections 2.03(1) and 2.03(i), as applicable, 2.09 and 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

     9.09 Collateral and Guaranty Matters. The Credit Parties irrevocably authorize the Agents, at their option and in their discretion,
     (a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 10.01;
     (b) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of Permitted Encumbrances; and
     (c) to release any Guarantor from its obligations under any Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
Upon request by any Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 9.09. In each case as specified in this Section 9.09, the Agents will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.09.
     9.10 Notice of Transfer. The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 10.06.
     9.11 Reports and Financial Statements. By signing this Agreement, each Lender:
     (a) agrees to furnish the Administrative Agent on the first day of each month with a summary of all Other Liabilities due or to become due to such Lender;
     (b) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”);
     (c) expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

     (d) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;
     (e) agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and
     (f) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agents and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
     9.12 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other Applicable Law of the United States can be perfected only by possession. Should any Lender (other than the Agents) obtain possession of any such Collateral, such Lender shall notify the Agents thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
     9.13 Indemnification of Agents. The Lenders agree to indemnify the Agents (to the extent not reimbursed by the Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their respective pro rata shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.
     9.14 Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender.

ARTICLE X.
MISCELLANEOUS
     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Administrative Agent, with the Consent of the Required Lenders, and the Lead Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
     (a) extend, or increase, the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written Consent of such Lender;
     (b) postpone any date fixed by this Agreement or any other Loan Document for (i) any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any of the other Loan Documents without the written Consent of each Lender entitled to such payment, or (ii) any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written Consent of each Lender;
     (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written Consent of each Lender entitled to such amount; provided, however, that only the Consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;
     (d) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written Consent of each Lender;
     (e) change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender;
     (f) except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written Consent of each Lender;
     (g) except for Permitted Dispositions, release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender;

     (h) except as provided in Section 2.15, increase the Aggregate Commitments without the written Consent of each Lender;
     (i) change the definition of the term “Borrowing Base” or any component definition thereof if, as a result thereof, the amounts available to be borrowed by the Borrowers would be increased without the written Consent of each Lender, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves;
     (j) modify the definition of Permitted Overadvance without the written Consent of each Lender;
     (k) except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written Consent of each Lender;
and, provided further, that (i) no amendment, waiver or Consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or Consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or Consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or Consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or Consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
     If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each Lender and that has been approved by the Required Lenders, the Lead Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Lead Borrower to be made pursuant to this paragraph).
     10.02 Notices; Effectiveness; Electronic Communications.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Loan Parties, the Agents, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE

BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agents or any of their Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Change of Address, Etc. Each of the Loan Parties, the Agents, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Lead Borrower, the Agents, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
     (e) Reliance by Agents, L/C Issuer and Lenders. The Agents, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agents, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Agents may be recorded by the Agents, and each of the parties hereto hereby consents to such recording.
     10.03 No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.
     10.04 Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Borrowers shall pay all Credit Party Expenses.
     (b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agents (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
     (c) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it, each Lender severally agrees to pay to the Agents (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage

(determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agents (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
     (e) Payments. All amounts due under this Section 10.04 shall be payable not later than ten (10) Business Days after demand therefor.
     (f) Survival. The agreements in this Section 10.04 shall survive the resignation of any Agent and the L/C Issuer, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Agents upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

     10.06 Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
     (i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and
     (B) in any case not described in Section 10.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.06(b)(i)(B) and, in addition:
     (A) the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and
     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
     (C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
     (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the assignment of any Commitment.
     (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.06(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).
     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Administrative Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to Section 10.06(e), the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.
     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     (h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to Section 10.06(b) above, Bank of America may, (i) upon 30 days’ notice to the Lead Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Lead Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Lead Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
     10.07 Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Lead Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07 or (y) becomes available to any Credit Party or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties.
     For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a nonconfidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof, provided that, in the case of information received from any Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
     10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Lead Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.
     10.11 Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Further, the provisions of Article III, Article IX and Section 10.04 shall survive and remain in full force and effect until the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof and repayment of all of the Obligations (including, without limitation, those arising under Article III, Article IX and Section 10.04) hereunder. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to the Other Liabilities.
     10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Lead Borrower may, at the Borrowers’ sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section

3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
     (d) such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
     10.14 Governing Law; Jurisdiction; Etc.
     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE

DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     (e) ACTIONS COMMENCED BY LOAN PARIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN, AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION, AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.
     10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the

Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby, except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided, and will not provide, any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document), and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by Law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.
     10.17 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
     10.18 Time of the Essence. Time is of the essence of the Loan Documents.
     10.19 Press Releases. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Administrative Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days prior notice to Administrative Agent and the Lead Borrower and without the prior written consent of Administrative Agent and the Lead Borrower unless (and only to the extent that) such Credit Party or Affiliate is required to do so under applicable Law and then, in any event, such Credit Party or Affiliate will consult with the Administrative Agent and the Lead Borrower before issuing such press release or other public disclosure. The Administrative Agent or any Lender shall provide to the Lead Borrower a draft of advertising material relating to the financing transactions contemplated by this Agreement that uses any Loan Party’s name, product photographs, logo or trademark reasonably in advance of any publication of such advertising material and shall not make such publication without the prior consent of the Lead Borrower, which consent shall not be unreasonably withheld or delayed. Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
     10.20 Additional Waivers.
     (a) The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent or any other Credit Party.
     (b) The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Commitments).
     (c) To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. The Collateral Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.
     (d) Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the date that the Commitments have been terminated. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.
     10.21 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
     10.22 Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated

herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

rue21, inc., as Lead Borrower and as a Borrower
By:	/s/ Keith McDonough
	Name:	Keith McDonough
	Title:	Senior Vice President, Chief Financial Officer and Secretary

r services llc, as a Guarantor
By:	/s/ Keith McDonough
	Name:	Keith McDonough
	Title:	Director and President

Signature Page to Credit Agreement

S/1

Bank of America, N.A., as Administrative Agent and as Collateral Agent
By:	/s/ Keith Vercauteren
	Name:	Keith Vercauteren
	Title:	Managing Director

Signature Page to Credit Agreement

S/2

Bank of America, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ Keith Vercauteren
	Name:	Keith Vercauteren
	Title:	Managing Director

Signature Page to Credit Agreement

S/3

EXHIBIT A-1
Form of Committed Loan Notice
COMMITTED LOAN NOTICE
Date:                     ,
To:     Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of April 10, 2008 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among RUE21, INC., a Pennsylvania corporation, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), the Borrowers, the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.
     The Lead Borrower hereby requests a Committed Borrowing1:
1.	On (a Business Day)[2]

2.	In the amount of $ [3]

3.	Comprised of (Type of Committed Loan)[4]

4.	For LIBO Rate Loans: with an Interest Period of months[5]

[1]	A Committed Borrowing must be a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of LIBO Rate Loans, must have the same Interest Period.

[2]	Each notice of a Committed Borrowing must be received by the Administrative Agent not later than 2:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of LIBO Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.

[3]	Each Borrowing of LIBO Rate Loans must be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and each Borrowing of Base Rate Loans must be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

[4]	Committed Loans may be either Base Rate Loans or LIBO Rate Loans. If the Type of Committed Loan is not specified, then the applicable Committed Loans will be made as Base Rate Loans.

Schedule 1.01
Borrowers
rue21, inc.

Schedule 1.02
Guarantors
r services llc

SCHEDULE 2.01
Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$60,000,000	100%

SCHEDULE 5.01
Loan Parties; Organizational Information

	State of	Type of	Organizational
Name	Organization	Organization	Number	Federal EIN
rue21, inc.	Pennsylvania	Corporation	640782	25-1311645
r services llc	Virginia	Limited Liability Company	S203054-4	20-8019425

SCHEDULE 5.05
Material Indebtedness
(000s omitted)

Dec-07
Actual
LaSalle Revolver	363

Dec-07
Actual
Term Debt
BNPP Term A	10,061
BNPP Term B	8,341
SKM Term C	4,750
Long Term Debt — OID	(18)
Unsecured Debt	200
Unsecured Debt Note Discount	(14)

Total Term Debt	23,321

Other LT Liab
Accrued Rent Step	2,680
Deferred Rent Liab -CA	9,745
Accrued SKM Monitoring	1,156
Accrued Term C Interest	1,403
Deferred Comp Liab	0

Total Other LT Liab	14,984

Total L/T Obiligations to be paid down April 10, 2008	25,693
Note: Shaded amounts indicate debt to be paid on the Closing Date

SCHEDULE 5.06
Litigation
None

SCHEDULE 5.08(b)(1)
Owned Real Estate
None

SCHEDULE 5.08(b)(2)
Leased Real Estate
Please see attached list.

Store #:	Street Address:	City:	State:	Zip:	Store Phone #:
7	2 Common Court, Unit # B10	North Conway	NH	03860-5401	(603) 356-9234
15	400 N. Union Street	Olean	NY	14760	(716) 373-2193
21	1259 Franklin Mills Circle	Philadelphia	PA	19154	(215) 281-0925
22	1824 Military Road	Niagara Falls	NY	14304	(716) 297-5576
25	5522 Shaffer Road	Dubois	PA	15801	(814) 371-0948

31	4973 International Drive, Suite 3F33	Orlando	FL	32819	(407) 354-4960
34	2620 Teaster Lane	Pigeon Forge	TN	37863	(865) 429-0227
47	101 Clearview Circle	Butler	PA	16001	(724) 282-3517
50	3536 Canada Road	Lakeland	TN	38002	(901) 382-4456
67	3804 Forbes Ave	Pittsburgh	PA		(412) 682-0353
76	Rte 286/Warren Road	Indiana	PA	15701	(724) 463-0181
83	100 Millcreek Mall	Erie	PA	16565	(814) 868-1338
84	4314 Milan Rd #140	Sandusky	OH	44870	(419) 626-1571
91	1220 Mall Run Road	Uniontown	PA	15401	(724) 437-7707
94	401 Commercial Drive	Georgetown	KY	40324	(502) 863-4629
97	35 S. Willowdale Dr Box 703	Lancaster	PA	17602	(717) 397-3710
101	1025 Industrial Park Dr.	Smithfield	NC	27577	(919) 989-8311
105	301 Elizabeth St, Suite 342	Boaz	AL	35957	(256) 593-3149
106	6170 West Grand Avenue	Gurnee	IL	60031	(847) 855-8887
107	6170 West Grand Avenue	Gurnee	IL	60031	(847) 855-1113

113	P.O. Box 2409, 4155 Route 31	Clay	NY	13041	(315) 622-3824

115	93 West Campbell Road, P.O. Box 6127	Rotterdam	NY	12306	(518) 381-6643

116	300 Lycoming Mall Circle Ste 114	Muncy	PA	17756	(570) 546-8607
119	2650 Meadowbrok Mall Road	Bridgeport	WV	26330	(304) 842-3558
121	P.O. Box 11 - 3065 Route 50	Saratoga	NY	12866	(518) 583-4179
131	1580 Village Square Blvd.	Santee	SC	29142	(803) 854-2672
132	100 Outlet Drive	Miner	MO	63801	(573) 471-2588
137	830 County Route 64	Elmira	NY	14903	(607) 796-6006
147	49 Consumer Square	Plattsburgh	NY	12901	(518) 561-3668

153	288 Greece Ridge Center Drive	Rochester	NY	14626	(585) 227-7990
154	1661 Range Road	Kimball	MI	48074	(810) 364-7615
156	10101 Market Street	Mosinee	WI	54455	(715) 355-5623

158	4633 Factory Stores Blvd SP C210	Myrtle Beach	SC	29579	(843) 236-0400
161	1000 Pat Nash Drive Bldg 14	Branson	MO	65616	(417) 336-4472
162	120 Laconia Road	Tilton	NH	03276-5237	(603) 266-1033
163	60 Outlet Square	Hershey	PA	17033	(717) 533-1280
165	1011 S. Line Road	Tuscola	IL	61953	(217) 253-3944
168	655 W. State Rd. 120 Box 16	Fremont	IN	46737	(260) 833-4795
169	200 Lackey Street	Boaz	AL	35957	(256) 840-9715
173	11830 N.E. Executive Drive	Edinburgh	IN	46124	(812) 526-8420
174	12373 South Beyer Road	Birch Run	MI	48415	(989) 624-0077
177	38573 Tanger Drive	North Branch	MN	55056	(651) 674-5566

179	1911 Leesburg Grove City Road	Grove City	PA	16127-3527	(724) 748-5110

Store #:	Street Address:	City:	State:	Zip:	Store Phone #:
182	3415 East State Street	Hermitage	PA	16148	(724) 342-6116
188	325 Lakewood Drive	Batesville	MS	38606	(662) 563-8026
189	5320 West Sunset	Springdale	AR	72764	(479) 927-0960
191	36496 Seaside Outlet Drive	Rehoboth	DE	19971	(302) 227-7209
192	2003 N Eastman Rd, Bldg 3	Kingsport	TN	37664	(423) 245-3206
194	2400 Tanger Blvd.	Gonzales	LA	70737	(225) 647-9518
195	12741 Ocean Gateway	Ocean City	MD	21842-9559	(410) 213-1686
206	800 Steven Tanger Blvd.	Commerce	GA	30529	(706) 335-4240
207	1000 Tanger Drive	Locust Grove	GA	30248	(770) 957-0096
208	300 Tanger Boulevard, Ste 120	Branson	MO	65616	(417) 334-0065
209	601 South East 36th Street	Newton	KS	67114	(316) 283-6688
211	2601 S. McKenzie Street	Foley	AL	36535	(251) 970-1267
212	4540 Hwy 54	Osage Beach	MO	65065	(573) 348-1655
214	U.S. 340 Rt. 1	Kittery	ME	3904	(207) 438-9229
216	1000 Warrenton Outlet Center	Warrenton	MO	63383	(636) 456-5400
217	5256 Route 30 East	Greensburg	PA	15601	(724) 837-3478
218	6750 W. Frontage Road	Medford	MN	55049	(507) 444-9164
219	3001 S. Wahburn Street	Oshkosh	WI	54901	(920) 233-0772
220	1001 Lighthouse Place	Michigan City	IN	46360	(219) 874-8606
221	4015 IH35 S	San Marcos	TX	78666	(512) 353-0161
222	301 Tanger Drive	Terrell	TX	75160	(972) 563-0410
223	455 Bellwood Road	Calhoun	GA	30701	(706) 602-1747
224	68 Heather Lane	Perryville	MD	21903	(410) 378-9305
225	1955 S. Casino Drive	Laughlin	NV	89029	(702) 298-3793
226	655 Route 318	Waterloo	NY	13165	(315) 539-4179

227	1111 League Line Road Suite 164	Conroe	TX	77303	(936) 539-4131
228	104 IH 35 NE	Hillsboro	TX	76645	(254) 582-9593
232	1475 N. Burkhart Road, G300	Howell	MI	48843	(517) 545-3901
233	4000 S. Frontage #8	Vicksburg	MS	39180	(601) 636-0051
234	7400 S Las Vegas Blvd #151	Las Vegas	NV	89123	(702) 260-8815
235	4321 IH 35 North	Gainesville	TX	76240	(940) 612-1004
241	1008 Mid Rivers Mall Road	St. Peters	MO	63376-2171	(636) 278-2701
242	150 Tanger Drive	Williamsburg	IA	52361	(319) 668-1550
243	6699 N. Landmark Drive	Park City	UT	84060	(435) 658-1774
244	5817 McWhinney Blvd.	Loveland	CO	80538	(970) 679-0171
245	5050 Factory Shops Blvd	Castle Rock	CO	80104	(303) 660-8374
248	1418 W. Old Hwy. 400	Odessa	MO	64076	(816) 633-4099
250	213 North Stadium, Suite 103	Columbia	MO	65203	(573) 256-1732
252	2300 E. Tanger Drive	Casa Grande	AZ	85222	(520) 421-7305
253	601 Harry L. Drive	Johnson City	NY	13790	(607) 644-9070
255	2990 Cook Road	West Branch	MI	48661	(989) 343-0211

257	7155 Fairlane Village Route 61 North	Pottsville	PA	17901	(570) 429-1806
259	380 Jacksonville Mall	Jacksonville	NC	28546	(910) 219-1775
261	2850 Parkway	Pigeon Forge	TN	37863	(865) 428-6215
262	4250 W. Anthem Way	Phoenix	AZ	85086	(623) 465-9750
263	9911 Avon Lake Rd	Burbank	OH	44214	(330) 948-0018
267	5300 South 76th Street	Greendale	WI	53129	(414) 423-6712
268	1237 E. Main Street	Carbondale	IL	62901	(618) 549-9219

Store #:	Street Address:	City:	State:	Zip:	Store Phone #:
269	2400 Elida Road	Lima	OH	45805	(419) 331-6637
270	P.O. Box 23195	Silverthorne	CO	80498	(970) 513-1084
273	8130 Factory Shops Blvd	Jeffersonville	OH	43128	(740) 948-2247
274	1001 Market Street	Dalton	GA	30720	(706) 275-9903

276	12101 Factory Outlet Drive, Mailbox 136	Draper	UT	84020	(801) 495-2571
283	7401 Market Street	Youngstown	OH	44512	(330) 965-8451
285	8533 N. Rockwell Road	Oklahoma City	OK	73132-1521	(405) 722-8618
288	575 W. Linmar Lane	Johnson Creek	WI	53038	(920) 699-3655
289	4800 Golf Road, Mailbox 97	Eau Claire	WI	54701	(715) 552-5894
293	2229 Tigertown Pkwy	Opelika	AL	36801	(334) 745-7940
300	314 Flat Rock Place	Westbrook	CT	6498	(860) 399-3486
302	7000 Crossroads Blvd.	Oklahoma City	OK	73149	(405) 632-1800
303	1414 Fording Island Rd.	Bluffton	SC	29910	(843) 836-3080
304	325 Outlet Village Blvd	Lebanon	TN	37090	(615) 449-4282
306	3575 Maple Ave.	Zanesville	OH	43701	(740) 452-2489
311	3383 Quincy Mall	Quincy	IL	62301	(217) 223-2426
312	7200 Harrison Avenue	Rockford	IL	61112	(815) 332-3171

313	2055 S Powers Road, Suite 1085	Mesa	AZ	85208	(480) 357-5266
314	250 N Red Cliff Dr	St. George	UT	84770	(435) 652-4429
317	1107 Fashion Ridge Rd.	Dry Ridge	KY	41035	(859) 824-7400
319	3702 Frederick Blvd.	St. Joseph	MO	64506	(816) 232-6663
320	8300 Arroya Circle, S-C240	Gilroy	CA	95020	(408) 847-2766
321	331-N Nut Tree Road	Vacaville	CA	95687	(707) 469-0152
322	333 Five Cities Drive	Pismo Beach	CA	93449	(805) 773-8681
323	1005 Pescadero Ave	Tracy	CA	95376	(209) 830-8617
324	234 St. Clair Square	Fairview Heights	IL	62208	(618) 628-7771
330	4166 Baldwin Road	Auburn Hills	MI	48326	(248) 335-4600
331	650 Prime Outlets Blvd.	Hagerstown	MD	21740	(301) 739-8385
332	3481 S. Linden Road	Flint	MI	48507	(810) 720-2918
335	Route 220 & Goods Lane	Altoona	PA	16602	(814) 942-8227
337	73 Skidmore Lane	Sutton	WV	26601	(304) 765-7674
338	140 Laurel Mall	Hazelton	PA	18201	(570) 450-2544

340	800 Highway 400S P.O. Box 4	Dawsonville	GA	30534	(706) 216-7421
341	1421 Retherford Street	Tulare	CA	93274	(559) 686-0801
342	1451 Coral Ridge Ave	Coralville	IA	52241	(319) 625-2547
345	4500 16th Street	Moline	IL	61265	(309) 757-5773
348	1124 Independence Center	Independence	MO	64057	(816) 795-1296
350	500 Belz Outlet Blvd	St. Augustine	FL	32095	(904) 819-0045
353	13118 Hwy 61 N	Robinsonville	MS	38664	(662) 363-7665
355	2026 N. State Route 50	Bourbonnais	IL	60914	(815) 929-0637
358	1551 Valley West Drive	West Des Moines	IA	50266	(515) 221-3161
359	3700 Rivertown Parkway SW	Grandville	MI	49418	(616) 532-7650
360	1200 Towne Centre Blvd	Provo	UT	84601	(801) 852-9020
363	8111 Concord Mills Blvd	Concord	NC	28027	(704) 979-1818
367	8200 Perry Hall Blvd.	Baltimore	MD	21236	(410) 933-9601
369	3849 S Delsea Dr	Vineland	NJ	8360	(856) 327-6617

Store #:	Street Address:	City:	State:	Zip:	Store Phone #:
374	1700 Norman St. Mall Box 195	Valdosta	GA	31601	(229) 242-0209
378	1482 Spring Meadows Drive	Holland	OH	43528	(419) 865-4472

379	6415 LaBeauz Ave NE - Suite A260	Albertville	MN	55301	(763) 497-3612
380	396 Opry Mills Drive	Nashville	TN	37214	(615) 514-7821
384	13000 Folsom Blvd	Folsom	CA	95360	(916) 985-6800
385	700 Quintard Mall	Oxford	AL	36203	(256) 832-2198
387	4665 Visionland Parkway	Bessemer	AL	35020	(205) 426-9229
388	302 East Meighan Blvd	Gadsden	AL	35903	(256) 439-9303
391	Business Route 22	Monroeville	PA	15146	(412) 372-8515
392	5111 Rogers Avenue	Fort Smith	AR	72903	(479) 452-7991
393	801 Hill Avenue	Reading	PA	19610	(610) 372-2116
395	5000 Frederick Street	Owensboro	KY	42301	(270) 683-8706
397	1000 Route 611	Tannersville	PA	18372	(570) 619-0180
398	5521 Factory Shops Blvd	Ellenton	FL	34222	(941) 722-3323
399	One Premium Outlets Blvd	Wrentham	MA	2093	(508) 384-5926
400	10843 Kings Rd	Myrtle Beach	SC	29572	(843) 449-0772

401	755 Grand Central Parkway Suite 1177	Las Vegas	NV	89106	(702) 364-1177
402	1863 Gettysburg Village Dr	Gettysburg	PA	17325	(717) 338-9055
403	50 Water St	Lee	MA	1238	(413) 243-3396
404	7000 Arundel Mills Circle	Hanover	MD	21076	(410) 799-0940
405	3823 Market Place Circle	Traverse City	MI	49684	(231) 932-9050
406	3286 B Alpine Ave	Walker	MI	49544	(616) 784-6222
407	1650 Premium Outlets Blvd	Aurora	IL	60502	(630) 820-0326
408	1953 A Cobbs Ford Rd	Prattville	AL	36066	(334) 361-8512
409	1645 Parkway	Sevierville	TN	37862	(865) 774-0767
410	5001 Willows Rd	Alpine	CA	91901	(619) 445-5116
411	2412 W Loop 340	Waco	TX	76711	(254) 662-1377
412	2204 E. Kansas Ave	Garden City	KS	67846	(620) 260-9390
413	6501 E. Lloyd Expressway	Evansville	IN	47715	(812) 402-3707
414	Hwy 80 East	Statesboro	GA	30458	(912) 764-9066
415	4443 Commons Drive E	Destin	FL	32541	(850) 269-2600
416	325 Boardwalk Blvd	Bossier City	LA	71111
417	127 North Michigan Ave	Atlantic City	NJ	8401
418	1081 Vann Dr	Jackson	TN	38305	(731) 660-5622

419	18210 Macedonia Commons Blvd	Macedonia	OH	44056	(330) 908-1124
420	3525 Catclaw Dr	Abilene	TX	79606	(325) 692-1743
421	100/102 Meadow Park Ave	Lewis Center	OH	43035	(740) 548-0236
422	395 Plainfield Commons Dr	Plainfield	IN	46168	(317) 837-3970
423	3708 Town Center St	Sherman	TX	75091	(903) 891-3507
424	5006 State Hwy 23	Oneonta	NY	13820	(607) 431-9010
425	11917 Gateway West	El Paso	TX	79936	(915) 633-9955
426	820 W Stacy Rd	Allen	TX	75013	(972) 678-4530
427	1401 Paul Bunyan Dr NW	Bemidji	MN	56601	(218) 751-4100
428	2472 Berryhill Rd	Montgomery	AL	36117	(334) 395-9746
429	2259 South 9th St	Salina	KS	67401	(785) 825-6558
430	2918 Vine St	Hays	KS	67601	(785) 625-4531

Store #:	Street Address:	City:	State:	Zip:	Store Phone #:
431	500 Mall Rd	Barboursville	WV	25504	(304) 736-5960
432	9002 N 121st East Ave	Owasso	OK	74055	(918) 272-3650
433	1737 Martin Luther King Blvd	Houma	LA	70360	(985) 580-0222
434	3510 Court St	Pekin	IL	61554	(309) 347-2100
435	2503 Virginia Lane - Suite #G-1	Corinth	MS	38834	(662) 286-2172

436	12551 Jefferson Ave, Suite 185	Newport News	VA	23602	(757) 833-6403
437	4505 S Medford	Lufkin	TX	75901	(936) 699-2199
438	130 Promenade Blvd	Flowood	MS	39232	(601) 992-3156
439	300 Hwy 78 East	Jasper	AL	35501	(205) 295-1802
440	1200 S Clearview Parkway	Harahan	LA	70123	(504) 733-8006
441	3426 S Glenstone	Springfield	MO	65804	(417) 883-8564
442	375 Pittsburgh Mills Circle	Tarentum	PA	15084	(724) 274-4723
443	3425 Princeton Rd	Hanover	OH	45011	(513) 737-0600
444	4242 St. Michaels Drive	Texarkana	TX	75503	(903) 831-7275
445	285 Paul Huff Parkway	Cleveland	TN	37312	(423) 479-2221
446	2570 Sycamore Rd	DeKalb	IL	60115	(815) 787-9104

447	1019 W University Ave Suite 1020	Georgetown	TX	78628	(512) 819-0671
448	3940 Route 251	Peru	IL	61354	(815) 220-0521
449	770 Elsinger Blvd	Conway	AR	72032	(501) 548-0330
450	2601 Dawson Rd	Albany	GA	31707	(229) 432-4833
451	4291 Pecanland Mall Dr	Monroe	LA	71203-7007	(318) 323-2121
452	314 S. Towanda Avenue	Normal	IL	61761	(309) 862-2434

453	300 Colonial Promenade Parkway	Alabaster	AL	35007	(205) 621-2828
454	352 South College Road	Wilmington	NC	28403	(910) 792-6588

455	4407 Ambassador Caffery Pkwy	Lafayette	LA	70506	(337) 983-0300
456	7600 N 10th	McAllen	TX	78504	(956) 618-1821
457	129 Bleachery Blvd	Asheville	NC	28805	(828) 296-0701

458	4001 University Town Centre Dr	Granville	WV	26501	(304) 598-5056
459	1211-A N Berkeley Blvd	Goldsboro	NC	27534	(919) 751-8036
460	327 Premier Blvd.	Roanoke Rapids	NC	27870	(252) 410-0021
461	2740 Pablo Kisel Blvd	Brownsville	TX	78521	(956) 550-8721
462	2550 East Morris Blvd.	Morristown	TN	37813	(423) 581-3252

463	10200 Eastern Shore Blvd - State Hwy 181	Spanish Fort	AL	36527	(251) 626-8035
464	219 Erie Blvd W	Rome	NY	13440	(315) 336-3282
465	6513 Towne Center Crossing	Southaven	MS	38671	(662) 536-0026
466	1500 C Dogwood Drive	Conyers	GA	30013	(770) 922-6305
467	400 North Center Street	Westminster	MD	21157	(410) 751-6801
468	1925 E Market St	Harrisonburg	VA	22801	(540) 432-6580

469	4554 Virginia Beach Blvd - Suite 920	Virginia Beach	VA	23462	(757) 497-3018
470	4840 Tanger Outlet Blvd.	North Charleston	SC	29418-6947	(843) 744-2405
471	120 Gasser Road, Suite 131	Wisconsin Dells	WI	53913	(608) 253-2360
472	377 W Jackson St	Cookeville	TN	38501	(931) 525-1690
473	201 Wilmar Ave	Grand Island	NE	68803	(303) 384-6348
474	4065 Dowlen Road- Suite A	Beaumont	TX	77706	(409) 899-1551
475	7357 Alcoa Road	Bryant	AR	72022-6204	(501) 860-7375

Store #:	Street Address:	City:	State:	Zip:	Store Phone #:
476	1231 N. Peachtree Parkway	Peachtree City	GA	30269-1743	(678) 364-0545
477	926 W. Shawnee St.	Muskogee	OK	74401	(918) 682-2116
478	24 Crosscreek Parkway	Hattiesburg	MS	39402	(601) 579-2911
479	508 Hwy 72 Bypass NW	Greenwood	SC	29646	(864) 227-1405
480	3000 E. Highland Drive	Jonesboro	AR	72401	(870) 336-2670
481	2861 David H. McLeod Blvd.	Florence	SC	29501	(843) 413-5272
483	2110 North Perkins Rd	Stillwater	OK	74075	(405) 707-0706
484	11367 Parkside Drive	Knoxville	TN	37934	(865) 671-6521
485	11601 108th St Suite 514	Pleasant Prairie	WI	53158-1621	(262) 857-3438
486	5523 Hwy 153	Hixson	TN	37343	(423) 875-8203
487	1022-D South Main Street	Kernersville	NC	27284-4603	(336) 993-4005
488	1057 Broad St	Sumter	SC	29150	(803) 418-0141
489	6326 N. 73rd Plaza	Omaha	NE	68122	(402) 573-9450
490	69292 Highway 21	Covington	LA	70433	(985) 809-6470
491	282 Berlin Mall Rd	Berlin	VT	5602	(802) 223-7260
492	4217 Washington Rd	Evans	GA	30309	(706) 869-7590
493	1180 Blowing Rock Road	Boone	NC	28607-4831	(828) 262-1157
494	5040 West Main Street	Kalamazoo	MI	49009	(269) 388-3380
495	1528 Poinsett Hwy	Greenville	SC	29609-2929	(864) 282-8570
496	11611 US Hwy 431 South	Guntersville	AL	35976	(256) 894-3323
497	875 Lawrenceville Suwanee Rd	Lawrenceville	GA	30043-8479	(770) 995-4016
498	5793 S. U.S. Highway 41	Terre Haute	IN	47802	(812) 298-0417
499	1025 Veterans Parkway	Clarksville	IN	47129	(812) 285-8744
500	279 North 46th Street	Rogers	AR	72756	(479) 621-5858
501	3801 Mall Rd Suite 130	Lexington	KY	40503	(859) 971-0300
502	4161 Sunset Drive	San Angelo	TX	76904
503	5001 Sergeant Road, Suite 80	Sioux City	IA	51106	(712) 274-2360
504	7800 N Navarro, Suite 215	Victoria	TX	77904-2633	(361) 573-9994
505	2750 Carl T Jones Dr	Huntsville	AL	35806	(256) 885-1541
506	1480 Concord Parkway North	Concord	NC	28025-2870	(704) 782-2026

507	937 Harley Strickland Blvd, Suite 700	Orange City	FL	32763	(386) 774-5766
508	227 Los Altos Parkway, #105	Sparks	NV	89436	(775) 626-7211
509	4401 N IH-35	Round Rock	TX	78664-2418	(512) 868-3770
510	929 Keyser Ave, Suite 1	Natchitoches	LA	71457	(318) 352-0814
511	6034 Azle Avenue, Suite 100	Lake Worth	TX	76135	(817) 238-7670
512	135 Factory Shops Blvd	Gaffney	SC	29341	(864) 487-0443
513	3407 Derek Drive	Lake Charles	LA	70601	(337) 477-7852

514	133 South Frontage Road, Suite 108	Meridian	MS	39301	(601) 481-1682
515	2012 E. 42nd Street	Odessa	TX	79762	(432) 362-2263
516	1028 Ridge Road, Suite #125	Webster	NY	14580	(585) 872-2880

517	17600 Collier Avenue, Suite 166	Lake Elsinore	CA	92530-2637	(951) 245-7033
518	2112 SW HK Dodgen Loop	Temple	TX	76504	(254) 791-1600

519	10420 Factory Shops Boulevard	Gulfport	MS	39503	(228) 867-1595
520	166 Station Drive	Anderson	SC	29621	(864) 231-1740
521	820 Willard Drive	Ashwaubenon	WI	54304-5285	(920) 499-3012
522	3990 Stockton Hill Rd	Kingman	AZ	86401-3024	(928) 692-5922

Store #:	Street Address:	City:	State:	Zip:	Store Phone #:
523	6076 Marsha Sharp Freeway, Suite 300	Lubbock	TX	79430	(806) 771-9764
524	207 Hamilton Crossing Drive	Alcoa	TN	37701	(865) 379-4381
525	6610-P Mooretown Road	Williamsburg	VA	23188
526	3680 E. Franklin Boulevard	Gastonia	NC	28056

527	13221 City Station Drive, Suite 105	Jacksonville	FL	32218	(904) 696-3073

528	5001 East Expressway 83, Suite 317	Mercedes	TX	78570	(956) 825-9440
529	3477 Lowery Parkway	Fultondale	AL	35068	(205) 849-9569
530	2858 Wilma Rudolph Boulevard	Clarksville	TN	37040	(931) 648-3668

531	9600 IH-35 Service Rd SB, Suite 600	South Austin	TX	78748	(512) 291-9922
532	411 Fabian Drive	Aiken	SC	29803	(803) 649-9968

533	3401 Raleigh Road Parkway West	Wilson	NC	27896	(252) 291-5507
534	14045 Abercorn Street	Savannah	GA	31419	(912) 920-0581
535	130 Fiddler’s Run Boulevard	Morganton	NC	28655	(828) 430-3038
536	1131 S. Plaza Avenue	Flagstaff	AZ	86001	(928) 213-1921
538	3870 Market Center Drive	Tupelo	MS	38801	(662) 840-3972
539	1241 Point Mallard Pkwy, SE	Decatur	AL	35601	(256) 350-2860
540	101 Range Line Road	Joplin	MO	64801	(417) 781-4772
541	975 E 1-30, Suite 115	Rockwall	TX	75087	(214) 771-3600
542	1670 New Douglas Road	Oswego	IL	60543	(630) 554-9801
543	7230 Bell Creek Road	Richmond	VA	23111	(804) 559-6732
544	1321-1323 South Park Street	Carrollton	GA	30117	(770) 214-9567
545	1622A Highwoods Boulevard	Greensboro	NC	27410	(336) 852-1776

546	516 East-1st Street, Ste J, Super Wal-Mart Center	Alamogordo	NM	88310	(505) 439-6620
547	831 Town Center Drive	Waynesboro	VA	22980	(540) 949-5165

548	549 South Chillicothe Road, Ste 580	Aurora	OH	44202	(330) 562-8550

549	700 S. Telshor Boulevard, Suite 1522	Las Cruces	NM	88011	(505) 521-4260
550	1400 Del Range Boulevard	Cheyenne	WY	82009	(307) 634-5760
551	3250 Gateway Boulevard	Prescott	AZ	96303	(928) 708-0410
552	18 Lightcap Road	Limerick	PA	19464	(610) 970-5241
553		Washington	PA
554	3278 NC Route 87 South	Sanford	NC	27330	(919) 775-2040

555	4901 N. Kickapoo Street, (ste 1024)	Shawnee	OK	74804	(405) 273-7900

556	100 Highway 332 W. Suite 1502	Lake Jackson	TX	77566	(979) 297-1114
557	1001 W. 75th Street	Woodridge	IL	60517	(630) 910-5280

558	9924 Gulf Coast Main St., Suite 100	Ft. Myers	FL	33913	(239) 985-2213
559	1400 N. Litchfield Road, F-1	Goodyear	AZ	85338	(623) 935-2201
561	12916 South Freeway	Burleson	TX	76028	(817) 426-9966

562	301 Cox Creek Parkway - Suite 1022	Florence	AL	35630	(256) 740-6977
563	475-B Simons Run	Lynchburg	VA	24502	(434) 582-1909
564	2001 East Dixon Boulevard	Shelby	NC	28152	(704) 482-0626
565	2400 N. Columbia St, Unit 13	Milledgeville	GA	31061	(478) 453-1500

Store #:	Street Address:	City:	State:	Zip:	Store Phone #:
566	1201 Barbara Jordan Blvd. (Suite 420)	Austin	TX	78723	(512) 322-0400
567	7051 S. Desert Blvd	Canutillo	TX	79835	(915) 877-5121
568	460 N. Grand Court Avenue	Nogales	AZ	85621	(520) 287-3790
569	98 Wadsworth Blvd	Lakewood	CO	80226	(303) 202-1040
570	410 South Columbia Ave	Rincon	GA	31326	(912) 826-6900
571		Ardmore	OK
572	1015 Boston Drive	Burlington	NC	27217	(336) 584-1980
573	1624 Montclair Rd, Suite 100	Birmingham	AL	35210	(205) 951-7760
574	136 Mall Boulevard	Brunswick	GA	31525	(912) 554-3608
575	4301 N. Main, Space Unit C	Roswell	NM	88201	(505) 622-8855

576	14141 Steele Creek Road, Ste 400	Charlotte	NC	28273	(704) 587-3638
577	791 Hwy 77 North	Waxahachie	TX	75165	(972) 923-9660

578	1616 Gadsden Highway, Suite 100	Trussville	AL	35235	(205) 655-8076
579	301 Hwy 377 East, Suite 124	Granbury	TX	76048	(817) 573-5777
580	6270 Bayfield Parkway	Concord	NC	28027	(704) 720-0862
581	300 Early Boulevard	Early	TX	76802	(325) 641-0302
582	15423 South First Street	Milan	TN	38358	(731) 686-0199
583		West Tulsa	OK
584	7183 SE 29th Street	Midwest City	OK	73110	(405) 739-0582
585		Moore	OK
586	2724 Watson Blvd, Suite E	Warner Robins	GA	31093	(478) 971-4800
587	2305 West Jackson Avenue	Oxford	MS	38655	(662) 236-7696
588	2205 Veterans Blvd	Del Rio	TX	78840	(830) 774-4006
589	3501 Steelyard Drive	Cleveland	OH	44109	(216) 741-4122
590	319 Hwy 36 South	Gatesville	TX	76528
591	8219 SH 151	San Antonio	TX	78245	(210) 681-6422
592		Oklahoma City	OK
593	24820 Commercial Drive	Rosenberg	TX	77471	(281) 232-4160

594	5550 Whittlesey Blvd., Suite 580	Columbus	GA	31909	(706) 576-6761
595	7 Neponset Street	Worcester	MA		(505) 595-0351
596	144 Medallion Center	Dallas	TX	75214	(214) 363-7029
597		Flowery Branch	GA
598	1800 Four Seasons Boulevard	Hendersonville	NC	28792	(828) 698-4976
599	5993 Mer Rouge Road	Bastrop	LA	71220	(318) 281-1150
600	622 B Boll Weevil Circle	Enterprise	AL	36330	(334) 348-9803
601	5801 Long Prairie Road	Flower Mound	TX	75028	(972) 539-0613
602	1723 Manhattan Plaza	Harvey	LA	70058	(504) 361-7603
603		Reno	NV
604	105 N. Rosedale	Silver City	NM	88061	(505) 538-5831
605	1768 Demille Road	Lapeer	MI	48446	(810) 245-2216
606	225 Adams Drive, Suite 255	Weatherford	TX	76086
607	455 South Bibb Avenue	Eagle Pass	TX	78852	(830) 752-1284
608		Wichita Falls	TX
609	3404 Fairlane Drive	Allen Park	MI	48101	(313) 441-1274
610	2319 N. Main Street	Liberty	TX	77575	(936) 334-1172
611	321-3 Forum Drive	Columbia	SC	29229	(803) 699-5045

Store #:	Street Address:	City:	State:	Zip:	Store Phone #:
612	2301 Dave Lyle Boulevard	Rock Hill	SC	29730	(803) 324-7055
613	2215 Memorial Drive	Waycross	GA	31501	(912) 283-6354
614	6765 Highway 6 North	Houston	TX	77084	(281) 856-7942
615	4600 Garth Road	Baytown	TX	77521
616		Douglas	AZ
617	10233 East Shelby Drive	Collierville	TN	38017	(901) 854-0428
618		Garner	NC
619		Harker Heights	TX
620		Triadelphia	WV

621	1290 East Ireland Road, Suite G-1	South Bend	IN	46614
622		Council Bluffs	IA

623	7689 S. Jordan Landing Blvd., Suite 170	West Jordon	UT	84084	(801) 282-0711

624	2900 West Washington, Suite 80-A	Stephenville	TX	76401	(254) 918-2083
625	1423 Eagle Drive	Ruston	LA	71207	(318) 254-0494
626		Shreveport	LA
627		Fort Worth	TX
628	229 French Farms Blvd	Athens	AL	35611	(256) 233-3781
629	817 Industrial Blvd (Suite 930)	Smyrna	TN	37167	(615) 355-1264
630		Brooksville	FL

631	1806 East End Blvd Nth (Suite 600)	Marshall	TX	75670	(903) 923-0073

632	29300 Hempstead Road (Suite 210)	Cypress	TX	77433	(281) 256-6283
633		McCalla	AL
634		Brownsburg	IN
635	192 Vernaci Drive	Washington	MO	63090
637	1905 Hwy 273	Anderson	CA	96007	(530) 378-1549

638	2225 Plaza Parkway, Suite J-1/2	Modesto	CA	95350	(209) 523-2640
639	51027 Hwy 6 & 24, Suite 109	Glenwood Springs	CO	81601	(970) 384-7750
640		Bryan	TX
641		Spring Hill	TN
642		Valparaiso	IN
643	1262-B N. Eisenhower Drive	Beckley	WV	25801
644		Waterloo	IA
645		Dublin	GA
646		LaGrange	GA
647		Rochester Hills	MI
648		Norton	VA
649		Yuba City	CA
650		Lake City	FL
651		Lenoir	NC
652		Amarillo	TX
653		Denton	TX
654		Hickory	NC
655		Cedartown	GA
656		Huntsville	AL
657		Chesterfield	MI

Store #:	Street Address:	City:	State:	Zip:	Store Phone #:
658		Lake Havasu	AZ
659		Norman	OK
660		San Luis	AZ
661	5211 International Drive	Orlando	FL
662		Macon	GA
663		Rome	GA
664		Martinsburg	WV
666		Dothan	AL

Store #:	Landlord Name:	C/O	Location:	City:	State:	LL Phone #:
425	A.D.D. HOLDINGS LP	A.D.D. Holdings LP	Las Palmas Marketplace	El Paso	TX	(214) 219-9090
505	VALLEY BEND NORTH, LLC	Aheam & Crunkleton, LLC	Valley Bend at Jones Farm	Huntsville	AL
508	AIG BAKER SPARKS L.L.C.	AIG Baker	Sparks Crossing	Sparks	NV	(205) 969-1000
521	AIG BAKER BAY PARK, L.L.C.	AIG Baker	The village at Bay Park	Ashwaubenon	WI	(205) 969-1000
216	PRE/WARRENTON (MO) LLC	Ariel Preferred Retail Group LLC	Warrenton Outlet Center	Warrenton	MO	(757) 345-6060
218	PRE/MEDFORD (MN) LLC	Ariel Preferred Retail Group LLC	Medford Outlet Center	Medford	MN	(757) 345-6060
225	PRE/LAUGHLIN (NV) LLC	Ariel Preferred Retail Group LLC	Horizon Outlet Center	Laughlin	NV	(757) 345-6060
341	PRE/TULARE (CA) LLC	Ariel Preferred Retail Group LLC	Horizon Outlet Center	Tulare	CA	(757) 345-6060
405	PRE/TRAVERSE (MI) LLC	Ariel Preferred Retail Group LLC	Horizon Outlet Center	Traverse City	MI	(757) 345-6060
438	ARC DOGWOOD PROMENADE LLC	Aronov Realty Management Inc	Dogwood Promenade Shopping Center	Flowood	MS	(334) 277-1000
450	ALBANY MALL LLC	Aronov Realty Management Inc	Albany Mall	Albany	GA
600	Aronov Realty Company, Inc., Aronov Realty Properties, Inc.	Aronov Realty Management Inc	Enterprise Shopping Center	Enterprise	AL	(334) 277-1000
34	BVT/WELP PIGEON FORGE LP	Belz Enterprises	Belz Factory Outlet Annex II	Pigeon Forge	TN	(901) 767-4780
497	MIDWEST HOLDING #7, LLC	Ben Carter Properties LLC	Lawrenceville Market Shopping Center	Lawrenceville	GA
594	Columbus Park Crossing South, LLC	Ben Carter Properties LLC	Columbus Park Crossing South	Columbus	GA
496	Ben F. Kushner Co.	Ben F. Kushner Co.	Big Springs Village	Guntersville	AL	(404) 303-1424
459	GOLDSBORO CROSSING LLC	Berkley Commons	Berkeley Commons	Goldsboro	NC	(919) 657-5005
168	BFO Factory Shoppes, LLC	BFO Factory Shoppes LLC	Prime Outlets @ Fremont	Fremont	IN	(231) 798-9100
219	BFO Factory Shoppes LLC	BFO Factory Shoppes LLC	The Outlet Shoppes at Oshkosh	Oshkosh	WI	(231) 798-9100
570	Rin South Partners, LLC	Blanchard & Calhoun Commercial	Rincon South Shopping Center	Rincon	GA	(706) 722-5565
429	IP of A SALINA CENTRAL MALL LLC	BoardWalk Management Company, Inc.	Central Mall	Salina	KS
624	Bosque River Associates	Bosque River Associates	Bosque River Center	Stephenville	TX
571	Ardmora Commons, LLC	Burk Collins & Co	Ardmore Commons	Ardmore	OK
585	Moore Sorrento, LLC	Burk Collins & Co	Shops at Moore	Moore	OK
83	THE CAFARO COMPANY	Cafaro Company	Millcreek Mall	Erie	PA	(330) 747-2661
84	SANDUSKY MALL CO	Cafaro Company	Sandusky Mall	Sandusky	OH	(330) 747-2661
119	MEADOWBROOK MALL COMPANY	Cafaro Company	Meadowbrook Mall	Bridgeport	WV	(330) 747-2861
431	HUNTINGTON MALL CO	Cafaro Company	Huntington Mall	Barboursville	WV	(330) 747-2661
421	TULLER SQUARE NORTHPOINTE LLC	Caslo	NorthPointe Plaza Shopping Center	Lewis Center	OH	(614) 228-5331
566	Catellus Austin Retail II, LP	Catellus Development Group	Mueller Shopping Center	Austin	TX
224	The Shops at Perryville LLC	Caton Realty	Perryville Outlet Center	Perryville	MD	(410) 465-8300
523	Canyon Hub Holdings, LP.	Caynon Hub Holdings, LP.	Canyon West Shopping Center	Lubbock	TX	(214) 750-7688
285	ROCKWELL ACQUISITIONS, INC.	CB Richard Ellis	Rockwell Plaza	Oklahoma City	OK	(405) 512-5400
569	Kensington Fairfield LP.	CB Richard Ellis	Fairfield Commons	Lakewood	CO	(720) 528-6401
609	W2001 ALN Realty, LLC.	CB Richard Ellis	Fairlane Green Phase I	Allen Park	MI
443	CB Richard Ellis Inc., Receiver	CB Richard Ellis re: Bridgewater Falls	Bridgewater Falls	Hanover	OH	(513) 895-6800
217	CBL/Westmoreland, LP.	CBL & Aso Mgmt Inc	Westmoreland Mall	Greensburg	PA	(724) 836-5025
241	MID RIVERS MALL LLC	CBL & Aso Mgmt Inc	Mid Rivers Mall	St. Peters	MO	(440) 871-4800
312	CHERRYVALE MALL, LLC	CBL & Aso Mgmt Inc	Cherryvale Mall	Rockford	IL	(440) 871-4800
324	ST CLAIR SQUARE LP	CBL & Aso Mgmt Inc	St. Clair Square	Fairview Heights	IL	(423) 855-0007
391	CBL/MONROEVILLE, LP	CBL & Aso Mgmt Inc	Monroeville Mall	Monroeville	PA
461	CBL/SUNRISE COMMONS LP	CBL & Aso Mgmt Inc	Sunrise Commons	Brownsville	TX
462	CBL MORRISTOWN, LTD	CBL & Aso Mgmt Inc	College Square Mall	Morristown	TN	(423) 855-0001
465	SOUTHAVEN TOWNE CENTER II, LLC	CBL & Aso Mgmt Inc	Southaven Towns Center	Southaven	MS	(423) 855-0001
483	LAKEVIEW POINTE LLC	CBL & Aso Mgmt Inc	Lakeview Pointe	Stillwater	OK
501	Fayette Plaza CMBS, LLC	CBL & Aso Mgmt Inc	Plaza at Fayette Mall	lexington	KY	(423) 855-0001
540	NORTHPARK MALL/JOPLIN, LLC	CBL & Aso Mgmt Inc	Northpark Mall	Joplln	MO	(423) 855-0001
550	Frontier Mall Associates Limited Partnership	CBL & Aso Mgmt Inc	Frontier Mall	Cheyenne	WY	(423) 855-0001
558	Gulf Coast Town Center CMBS. LLC	CBL & Aso Mgmt Inc	Gulf Coast Town Center	Ft. Myers	FL	(423) 855-0001
572	Alamance Crossing, LLC	CBL & Aso Mgmt Inc	Alamance Crossing	Burlington	NC	(423) 855-0001
588	Mall Shopping Center Company, LP.	CBL & Aso Mgmt Inc	Plaza Del Sol Mall	Del Rio	TX
620	Ohio County Development Authority-Gregory L. Stewart	CEG Development	Power Center	Triadelphia	WV

Store #:	Landlord Name:	C/O	Location:	City:	State:	LL Phone #:
511	6034 Azle Avenue, LLC	Cencor Realty Services	Lake Worth Marketplace	Lake Worth	TX	(214) 954-0300
596	Medallion Center Partners, LP	Central Control Company	Caruth Medallion Shopping Center	Dallas	TX	(214) 691-6541
630	Galileo Coastal Landing, LLC	Centro Properties Group	Coastal Landing	Brooksville	FL	(212) 889-3000
647	New Plan Hampton Village, LLC	Centro Properties Group	Hampton Village Centre Shopping Center	Rochester Hills	MI	(212) 889-3000
94	CPG FINANCE I LLC	Chelsea Property Group Inc	Factory Stores of America	Georgetown	KY	(201) 286-1111
101	CPG FINANCE I LLC	Chelsea Property Group tnc	Carolina Premium Outlets	Smithfield	NC	(973) 228-6111
161	CPG PARTNERS LP	Chelsea Property Group Inc	Factory Merchants Mall	Branson	MO	(973) 228-6111
169	CPG FINANCE I LLC	Chelsea Property Group Inc	Factory Stores of America	Boaz	AL	(973) 228-1111
173	CPG PARTNERS LP	Chelsea Property Group Inc	Edinburgh Premium Outlets	Edinburgh	IN	(973) 228-6111
212	CPG PARTNERS LP	Chelsea Property Group Inc	Factory Outlet Village	Osage Beach	MO	(973) 228-6111
220	F/C MI CITY DEV LLC	Chelsea Property Group Inc	Lighthouse Place Premium Outlets	Michigan City	IN	(973) 403-3168
226	F/C WATERLOO DEV LLC	Chelsea Property Group Inc	Waterloo Premium Outlets	Waterloo	NY	(973) 403-3168
234	CHELSEA LAS VEGAS HOLDING LLC	Chelsea Property Group Inc	Las Vegas Outlet Center	Las Vegas	NV	(973) 228-6111
268	CPG PARTNERS LP	Chelsea Property Group Inc	Johnson Creek Factory Shoppes	Johnson Creek	WI	(973) 228-6111
320	F/C GILROY DEVELOPMENT LLC	Chelsea Property Group Inc	Gilroy Premium Outlets	Gilroy	CA	(973) 403-3168
321	CPG FINANCE II LLC	Chelsea Property Group Inc	Vacaville Premium Outlets	Vacaville	CA	(973) 228-6111
340	CPG PARTNERS LP	Chelsea Property Group Inc	N. Dawsonville Premium Outlets	Dawsonville	GA	(973) 228-6111
379	CPG PARTNERS LP	Chelsea Property Group Inc	Outlets @ Albertville	Albertville	MN	(973) 226-6111
384	CHELSEA FINANCING PRTNRSHP LP	Chelsea Property Group Inc	Folsom Premium Outlets	Folsom	CA	(973) 228-6111
397	CHELSEA POCONO FINANCE LLC	Chelsea Property Group Inc	The Crossings F/O	Tennersville	PA	(570) 883-0936
399	CHELSEA GCA REALTY INC	Chelsea Property Group Inc	Wrentham Premium Village Outlets	Wrentham	MA	(973) 228-6111
401	SIMON CHELSEA LV DEV LLC	Chelsea Property Group Inc	Las Vegas Premium Outlets	Las Vegas	NV	(973) 228-6111
407	SIMON/CHELSEA CHICAGO DEV LLC	Chelsea Property Group Inc	Chicago Premium Outlets	Aurora	IL	(973) 228-6111
426	CHELSEA ALLEN DEVELOPMENT LP	Chelsea Property Group Inc	Allen Premium Outlets	Allen	TX	(973) 228-8111
509	CPG ROUND ROCK, LP.	Chelsea Property Group Inc	Round Rock Premium Outlets	Round Rock	TX	(973) 226-6111
528	CPG MERCEDES, LP.	Chelsea Property Group Inc	Rio Grande Valley Premium Outlets	Mercedes	TX
548	CPG Partners, L.P.	Chelsea Property Group Inc	Aurora Farms Premium Outlet	Aurora	OH	(973) 228-6111
552	Chelsea Limerick Holdings, LLC	Chelsea Property Group Inc	Philadelphia Premium Outlets	Limerick	PA	(973) 228-6111
832	CPG Houston Holdings, LP.	Chelsea Property Group Inc	Houston Premium Outlets	Cypress	TX	(973) 228-6111
576	CK RiverGate Shopping Center, LLC	Childress Klein Properties	Rivergate Shopping Center	Charlotte	NC
580	CK Afton Ridge Retail, LLC	Childress Klein Properties	Afton Ridge Shopping Center	Concord	NC
209	Chisholm Trail Center, LLC	Chisholm Trail Center	Chisholm Trail Center	Newton	KS	(316) 265-9311
248	GARCIGA INVESTMENTS INC	Cobra	Prime Outlets @ Odessa	Odessa	MO	(305) 893-5018
492	MULLINS CROSSING LLC	Collett & Associates, LLC	Mullins Crossing Shopping Cntr	Evans	GA	(704) 376-6523
533	HERITAGE CROSSING, LLC	Collett & Associates, LLC	Heritage Crossing Shopping Center	Wilson	NC	(704) 376-6523
547	Waynesboro TC, LLC	Collett & Associates, LLC	Waynesboro Town Center Shopping Center	Waynesboro	VA	(704) 376-6523
583	Tulsa Hills LLC	Collett & Associates, LLC	Tulsa Hills Shopping Center	West Tulsa	OK	(704) 376-6523
453	OZ CLP Alabaster LLC	Colonial Properties Services LP	Colonial Promenade Alabaster	Alabaster	AL	(205) 871-0406
484	PARKSIDE DRIVE LLC	Colonial Properties Services LP	The Pinnacle at Turkey Creek	Knoxville	TN	(205) 871-0406
529	Walkers Chapel Road, LLC	Colonial Properties Services LP	Colonial Promenade at Fultondale	Fultondale	AL	(205) 871-0406
578	Babcock & Brown Promenade LLC	Colonial Properties Services, Inc.	Colonial Promenade at Tutwiler Farms	Trussville	AL	(205) 871-0406
629	Sam Ridley, LLC	Colonial Properties Services, Inc.	Colonial Town Park Smyma	Smyma	TN	(205) 871-0406
633	Colonial Properties Services, Inc.	Colonial Properties Services, Inc.	Colonial Promenade Tannehill	McCalla	AL	(205) 871-0406
543	COF North	Commonwealth Commercial Partners, Inc.	Hanover Square North	Richmond	VA	(804) 346-4968
568	Nogales Plaza Shopping Center, LP.	CommPros, Inc.	Nogales Plaza Shopping Canter	Nogales	AZ
563	Wards Crossing West, L.L.C.	Compson Development, LLC	Wards Crossing West	Lynchburg	VA
516	COR RIDGE ROAD COMPANY, LLC	COR Property Services Company, LLC	Towne Center at Webster	Webster	NY	(315) 663-2100
195	Ocean City Factory Outlets I, LLC	Cordish Company	Ocean City Factory Outlet	Ocean City	MD	(410) 752-5444
417	ATLANTIC CITY ASO LLC, MD LLC	Cordish Company	The Walk	Atlantic City	NJ	(410) 752-5444
227	CRAIG REALTY GROUP-CONROE LP	Craig Realty Group	Conroe Outlet Center	Conroe	TX	(949) 224-4100
228	Craig Realty Group-Hillsboro, LLC	Craig Realty Group	Prime Outlets @ Hillsboro	Hillsboro	TX	(949) 224-4100
233	VICKSBURG FACTORY OUTLETS LTD	Craig Realty Group	Vicksburg Factory Outlet	Vicksburg	MS	(334) 749-0885
244	CRAIG REALTY GRP-LOVELAND LLC	Craig Realty Group	Outlets at Loveland	Loveland	CO	(949) 224-4100

Store #:	Landlord Name:	C/O	Location:	City:	State:	LL Phone #:
245	CRAIG REALTY GRP — CASTLE ROCK, LLC	Craig Realty Group	Outlets at Castle Rock	Castle Rock	CO	(303) 688-2800
262	CRAIG REALTY GROUP-ANTHEM LP	Craig Realty Group	Outlets at Anthem	Phoenix	AZ	(949) 224-4100
270	CRAIG REALTY GROUP-SILVERTHORNE LLC	Craig Realty Group	The Outlets at Silverthorne	Silverthorne	CO	(949) 224-4100
517	Castle & Cooke Lake Elsinore Outlet Centers, Inc.	Craig Really Group	Lake Elsinore Outlets	Lake Elsinore	CA	(661) 664-6585
311	QUINCY-CULLINAN LLC	Cullinan Properties	Quincy Mall	Quincy	IL	(390) 999-1700
434	EAST COURT VILLAGE LLC	Cullinan Properties	East Court Village	Pekin	IL
452	IMI LLC COLLEGE HILLS FEE	Cullinan Property Mgmt LLC	Shoppes @ College Hills	Normal	IL	(309) 999-1700
188	Daley Investments, LLC	Daley Investments, LLC	Factory Stores at Batesville	Balesville	MS	(800) 381-7406
355	MIDAM/DALAN BRADLEY, LLC	Daly Group LLC	Bradley Commons	Bourbonnals	IL	(312) 795-1235
480	TURTLE CREEK PARTNERS, LLC on AR LLC	David Hocker & Associates, Inc.	The Mall at Turtle Creek	Jonesboro	AR	(270) 926-2816
538	TUP430 COMPANY, LLC	David Hocker & Associates, Inc.	Market Center	Tupelo	MS	(270) 926-2616
67	University of Pittsburgh of the Commonwealth System	Department of Property Management	Forbes	Pittsburgh	PA	(412) 624-9900
137	BG BIG FLATS 1, LLC	Developers Diversified Realty Corp	Big Flats Consumer Square	Elmira	NY	(216) 755-5500
147	BENDERSON-WAINBERG ASO II LP	Developers Diversified Realty Corp	Plattsburgh Consumer Square	Plattsburgh	NY	(216) 755-5500
408	GS II GREEN RIDGE LLC	Developers Diversified Realty Corp	Green Ridge Square	Walker	MI	(216) 755-5500
419	OOTRS LLC	Developers Diversified Realty Corp	Macedonia Commons	Macedonia	OH	(216) 755-5500
427	DEVELOPERS DIVERSIFIED REALTY	Developers Diversified Realty Corp	Paul Bunyan Mall	Bemidll	MN	(216) 755-5500
454	GS II UNIVERSITY CENTRE LLC	Developers Diversified Realty Corp	University Centre	Wilmington	NC	(216) 755-5500
484	DDR GLH FREEDOM PLAZA LLC	Developers Diversified Realty Corp	Freedom Plaza	Roma	NY	(216) 755-5500
491	DEVELOPERS DIVERSIFIED REALTY CORP	Developers Diversified Realty Corp	Berlin Mall	Berlin	VT	(216) 755-0000
588	JDN Realty Corporation	Developers Diversified Realty Corp	Warner Robins Place	Warner Robins	GA	(216) 755-5500
591	DDR DB 151 Venturas LP	Developers Diversified Realty Corp	Westover Marketplace	San Antonio	TX	(216) 755-5500
601	SWC FM2499 & Dixon, Ltd.	Direct Property Management	Robertson’s Creek Shopping Center	Flower Mound	TX
446	NORTHLAND PLZ IMPROVEMENTS, LLC	DLC Management Corp	Northland Plaza	DeKalb	IL	(868) 352-6468
530	EDENS REALTY GROUP, LLC	E & A Investments LP	Hampton Plaza	Clarksville	TN
526	E&A FRANKLIN SQUARE LIMITED PARTNERSHIP	E&A Investments LP	Franklin Square III	Gastonia	NC
607	Enterprise Eagle Pass Associates, LP.	EDA Eagle Pass Realty, Inc.	Mall De Las Agullas	Eagle Pass	TX
473	281 & OLD POTASH II LLC, a NE LLC	Edgemark Development LLC	Grand Corners Shopping Center	Grand Island	NE
412	GALILEO CMBST1 HL, LLC	ERT Australian Management, LP	Garden City Plaza	Garden City	KS	(212) 869-3000
476	KRG KEDRON VILLAGE LLC	Falson & Aso LLC	Kedron Village	Peachtree City	GA
424	Route 23 Associates, LLC	Fameco Management Services Associates, LP	Southside Mall	Oneonta	NY	(610) 834-8000
589	Steelyard Commons LLC	First Interstate Properties, Ltd	Steelyard Commons	Cleveland	OH	(216) 381-2900
337	FLATWOODS FACTORY OUTLET CNTR	Flatwoods Factory Outlet Center	Flatwoods Factory Stores	Sutton	WV	(304) 765-5055
623	Airport Center, LLC	Foursquare Properties, Inc.	Jordan Landing Plaza-Phase V	West Jordon	UT	(760) 438-3141
418	INLAND US Management LLC	GBT Realty Corporation	The Columns	Jackson	TN	(868) 262-7700
539	DECATUR INVESTMENT PARTNERS, GP	GBT Realty Corporation	The Crossings of Decatur	Decalur	AL	(615) 370-0670
641	Spring Hill Development Partner, GP	GBT Realty Corporation	Crossings of Springhill	Spring Hill	TN
289	OAKWOOD HILLS MALL PARTNERS LLP	General Growth Properties Inc	Oakwood Mall	Eau Claire	WI	(612) 525-2180
306	COLONY SQ MALL LLC	General Growth Properties Inc	Colony Square Mall	Zenesville	OH	(312) 551-5213
342	GGP LP	General Growth Properties Inc	Coral Ridge Mall	Coralville	IA	(312) 960-5000
359	GGP-GRANDVILLE LLC	General Growth Properties Inc	Rivertown Crossings	Grandville	MI	(612) 525-2683
360	PROVO MALL LLC	General Growth Properties Inc	Provo Towne Centre	Provo	UT	(801) 486-3911
367	WHITE MARSH GP	General Growth Properties Inc	While Marsh Mall	Baltimore	MD	(410) 715-8141

Store #:	Landlord Name:	C/O	Location:	City:	State:	LL Phone #:
651	Lenoir Colony Limited Partnership	GFD Management Inc.	North Hills Plaza	Lenoir	NC	(919) 677-9400
50	Lakeland Station Holding, LLC	Gilad Development Inc	Lakeland Factory Outlet Mall	Lakeland	TN	(818) 348-7700
263	Lodi Station, LLC	Gilad Development Inc	Lodi Station Outlets	Burbank	OH	(216) 363-6415
314	ZFS HOLDING LP	Gilad Development Inc	Zion Factory Stores	St. George	UT	(818) 346-7700
430	Hays Mall LLC	GJ Realty	The Mall at Hays	Hays	KS	(903) 838-4000
448	PERU GKD PARTNERS LLC	GK Development Inc	Peru Mall	Peru	IL	(847) 277-9930
413	General Auto Outlet of Evansville, LLC	Goodman Company	The Evansville Pavillon	Evansville	IN	(215) 885-8383
105	DLJMAC 1999-CG2 Ellz St LLC	Graham & Company	Boaz Fashion Outlet Center	Boaz	AL	(258) 382-9010
392	Fort Smith Mall LLC	Gregory Greenfield & Aso	Central Mall	Fort Smith	AR	(903) 838-4000
644	GG&A Crossroads Center, L.P.	Gregory Greenfield a Aso	Crossroads Center	Waterloo	IA	(903) 838-4000
385	QUINTARD MALL, LTD	Grimmer Realty Co	Quintard Mall	Oxford	AL	(256) 831-4180
493	Libby Boone Enterprises, LLC	H.L Libby Corporation	Boone Mall	Boona	NC	(724) 935-3433
597	Flow1, LLC	Halvorsen Development	Stonebridge Village	Flowery Branch	GA
559	PVPW Corp	Heitman Capital Management	Palm Valley Pavillons West	Goodyear	AZ	(310) 689-1416
532	ACADIA HENDON HITCHCOCK PLAZA, LLC	Hendon Properties	Hitchcock Plaza	Aikeri	SC
131	SANTEE LLC	Harlia Realty Company	Santee Factory Stores	Santee	SC	(770) 368-2087
402	Gettysburg Outlet Center, LP	Horizon Group Properties, Inc.	The Outlet Shoppes at Gettysburg	Gettysburg	PA	(231) 798-9100
567	El Paso Outlet Center LLC	Horizon Group Properties, Inc.	The Outlets Shoppes at El Paso	Canutillo	TX	(231) 798-9100
592	Horizon Group Properties, L.P.	Horizon Group Properties, Inc.	The Outlet Shoppes at Oklahoma City	Oklahoma City	OK	(231) 798-9100
154	PORT HURON FACTORY SHOPS LLC	Howard Realty Group	Outlet Mall	Kimbal	MI	(248) 542-0005
414	STATESBORO MALL LLC	Hull Storey Retail Group, LLC	Statesboro Mall	Stalesboro	GA	(706) 863-2222
488	SUMTER MALL LLC	Hull Storey Retail Group, LLC	Sumter Mall	Sumter	SC	(706) 863-2222
504	VICTORIA MALL, LLC	Hull Storey Retail Group, LLC	Victoria Mall	Victoria	TX	(706) 863-2222
506	CAROLINA MALL LLC	Hull Storey Retail Group, LLC	Carolina Mall	Concord	NC	(706) 863-2222
562	HJS Florence, LLC	Hull Storey Retail Group, LLC	Regency Square Mall	Florence	AL	(706) 863-2222
584	Shelby Mall, LLC	Hull Storey Ratall Group, LLC	Cleveland Mall	Shelby	NC	(706) 863-2222
565	Hatcher Square, LLC	Hull Storey Retail Group, LLC	Milledgaville Mall	Milledgeville	GA	(706) 863-2222
598	Blue Ridge Mall, LLC	Hull Storey Retail Group, LLC	Blue Ridge Mall	Hendersonville	NC	(706) 863-2222
645	D Mall, LLC	Hull Storey Retail Group, LLC	Dublin Mall	Dublin	GA	(706) 863-2222
646	West Georgia Commons Mall, LLC	Hull Storey Retail Group, LLC	LaGrange Mall	LaGrange	GA	(706) 863-2222
650	Gleason Mall, L.P.	Hull Storey Retail Group, LLC	Lake City Mall	Lake City	FL	(706) 863-2222
638	Central Valley Associates	ICI Development Company	Central Valley Plaza	Modesto	CA	(714) 541-1200
577	Indian Drive Associates, Ltd.	Indian Drive Associates, Ltd.	Waxahachie Marketplace	Waxahachie	TX
313	INFINITY MESA-Factory Stores of America	Infinity Mesa	Factory Stores of America Outlet Center	Mesa	AZ	(480) 832-1379
503	MB Sioux City Lakeport, L.L.C.	Inland American retail Mgmt	Lakeport Commons	Sioux City	IA	(830) 218-8000
498	INLAND COMMERCIAL PROPERTY MGMT INC	Inland Commercial Property Mgmt Inc	Honey Creek Commons	Terre Haute	IN	(830) 218-8000
423	MB SHERMAN TOWN CENTER LIMITED PARTNERSHIP	Inland Real Estate Acquisition	Sherman Town Center	Sherman	TX	(830) 645-7238
531	Inland Southwest Management LLC	Inland Southwest Management LLC	Southpark Meadows	South Austin	TX	(972) 442-6770
456	INLAND WESTERN McALLEN TRENTON LP	Inland Southwest Mgmt LLC	Trenton Crossing Shopping Center	McAllen	TX	(972) 442-6770
542	Inland Western Oswego Gerry Centennial, L.L.C.	Inland US Management, LLC	Gerry Centennlal Center	Oswego	IL	(630) 368-2262
436	Inland Western Newport News Jefferson, L.L.C.	Inland US Management, LLC Bldg #36207	Jefferson Commons	Newport News	VA	(410) 764-3222
433	INLAND WESTERN HOUMA MAGNOLIA LLC	Inland Western Houma Magnollca, LLC	Magnolia Square Shopping Center	Houma	LA	(972) 442-6770
192	Inland US Management, LLC/BIdg. 6197	Inland Western Kingsport East Stone LLC	East Stone Commons	Kingsport	TN	(865) 281-2929
411	Inland Southwest Management, L.L.C.	Inland Western Retail Real Estate	Central Texas Marketplace	Waco	TX	(972) 442-6770

Store #:	Landlord Name:	C/O	Location:	City:	State:	LL Phone #:
458	MOUNTAINEER PROPERTY CO II, LLC	Interstate Development Co	University Town Centre	Granville	WV	(423) 968-5971
47	CLEARVIEW MALL ASSOCIATES	J J Gumberg & Aso	Clearview Mall	Butler	PA	(412) 244-4066
579	The Shops of Granbury, Ltd.	J.R. Black Properties, Ltd	Shops of Granbury	Granbury	TX
517	Carriage Crossing Market Place, LLC	Jim Wilson & Associates, LLC	Carriage Crossing Marketplace	Collierville	TN
524	Hamilton Crossing I, LLC	John R. Dunlap, Jr.	Hamilton Crossing	Alcoa	TN
332	Genesee Valley Partners, L.P.	Jones Lang LaSalle Americas, Inc.	Genesee Valley Mall	Flint	MI
374	MARELDA VALDOSTA MALL LLC	Jones Lang LaSalle Americas, Inc.	Colonial Valdosta Mall	Valdosta	GA	(229) 242-0457
457	CRANBERRY MALL PROPERTIES, LLC	Jones Lang LaSalle Americas, Inc.	TownMall of Westminster	Westminster	MD
534	SAVANNAH TEACHERS PROPERTIES, INC.	Jones Lang LaSalle Americas, Inc.	Savannah Mall	Savannah	GA
549	Mesilla Valley Mall LLC	Jones Lang LaSalle Americas, Inc.	Mesilla Valley Mall	Las Cruces	NM	(505) 522-1001
574	Marelda Glynn Place Mall LLC	Jones Lang LaSalle Americas, Inc.	Colonial Glynn Place Mall	Brunswick	GA	(912) 267-6964
612	JTL Rock Hill, LLC	JTL Rock Hill, LLC	Rock Hill Galleria	Rock Hill	SC
611	Village at Sandhill, LLC	Kahn Development Company	The Forum II at the Village at Sandhill	Columbia	SC	(803) 227-1267
515	Midland Kaufman, L.P.	Kaufman Properties	Crossroad Center	Odessa	TX	(432) 559-0400
604	KED Southwest, Ltd.	KED Southwest, Ltd.	Glla Center	Silver City	NM
441	KIMCO NORTH TRUST I	Kimco Realty Corporation	Primrose Marketplace	Springfield	MO	(516) 869-9000
478	KIMCO HATTIESBURG LP, MS LP	Kimco Realty Corporation	Turtle Creek Crossing	Hattiesburg	MS	(516) 869-9000
489	KDI OMAHA, L.P.	Kimco Realty Corporation	Sorenson Park Plaza	Omaha	NE	(516) 869-9000
494	K&S MAPLE HILL MALL LP	Kimco Realty Corporation	Maple Hill Pavilion	Kalamazoo	MI
495	PL CHERRYDALE POINT, LLC	Kimco Realty Corporation	Cherrydale Point	Greenville	SC	(516) 869-9000
518	TEMPLE TOWNE CENTER, L.P.	Kimco Realty Corporation	Temple Towne Center	Temple	TX	(516) 869-9000
557	Glenn Cohen, trustee of KIMCO North Trust II	Kimco Realty Corporation	Woodgrove Festival	Woodridge	IL	(516) 869-9000
614	Cooperwood Village, LP	Kimco Realty Corporation	Copperwood Village	Houston	TX	(516) 869-9000
622	Kimco Metro Crossing, L.P.	Kimco Realty Corporation	Metro Crossing	Council Bluffs	IA	(516) 869-9000
323	K.L.P. Properties, Inc.	KLP Properties, Inc	Prime Outlets @ Tracy	Tracy	CA	(925) 962-6960
637	KLP Properties, Inc	KLP Properties, Inc	Shasta Outlets	Anderson	CA	(925) 933-1600
250	TKG Biscayne, LLC	Kroenke Group	The Shoppes at Stadium	Columbia	MO	(573) 449-8323
487	KERNERSVILLE RE-DEVELOPMENT CO LLC	Langley Properties Company	Southside Square Shopping Center	Kernersville	NC
513	LAKE CHARLES RETAIL DEVELOPMENT, LLC	Latter & Blum Property Management	Lake Charies Power Center	Lake Charies	LA
338	LAUREL MALL LP	Laurel Mall LP	Laurel Mall	Hazelton	PA	(717) 569-6439
440	ELMWOOD SOUTH, LLC	Lauricella Land Company, LLC	Elmwood Shopping Center	Harahan	LA	(504) 733-1800
634	Brownsburg Station Partners, LLC	Lauth Group, Inc.	Brownsburg Station	Brownsburg	IN	(317) 848-6500
640	Bryan Towne Center Partners, LP	Lauth Group, Inc.	Bryan Towne Center	Bryan	TX	(317) 848-6500
642	Porter’s Vale Partners, LLC	Lauth Group, Inc.	Porters Vale	Valparaiso	IN	(317) 848-6500
546	LCG ALAMOGORDO, LLC	LCG Alamogordo, LLC	Alamogordo Supercenter	Alamogordo	NM	(435) 214-5555
257	AM FAIRLANE VILLAGE, LLC	Levin Management corporation	Fairlane Village Mall	Pottsville	PA	(212) 929-5300
610	Liberty Shopping Center, LP	Liberty Shopping Center, LP	Jefferson Square	Liberty	TX
420	SOUTHWEST AND CATCLAW, LLC	Lincoln Property Company	Shops at Abilene	Abilene	TX	(214) 750-1517
437	KEYSTONE SOUTHLOOP OF LUFKIN LLC	Lincoln Property Company	Southloop Crossing Shopping Center	Lufkin	TX	(214) 750-1517
582	Marketplace Milan, GP	Lurie & Associates, LLC	The Marketplace at Milan	Milan	TN

Store #:	Landlord Name:	C/O	Location:	City:	State:	LL Phone #:
595	Mayflower Greendale, L.P.	M.S. Management Associates Inc.	Greendale Mall	Warcester	MA
113	GREAT NORTHERN SPE LLC	Macarich Company	Great Northern Mall	Clay	NY	(315) 822-4449
115	ROTTERDAM SQUARE LLC	Macerich Company	Rotterdam Square	Rotterdam	NY	(315) 622-4449

121	WILTON MALL LLC	Macerich Company	Wilton Mall	Saratoga	NY	(315) 622-4449

551	TWC II-Prescott Mall, LLC	Macerich Company	Gateway Mall	Prescott	AZ
573	MAP Eastwood LLC	MAP Eastwood LLC	Eastwood Village	Birmingham	AL

276	DRAPER LTD LLC	Marcus & Millichap	Factory Stores of America	Draper	UT	(602) 952-9669

189	Mathias Shopping Centers, Inc.	Mathias Properties	Ozark Center Point Place	Springdale	AR	(479) 750-9100
408	PREMIERE PLACE LLC	McClinton & Co Inc	Premiere Place	Prattville	AL	(334) 270-9653
408T	PREMIERE PLACE LLC	McClinton & Co Inc	Premiere Place	Prattville	AL	(334) 270-9653
319	BELT HIGHWAY LP	MD Management Inc	East Hills Shopping Center	St. Joseph	MO	(913) 649-9080
404	ARUNDEL MILLS LP	Mills Corporation	Arundel Mills	Hanover	MD	(301) 968-6000
626	French Farms Pavilion, LLC	Ming Enterprises	French Farms Pavilion	Athens	AL	(258) 232-6744
460	RAE-ME North Carolina, LLC	MUSS Management, LLC	Premier Landing	Roanoke Rapids	NC	(212) 629-0555
428	NP/I&G EASTCHASE PROPERTY OWNER, LLC	New Plan Excel Realty Trust Inc	EastChase Plaza	Montgomery	AL	(212) 869-3000

466	NP/l&G CONYERS CROSSROADS II, LLC	New Plan Excel Realty Trust Inc	Conyers Crossroads Shopping Center	Conyers	GA	(212) 869-3000

593	A-S 70 Hwy 59-FM 762, L.P.	NewQuest Properties	Brazos Town Center	Rosenberg	TX
605	NNN Development, Inc.	NNN Development, Inc.	South Branch Shopping Center	Lapeer	MI

9920	WV ECONOMIC DEV AUTH	NorthGate Business Park	Distribution Center	Welrton	WV	(304) 558-3650

302	MMP Crossroads, LLC	Northwest Arkansas Mall	Crossroads Mall	Oklahoma City	OK

416	LOUISIANA RIVERWALK, LLC	O & S Holdings LLC	Louislana Boardwalk	Bossler City	LA	(310) 207-8800
7	SETTLERS’ R1, INC	OVP Management Inc	Settlers Green Outlet Village Plus	North Conway	NH	(817) 965-9700
97	ROCKVALE OUTLET CENTER LP	PA Outlet Management Co	Rockvale Square Outlets	Lancaster	PA	(717) 293-9595

444	TEXARKANA RANCHO, LLC	Pacific Commercial Management, Inc.	Texarkana Pavilion	Texarkana	TX	(858) 450-6886
474	Rancho Dowlen, LLC	Pacific Commercial Management, Inc.	Dowlen Towne Centra	Beaumont	TX	(858) 450-6888

643	Cranberry Creek Plaza, LLC	Paramount Development Corporation	Cranberry Creek Plaza Shopping Center	Beckley	WV

469	PEMBROKE SQUARE ASSOCIATES	Pembroke Commercial Realty	Pembroke Mall	Virginia Beach	VA	(757) 490-0000
274	Poal Dalton LLC and Mauer Dalton, LLC	Poal Management LLC	Market Street Shops of Dalton Shopping Center	Dalton	GA	(706) 277-2888

91	PR FINANCING LP	PREIT Services LLC	Uniontown Mall	Uniontown	PA	(215) 875-0700
116	PR FINANCING LIMITED PARTNERSHIP	PREIT Services LLC	Lycoming Mall	Muncy	PA	(215) 875-0700
259	PR Financing Limited Partnership	PREIT Services LLC	Jacksonville Mall	Jacksonville	NC	(215) 875-0700
335	PR WL LP	PREIT Services LLC	Logan Valley Mall	Altoona	PA	(215) 875-0700
389	CUMBERLAND MALL ASO	PREIT Services LLC	Cumberland Mall	Vineland	NJ	(215) 875-0700
481	PR FLORENCE LLC	PREIT Services LLC	Commons al Magnolia	Florence	SC
422	PLAINFIELD COMMONS IV LLC	Premier Properties USA Inc	Plainfield Commons IV	Plainfield	IN	(317) 284-8000
432	SMITH FARM/FLORIDA, LLC	Price Edwards & Co	Smith Farm Marketplace	Owasso	OK	—

31	Orlando Outlet Owner LLC	Prime Retail LP	Prime Outlets at Orlando	Orlando	FL	(410) 234-0782
174	BIRCH RUN OUTLETS II, LLC	Prime Retail LP	Prime Outlets @ Birch Run	Birch Run	MI	(410) 234-0782
179	GROVE CITY FACTORY SHOPS LIMITED PARTNERSHIP	Prime Retail LP	Prime Outlets at Grove City	Grove City	PA	(410) 234-0782
182	SHENANGO VALLEY MALL LLC	Prime Retail LP	Shenango Valley Mall	Hermitage	PA	(410) 234-0782
223	PRIME OUTLETS @ CALHOUN	Prime Retail LP	Prime Outlets @ Calhoun	Calhoun	GA	(410) 234-0782

273	Ohio Factory Shops Partnership	Prime Retail LP	PO @ Jeffersonville I	Jeffersonville	OH	(410) 234-0782

304	OUTLET VILLAGE OF LEBANON LP	Prime Retail LP	Prime Outlets @ Lebanon	Lebanon	TN	(410) 234-0782

322	SECOND HORIZON GROUP LP	Prime Retail LP	Prime Outlets @ Plamo Beach	Plamo Beach	CA	(410) 234-0782
331	OUTLET VLG OF HAGERSTWN LP	Prime Retail LP	Prime Outlets at Hagerstown	Hegerstown	MD	(410) 234-1730
350	LVP ST AUGUSTINE OUTLETS LLC	Prime Retail LP	Prime Outlets at St. Augustine	St. Augustine	FL	(410) 234-0782

398	GULF COAST FACTORY SHOPS LP	Prime Retail LP	Prime Outlets at Ellenton	Ellenton	FL	(410) 234-1730

403	LEE OUTLETS LLC	Prime Retail LP	Prime Outlets @ Lee	Lee	MA	(410) 234-0782
485	PRIME OUTLETS AT PLEASANT PRAIRIE II, LLC	Prime Retail LP	PO @ Pleasant Prairie	Pleasant Prairie	WI	(410) 234-0782

512	Gaffney Outlets, LLC	Prime Retail LP	Prime Outlets at Gaffney	Gaffney	SC	(410) 234-0782

519	Gulfport Factory Shops Limited Partnership	Prime Retail LP	Prime Outlets at Gulfport	Gulfport	MS	(410) 234-0782

Store #:	Landlord Name:	C/O	Location:	City:	State:	LL Phone #:
555	Shownee Mall, LLC	Prime Retail LP	Shawnee Mall	Shawnee	OK	(410) 234-1723

556	Brazos Outlets Center, LLC	Prime Retail LP	Brazos Mall	Lake Jackson	TX	(410) 234-0782

163	FSH ASO LP	Property Management Alternatives Inc	The Outlets at Hershey	Hershey	PA	(717) 569-6439

387	WATERMARK PL-BIRM LLC	Property Managers, Inc	WaterMark Place	Bessemer	AL	(205) 425-4554

378	RAMCO/WEST OAKS II-SPRING MEADOWS LLC	RAMCO	Spring Meadows Place	Holland	OH

527	RAMCO JACKSONVILLE LLC	RAMCO	River City Marketplace	Jacksonville	FL

235	GAINESVILLE PROPERTY LP	Regis Property Management Inc	Gainesville Factory Shops	Gainesville	TX	(469) 522-4500
479	GREENWOOD (WESTWOOD) WMA, LLC	Rivercrest Realty Associates, LLC	Westwood Plaza	Greenwood	SC
177	NORTH BRANCH OUTLETS PARTNERS LLC	RMI Investment Services, LLC	North Branch Outlets	North Branch	MN	(336) 292-3010
261	2850 PARKWAY GP	Robbins Properties	Pigeon Forge Factory Outlet Mall	Pigeon Forge	TN	(865) 428-2828
525	WILLIAMSBURG MARKETCENTER, L.L.C.	Robert Brown & Associates, Inc.	Williamsburg Marketcenter	Williamsburg	VA	(757) 461-0000

317	DRY RIDGE CAPITAL LLC	SAFCO Capital Corp	Dry Ridge Outlet Cntr	Dry Ridge	KY	(310) 473-9500
499	Waterford Park North Associates, LLC	Samco Properties, Inc.	Waterford Park	Clarksville	IN	(954) 428-9000
9900#1	BLUE HOLE, LP	Sampson Morris Group, Inc., GP	rue21 Corporate Headquarters-Downstairs	Warrendale	PA	(412) 374-1060
9900#2	BLUE HOLE, LP	Sampson Morris Group, Inc., GP	rue21 Corporate Headquarters-Upstairs	Warrendale	PA	(412) 374-1060
435	CORINTH SAND REALTY LLC	Sandor Development Co	Corinth Commons	Corinth	MS	(317) 925-9011
599	Bastrop Sand Realty LLC	Sandor Development Co	Wal Mart Plaza	Bastrop	LA	(480) 949-9011

522	ST. JOSEPH REALTY LLC	Sandor Development Company	Safeway Plaza	Kingman	AZ	(317) 925-9011

502	RANCHO SUNSET PLAZA, LP	SBL Professional Realty, Inc.,	Sunset Plaza	San Angela	TX

621	KSK Scottsdale Mall, L.P.	Schottenstein Property Group, Inc.	Erakine Village Shopping Center	South Bend	IN

628	SDI Shreveport, Ltd.	SDI Realty, Ltd	Regal Court Shopping Center	Shreveport	LA	(713) 892-5200
631	Sealy North Park, L.L.C.	Sealy & Dickson, LLC	North Park Plaza Shopping Center	Marshall	TX	(318) 222-8700
457	RIVERBEND#1, LLC	Security Management Inc	River Bend Marketplace	Ashaville	NC	(910) 215-0616

581	Security National Properties Funding II, LLC	Security National Properties Funding II, LLC	Heartland Mall	Earty	TX	(707) 476-2702

575	Blue MJ, LLC	Sedberry & Associates	Blue Mountain Junction	Roswall	NM

463	EASTERN SHORE CENTRE PC	Seven Bridges Management	Eastern Shore Plaza	Spanish Fort	AL
439	JASPER RETAIL GROUP, LLC	Sharp Realty & Mgmt LLC	Jasper Mall	Jasper	AL	(205) 879-1995

520	SCI Anderson Station Fund, LLC	Shopping Center Group, LLC	Anderson Station Shopping Center	Anderson	SC	(770) 955-2434
544	Halpem Properties, LLC	Shopping Center Group, LLC	Carrollton Crossing	Carrollton	GA	(770) 451-0318
132	SIKESTON OUTLET MALL LLC	Sikeston Factory Outlet Stores	Sikeston Outlet Mall	Miner	MO	(573) 471-2385

21	FRANKLIN MILLS ASO LP	Simon Property Group	Franklin Mills	Philadelphia	PA	(317) 636-1600
106	Mall at Gumee Mills, LLC	Simon Property Group	Gumee Mills Mall	Gumee	IL	(317) 636-1600

107	Mall at Gumee Mills, LLC	Simon Property Group	Gumee Mills Mall	Gumee	IL	(317) 636-1600
287	SOUTHRIDGE LIMITED PARTNERSHIP	Simon Property Group	Southridge Mall	Greendale	WI	(317) 636-1600

269	SIMON PROPERTY GROUP LP	Simon Property Group	Lima Mall	Lima	OH	(330) 758-7292

283	SIMON CAPITAL GP	Simon Property Group	Southern Park Mall	Youngstown	OH	(317) 263-7112

345	SDG MACERICH PROPERTIES LP	Simon Property Group	Southpark Mall	Molina	IL	(317) 636-1600

348	SPG Independence Center, LLC	Simon Property Group	Independence Center	Independence	MO	(317) 636-1600

363	CONCORD MILLS MALL LP	Simon Property Group	Concord Mills	Concord	NC	(317) 636-1600
380	OPRY MILLS MALL LP	Simon Property Group	Opry Mills	Nashville	TN	(317) 636-1600

447	SPG WOLF RANCH LP	Simon Property Group	Wolf Ranch Town Center	Georgetown	TX	(317) 636-1600

468	SM Valley Mall LLC	Simon Property Group	Valley Mall	Harrisonburg	VA	(317) 636-1600

535	Fiddler’s Run, LLC	SMI, Inc.	Fiddler’s Run Shopping Center	Morganton	NC
584	Sooner Town Center, LLC	Sooner Investment	Midwest City Town Center Plaza	Midwest City	OK
445	Hickory Grove LLC	Southern Management and Development, L.P.	Hickory Grove Shopping Center	Cleveland	TN	(885) 584-4175

590	Spectra Management Inc.	Spectra Management	Gatesville Shopping Center	Gatesville	TX	(901) 685-2300

Store #:	Landlord Name:	C/O	Location:	City:	State:	LL Phone #:
214	Spruce Creek Retail Outlet LLC	Spruce Creek Retail Outlet	Kittery Outlet Center	Kittery	ME	(781) 449-9000

649	Steadfast Yuba City II, LLC	Steadfast Commercial Management Co, Inc.	Yuba Sutler Mall	Yuba City	CA
490	STIRLING MANDEVILLE LLC	Stirling Properties Inc	Stirling Covington Center	Covington	LA
451	ORIX PECANLAND COMMONS, LLC	Stirling Properties Inc.	Pecanland Commons	Monroe	LA	(985) 898-2022
510	Naches, LLC	Stirling Properties Inc.	Wal-Mart Plaza	Natchitoches	LA	(985) 898-2022

268	UNIVERSITY MALL ASO, LLC	Stoltz Management Company	University Mall	Carbondale	IL	(610) 667-5800
353	Casino Shoppes Retail LLC	Stoltz Management Company	Casino Factory Shoppes	Robinsonville	MS	(662) 363-1940
472	Cookeville Retail Holdings, LLC	Stonemar Realty Management, LLC	Jackson Plaza	Cookeville	TN	(212) 324-8300

252	Allstate Associates of Pinal XV, LLC	Summit Properties	Outlets @ Casa Grande	Casa Grande	AZ	(602) 421-9622
022R	Fashion Outlets of Niagara LLC	Talisman Niagara Properties Corp	Fashion Outlets of Niagara	Niagara Falls	NY	(305) 662-9599

500	Tallgrass Development, Inc	Tallgrass Development, Inc	Scottsdale Center	Rogers	AR	(479) 273-6939

158	COROC / MYRTLE BEACH LLC	Tanger Properties LP	Tanger Outlet Center	Myrtle Beach	SC	(336) 292-3010
162	COROC / LAKES REGION LLC	Tanger Properties LP	Tanger Outlet Center	Tilton	NH	(336) 292-3010
165	COROC / TUSCOLA LLC	Tanger Properties LP	Tanger Outlet Center	Tuscola	IL	(336) 292-3010
191	COROC / REHOBOTH III LLC.	Tanger Properties LP	Tanger Outlet Center	Rehoboth	DE	(336) 292-3010
194	TANGER PROPERTIES LP	Tanger Properties LP	Tanger Outlet Center	Gonzales	LA	(336) 292-3010
208	TANGER PROPERTIES LP	Tanger Properties LP	Tanger Outlet Center	Commerce	GA	(336) 292-3010

207	TANGER PROPERTIES LP	Tanger Properties LP	Tanger Factory Outlet Center	Locust Grove	GA	(336) 292-3010
208	Tanger Properties Limited Partnership	Tanger Properties LP	Tangar Outlet Center	Branson	MO	(336) 292-3010
211	COROC / RIVIERA LLC	Tanger Properties LP	Tanger Outlet Center	Foley	AL	(336) 292-3010

221	TANGER PROPERTIES LP	Tanger Properties LP	Tanger Outlet Center	San Marcos	TX	(336) 292-3010
222	TANGER PROPERTIES LP	Tanger Properties LP	Tanger Outlet Center	Terrell	TX	(336) 292-3010
232	TANGER PROPERTIES LP	Tanger Properties LP	Tanger Outlets @ Kensington Valley	Howell	MI	(336) 292-3010

242	TANGER PROPERTIES LP	Tanger Properties LP	Tanger Outlet Center	Williamsburg	IA	(336) 292-3010
243	COROC / PARK CITY LLC	Tanger Properties LP	Tanger Outlet Center	Park City	UT	(336) 292-3010
255	TANGER PROPERTIES LIMITED PARTNERSHIP	Tanger Properties LP	Tanger Factory Outlet Centers	West Branch	MI	(336) 292-3010

300	COROC / WESTBROOK I L.L.C.	Tanger Properties LP	Tangar Outlet Center	Westbrook	CT	(336) 292-3010
303	COROC / HILTON HEAD II LLC	Tanger Properties LP	Tanger Outlet Center	Bluffton	SC	(336) 292-3010

400	TWMB ASSOCIATES, LLC	Tanger Properties LP	Tanger Outlet Center	Myrtle Beach	SC	(336) 292-3010

409	TANGER PROPERTIES LP	Tanger Properties LP	Tanger Five Oaks Outlet Center	Sevierville	TN	(336) 292-3010
470	TANGER PROPERTIES LP	Tanger Properties LP	Tanger Outlet Center	North Charleston	SC	(336) 292-3010
471	Tanger Wisconsin Dells, LLC	Tanger Properties LP	Tanger Outlet Center	Wisconsin Dalls	WI	(336) 292-3010

553	Tanger Properties Limited Partnership	Tanger Properties LP	Pittsburgh Tanger Outlet Center	Washington	PA	(336) 292-3010

207E	TANGER PROPERTIES LP	Tanger Properties LP	Tanger Factory Outlet Canter	Locust Grove	GA	(336) 292-3010

303R	COROC / HILTON HEAD II L.L.C.	Tanger Properties LP	Tanger Outlet Center	Bluffton	SC	(336) 292-3010

330	TAUBMAN AUBURN HILLS ASSOCIATES LP	Taubman Company	Great Lakes Crossing	Auburn Hills	MI	(248) 258-6600

606	Weatherford I-20/Main St., LP	The Retail Connection	Weatherford Crossing	Weatherford	TX	(214) 572-8410

022T	Fashion Outlets of Niagara, LLC	The Talisman Companies	Fashion Outlets of Niagara	Niagara Falls	NY	(305) 662-9599
9010	990 AVAMERICAS ASO LP	The Vogue 990	Apartment - NY	New York	NY	(212) 947-6200
293	THF TIGER TOWN LLC	THF Realty Inc	Tiger Town Shopping Center	Opellka	AL	(314) 429-0900
449	SEAYCO-THF CONWAY DEVELOPMENT, L.L.C.	THF Realty Inc	Conway Commons	Conway	AR	(314) 264-0000
156	Timblin Enterprises, LLC	Timblin Enterprises, LLC	Cedar Creek Mall	Mosinee	WI	(715) 355-0011

561	Covington Gateway Acquisition, LLC	Trademark Management Ltd.	Gateway Station	Burleson	TX
587	Oxford Galleria	Trezavant Realty Corporation	Oxford Galleria	Oxford	MS
475	ALCOA EXCHANGE ASSOCIATES LLC	Tricore Partners LLC	Alcoa Exchange	Bryant	AR	(404) 603-5402
514	MERIDIAN CROSSROADS, LLC	Trotman Company, Inc.	Meridian Crossing	Meridian	MS	(334) 270-2727

393	VF FACTORY OUTLET INC	Vanity Fair Outlet Village	Vanity Fair Factory Outlet	Reading	PA

477	KWD RIVER CITY INVESTMENTS LP	Vector Securities Corp	River City Plaza Shopping Center	Muskogee	OK	(918) 587-1700
395	Towne Square Mall Acquisition, LLC	Veritas Realty	Towne Square Mall	Owensboro	KY	(317) 472-1801

410	VIEJAS SPRINGS VILLAGE OUTLET CNTR	Viejas Casino	Viejas Outlet Center	Alpine	CA	(619) 659-1708

Store #:	Landlord Name:	C/O	Location:	City:	State:	LL Phone #:
253	OAKDALE MALL LLC	Vomado Realty Trust	Oakdale Mall	Johnson City	NY	(201) 587-1000
358	VALLEY WEST DM	Watson Centers Inc.	Valley West Mall	West Des Moines	IA	(612) 920-5034
415	WR Paradise Key, LLC & Pivotal 650 California St. L.L.C.	Weingarten Realty Investors	Shoppes of Paradise Key	Destin	FL	(713) 866-6000

455	WRI RIVER MRKTPLC, RB RIVER et al	Weingarten Realty Investors	River Marketplace	Lafayette	LA	(713) 866-6000
536	WEINGARTEN NOSTAT, INC.	Weingarten Realty Investors	University Plaza	Flagstaff	AZ

613	KOLB, WHEELER & WALTERS AT WAYCROSS, LLC	Wheeler/Kolb Management Company	Mall at Waycross	Waycross	GA

153	GREECE RIDGE LLC	Wilmorite Management Group LLC	The Mall at Greece Ridge	Rochester	NY	(585) 464-9400
388	COOSA TOWN CENTER LLC	Wolford Development Inc	Coosa Town Center	Gadsden	AL	(423) 874-0811
486	TOWNE CENTER NORTH, LLC	Wolford Development Inc	Towne Center North	Hixson	TN	(423) 874-0811
541	Rockwall Crossing, Ltd.	Woodmont Company	Rockwall Crossing Shopping Center	Rockwall	TX	(817) 732-4000

554	Sanford Retail Investment II, L.L.C.	WRS Inc.	The Shoppes at Sanford S.C.	Sanford	NC	(803) 649-1411
15	GEORGE D. ZAMIAS	Zamias Services Inc	Clean Center Mall	Olean	NY	(814) 535-3563
25	GEMINI DUBOIS MALL S. LLC	Zamias Services Inc	Dubois Mall	Dubois	PA	(724) 537-3388

76	INDIANA MALL COMPANY	Zamias Services Inc	Indiana Mall	Indiana	PA	(814) 535-3563
442	Pittsburgh Mills Limited Partnership	Zamias Services Inc	Galleria at Pittsburgh Mills	Tarentum	PA	(814) 532-6171

545	ZP No. 171, LLC	Zimmer Management Company	Jefferson Village	Greensboro	NC	(910) 763-4669

507	West Volusia Towne Centre, LLLP		West Volusia Towne Centre	Orange City	FL
602	WRI/Texia, LLC		Manhattan Place Shopping Center	Harvey	LA

603			Sierra Town Center	Reno	NV
608			Quail Creek Crossing	Wichita Falls	TX

615	Donna and Andrew Rosenberg Trust of 2002		Riceland Pavillion II	Baytown	TX

616			Safeway/JC Penney Center	Douglas	AZ

618			White Oak Crossing	Gamer	NC
619	Market Heights, Ltd.		Market Heights Shopping Center	Harker Heights	TX
625	Eagle Plaza of Ruston LLC		Eagle Plaza of Ruston	Ruston	LA

627	Alliance Town Center I, L.P.		Alliance Town Center	Fort Worth	TX

635	Phoenix Center II Development Co., LLC		Phoenix Center II	Washington	MO

639	Glenwood Springs Mall Limited Liability Limited Partnership		Glenwood Springs Mall	Glenwood Springs	CO
648			Norton Commons	Norton	VA

652			Westgate Plaza	Amarillo	TX
653				Denton	TX

654			Shops at Hickory	Hickory	NC

655			Cedartown Shopping Center	Cedartown	GA

656	Fairway-Huntsville, LLC		Heritage Square	Huntsville	AL

657	Waterside Marketplace, LLC		Waterside Marketplace	Chesterfield	Ml
658			Shoppes at Lake Havasu	Lake Havasu	AZ

659			University Town Center	Norman	OK
660			San Luis Shopping Center	San Luis	AZ

661			Prime Outlets al Orlando	Orlando	FL
663			ML Berry Square Mall	Rome	GA

664			Martinsburg Mall	Martinsburg	WV

666			Shops at South Oates	Dothan	AL
9999A	Berkley Manor Apartments			Cranberry Twp	PA

9999C	Berkley Manor Apartments			Cranberry Twp	PA

SCHEDULE 5.09
Environmental Matters
None

SCHEDULE 5.10
Insurance
Summary of Insurance Coverage
Policy Year-March 1, 2008-2009

1.	Workers Compensation and Employers Liability	(WC7-181-024983-018)
	Coverage A-All States except Monopolistic States	Statutory

	Coverage B-All States	$500,000 Bodily Injury by Accident-each accident
		$500,000 Bodily Injury by Disease-each employee
		$500,000 Bodily Injury by Disease-policy limit

2.	Commercial General Liability (TB2-181-024983-028)
	Bodily Injury and Property Damage	$1,000,000 Per Occurrence
	General Aggregate	$2,000,000
	Products/Completed Operations Aggregate	$2,000,000

	Medical Expense	No Coverage
	Damage to Premises Rented to You	$1,000,000 Any One Premise
	Personal & Advertising Injury Limit	$1,000,000 Any One Person or Organization

	Employee Benefits Liability	$1,000,000 Each Claim
		$1,000,000 Aggregate

	Per Location/Project Aggregate	$50,000,000 Aggregate Limit

	Deductible BI & PD	$2,500 Per Occurrence

3.	Business Automobile (AS2-181-024983-038)
	Liability	$1,000,000
	Personal Injury Protection	Statutory Limits (refer to state)
	Medical Payments	$5,000
	Uninsured Motorists	$1,000,000
	Underinsured Motorists	$1,000,000
	Physical Damage-incl. hired autos
	Comprehensive	$1,000 Deductible
	Collision	$1,000 Deductible

4.	Umbrella Excess Liability-overriding all underlying liability coverage (TL2-181-024983-058)
	Aggregate	$25,000,000
	Each Incident	$25,000,000
	Retention	$10,000

	Excess Liability-overriding first layer umbrella
	Limit	$10,000,000

SCHEDULE 5.10 (Continued)
Insurance

5.	RM Select Property (YU2-K8L-024983-068)
	Total Insured Value	$217,752,128
	Incl. Replacement Cost, Equipment Breakdown, Special Coverage

	Extra Expense	$1,000,000 Applies to HO and Distribution Center
		$500,000-All other locations
	Flood	$10,000,000
	Earth Movement	$10,000,000
	Transit	$500,000

	Deductible
	Policy	$25,000-Applies to HO and Distribution Center
		$10,000-All other locations
	Equipment Breakdown	$25,000
	Flood	$50,000
	Earth Movement	$50,000
	Transit	$10,000

SCHEDULE 5.13
Subsidiaries; Other Equity Investments
rue 21, inc. is the sole member of r services llc, a Virginia limited liability company, and holds all of the 25,000 authorized membership units thereof.
Part (c) — please see attached capitalization table.

Equity Schedule
31-Jan-08

rue21, inc
Par Values
New Shares Authorized	50,000,000
Total Stated Capital	$200,000.00
New Par Value per share	$0.0040

			Diluted
	% ownership	Shares	% ownership
SKM Equity II, L.P.	62.8%	13,725,490.20	57.3%
SKM Equity II	1.3%	274,509.80	1.1%

BNP Paribas	23.9%	5,216,662.20	21.8%

	87.9%	19,216,662.20	80.2%
Management Option Shares exercised	12.1%	2,652,640.00	11.1%

	100.0%	21,869,302.20

Options not granted, exercised or not vested		2,090,700.00	8.7%

Total Options and Shares		23,960,002.20	100.0%

Stock Option Vesting
Total granted options		4,028,400.00

Total vested options		2,855,520.00
Exercised options		2,652,640.00

Vested, unexercised options		202,880.00

r services, inc
Par Values	1
New Shares Authorized	25,000
Total Stated Capital	$25,000.00
New Par Value per share	$1.0000

			Diluted
	% ownership	Shares	% ownership
rue21, inc.	100.0%	25,000.00	100.0%

SCHEDULE 5.17
Intellectual Property Matters
None

SCHEDULE 5.18
Labor Matters
1.	rue21, inc. Second Amended and Restated 2003 Ownership Incentive Plan.

2.	Management Employee EBITA Bonus Plan.

3.	Employment Agreement, dated January 1, 2008, between rue21, inc. and Robert Fisch.

4.	SKM Management Agreement.

5.	Field Employee Sales & Shrink Bonus Plan.

SCHEDULE 5.21 (a)
DDAs

Store #	Bank Name	Bank Address 1	City	State	Zip	Account number	Phone #
7	TD BANKNORTH	P.O. Box1377	Lewiston	ME	04243-1377	00-0103489	1-800-462-3666
15	Community Bank, NA	201 North Union Street	Olean	NY	14760-0690	511081184	1-800-991-4280
21	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
22	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
25	S&T BANK	DUBOIS MALL P.O. BOX 190	INDIANA	PA	15701	10-54959	1-800-325-2265
31	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
34	CNB-Citizens National Bank	P.O. Box 4610	Sevierville	TN	37864-4610	00-39065	1-865-453-9031
47	NATIONAL CITY	116 ALLEGHENY CENTER MALL	PITTSBURGH	PA	15212-5356	0239405190	1-800-352-0186
50	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
67	NATIONAL CITY	116 ALLEGHENY CENTER MALL	PITTSBURGH	PA	15212-5356	0239405190	1-800-352-0186
76	S&T BANK	P.O. Box 190	Indiana	PA	15701	3000584205	1/800-325-2265
83	Northwest Savings Bank	121 West 26th Street	Erie	PA	16508	244076659	1-877-672-5678
84	NATIONAL CITY	116 ALLEGHENY CENTER MALL	PITTSBURGH	PA	15212-5356	0239405190	1-800-352-0186
91	NATIONAL CITY	116 ALLEGHENY CENTER MALL	PITTSBURGH	PA	15212-5356	0239405190	1-800-352-0186
94	Farmers Bank and Trust Co.	P.O. Box 610	Georgetown	KY	40324-0610	26174	1-502-863-2393
97	Susquehanna Bank of PA	9 E. Main St. P.O. Box 1000	Lititz	PA	17543	2200020801	1-800-311-3182
99	Citizens Bank	101 Commomwealth Drive	Warrendale	Pa	15086	6106706496	(724) 776-0180
101	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
105	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
106	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
107	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
113	HSBC Bank USA	3935 Route 31	Liverpool	NY	13090	227155858	1-315-622-0509
115	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
116	Sovereign Bank	P.O. Box 12646	Reading	PA	19612-2646	00034921288	1-877-768-1145
119	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
121	Trustco Bank	Wilton Mall Office Route 50	Saratoga Springs	NY	12866	30-080-279	1-518-583-1716
131	The Bank of Clarendon	P.O. Box 487	Santee	SC	29142-0487	840001549	1-803-433-4451
132	Montgomery Bank	P.O. 948 One Montgomery Plaza	Sikeston	MO	63801	10437738	(573) 471-2275
137	Community Bank, NA	7279 Seneca Rd. N.	Homell	NY	14843	4180201040	1-800-991-4280
147	Adirondack Bank	Platsburgh 448 Route 3	Platsburgh	NY	12901	650017129	1-518-561-1816
153	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
154	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
156	M&I Marshall & Isley Bank	500 Third Street P.0. Box 8008	Wausau	WI	54402-8008	17609314	1-888-464-5463
158	BB & T Bank	2300 Highway 501 East	Conway	SC	29526	5123973110	1-800-226-5228
161	Ozark Mountain Bank	P.O. Box 130	Branson	MO	65616	8188188	1-417-334-4125
162	Franklin Savings Bank	387 Central Street	Franklin	NH	3235	33119964	(603) 286-2800
163	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
165	Tuscola National Bank	900 S. Progress Blvd. P.O. Box 110	Tuscola	IL	61953	004-134-3	1-217-253-4711
168	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
169	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
173	Irwin Union Bank	500 Washington Street Box 929	Columbus	IN	47202	39698188	1-888-879-5900
174	NATIONAL CITY	116 ALLEGHENY CENTER MALL	PITTSBURGH	PA	15212-5356	0239405190	1-800-352-0186
177	Community National Bank	5481 St. Crolx Trail	North Branch	MN	55056	30090	1-651-674-8000
179	NATIONAL CITY	116 ALLEGHENY CENTER MALL	PITTSBURGH	PA	15212-5356	0239405190	1-800-352-0186
182	Citizens Bank	3390 East State Street	Hermitage	PA	16148	6202077763	1-800-862-6200
188	First Security Bank	P.O. Box 690	Batesville	MS	38606-0690	141461	1-662-563-9311
189	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
191	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
192	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
194	Regions Bank	Gonzales Main Office 916 South Burnside A	Gonzales	LA	70737	9401210645	1-800-444-2867
195	Bank of Ocean City	10005 Golf Course Road, P.O. Box 150	Ocean City	MD	21843	031019079	(410) 213-0173
206	Community Bank & Trust	P.O. Box 1900	Cornelia	GA	30531	0155036	1-706-778-2265
207	The First State Bank	P.O. Box 928	Stockbridge	GA	30281	81026	1-770-507-4004
208	Great Southern Bank	1501 State Highway 248	Branson	MO	65616-8183	3508573472	1-800-725-6622
209	First Bank of Newton	128 E. Broadway	Newton	KS	67114	01-778-7	(316) 283-2600
211	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
212	US Bank	200 South 6th Streel	Minneapolis	MN	55402	153910378725	1-800-872-2657
214	Kennebunk Savings Bank	P.O. Box 118, 43 Harold Dowell Highway	Eliot	ME	3903	66460256	1-800-339-6573
216	First Bank	607 N. Highway 47	Warrenton	MO	63383	9875809550	1-800-673-3555
217	Dollar Bank	988 East Pittsburgh Street	Greensburg	PA	15601	2667527322	(724) 836-7455
218	Americana Community	115 First St. NE	Medford	MN	55049-0218	714253	1-800-622-2615
219	US Bank	200 South 6th Street	Minneapolis	MN	55402	153910378725	1-800-872-2657
220	NATIONAL CITY	116 ALLEGHENY CENTER MALL	PITTSBURGH	PA	15212-5356	0239405190	1-800-352-0186
221	Frost National Bank	P.O. Box 649	San Marcos	TX	78667-0649	40 1516426	1-800-516-7678
222	American National Bank of Texas	102 W. Moore Ave. P.O. Box 40	Terrell	TX	75160	48843	1-800-837-6584
223	BB & T Bank	Operations Center P.O. Box 819	Wilson	NC	27894-0819	5142120722	1-800-226-5228
224	PNC	P.O. Box 100	Elkton	MD	21922-0100	40004554	1-888-416-1200
225	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
226	National Bank of Geneva	2 Seneca Street P.O. Box 193	Geneva	NY	14456	277798396	1-888-624-2300
227	First National Bank Texas	P.O. Box 937	Killeen	TX	76540-0937	310048844	1-800-268-5752
228	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
232	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
233	Trustmark National Bank	P.O. Box 291	Jackson	MS	39205	810-420-8500	1-800-243-2524

SCHEDULE 5.21 (a)
DDAs

Store #	Bank Name	Bank Address 1	City	State	Zip	Account number	Phone #
234	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
235	he First State Bank of Gainesville	P.O. Box 10	Gainesville	TX	76241-0010	1017470	(817) 665-1711
241	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
242	US Bank	200 South 6th Street	Minneapolis	MN	55402	153910378725	1-800-872-2657
243	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
244	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
245	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
248	First Central Bank	P.O. Box 477	Warrensburg	MO	64093	215562	1-660-429-2101
250	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
252	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
253	Chemung Canal Trust Company	One Chemung Canal Plaza	Elmira	NY	14902	292173483	1-800-299-7234
255	First Bank-West Branch	502 W. Houghton Ave.	West Branch	MI	48661	12014361	1-800-453-8700
257	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
259	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
261	CNB-Citizens National Bank	P.O. Box 4610	Sevlerville	TN	37864-6410	00-66125	(423) 453-9031
262	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
263	First Merit Bank	Old Phoenix Lodi Office, 209 Wooster Street	Lodi	OH	44254	5141001281	1-888-554-4362
267	US Bank	200 South 6th Street	Minneapolis	MN	55402	153910378725	1-800-872-2657
268	Regions Bank	P.O. Box 387	Memphis	TN	38147	3556701263	1-800-734-4667
269	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
270	First Bank of Silverthorne	P.O. Box 347	Silverthorne	CO	80498-0347	406-051-4454	1-800-964-3444
273	Security National Bank	40 South Limestone Street	Springfield	OH	45502	906956	(937) 324-6975
274	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
276	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
283	NATIONAL CITY	116 ALLEGHENY CENTER MALL	PITTSBURGH	PA	15212-5356	0239405190	1-800-352-0186
285	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
288	Premier Bank	100 Grell Lane	Johnson Creek	WI	53038-0157	124-783	(920) 699-6900
289	US Bank	200 South 6th Street	Minneapolis	MN	54701	153910378725	1-800-872-2657
293	Regions Bank	2401 Gateway Drive	Opelika	AL	36801	42431778	1-800-444-2867
300	Citizens Bank	Customer Service Center 1 Citizens Dr.	Riverside	Rl	02915-3000	220253-465-7	1-800-862-6200
302	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
303	BB & T Bank	2 Burnt Church Road P.O. Box 2269	Bluffton	SC	29910	5125555707	1-800-226-5228
304	Wilson Bank and Trust	200 Tennessee Blvd.	Lebanon	TN	37087	0502492	(615) 443-6177
306	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
311	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
312	US Bank	200 South 6th Street	Minneapolis	MN	45226	153910378725	1-800-872-2657
313	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
314	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
317	The Bank of Kentucky	PO Box 577	Florence	KY	41022-0577	00243329	1-859-824-7444
319	Commerce Bank	PO Box 419248	Kansas City	MO	64105	429018461	1-800-453-2265
320	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
321	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
322	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
323	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
324	US Bank	200 South 6th Street	Minneapolis	MN	45226	153910378725	1-800-872-2657
330	Comerica Bank	P.O. Box 75000	Detroit	Ml	48275	1851477859	313-222-4265
331	M & T Bank	1002 North 7th St.	Harrisburg	PA	17102	3740390012	1-301-790-2326
332	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
335	First Commonwealth	P.O. Box 503	Hollidaysburg	PA	16648	400129896	1-800-711-2265
337	City National Bank of West Virgin	Operations Center P.O. Box 7077	Cross Lanes	WV	25356	6000014875	1-877-203-8700
338	M & T Bank	50 Laurel Mall	Hazelton	PA	18201	3740374404	(717) 450-7830
340	United Community Bank	P.O. Box 159	Dawsonville	GA	30534	141887	1-706-265-3232
341	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
342	US Bank	200 South 6th Street	Minneapolis	MN	55402	153910378725	1-800-872-2657
345	Bank Orion	1114 Fourth St. P.O. Box 9	Orion	IL	61273-0009	3001164	1-877-526-8011
348	US Bank	200 South 6th Street	Minneapolis	MN	64141-6226	153910378725	1-800-872-2657
350	Suntrust Bank	PO BOX 620547	ORLANDO	FL	32862	224960006335	1-800-786-8787
353	Covenant Bank	P.O. Box 550	Clarksdale	MS	38614	0-338-4	1-877-389-4107
355	NATIONAL CITY	116 ALLEGHENY CENTER MALL	PITTSBURGH	PA	15212-5356	0239405190	1-800-352-0186
358	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
359	Fifth Third Bank	1850 East Paris	Grand Rapids	Ml	49546	0651324106	1-800-972-3030
360	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
363	First Citizens Bank	P.O. BOX 27131	RALEIGH	NC	27611-7131	7411212355	1-888-323-4732
367	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
369	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
374	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
378	Key Bank	P.O. Box 22114	Albany	NY	12201-2114	353291003583	1-800-539-2968
379	Premier Bank Minnesota	316 Oak St.	Farmington	MN	55024	360101395	1-651-463-4440
380	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
384	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
385	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
387	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
388	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862

     SCHEDULE 5.21 (a)
DDAs

Store #	Bank Name	Bank Address 1	City	State	Zip	Account number	Phone #
391	NATIONAL CITY	116 ALLEGHENY CENTER MALL	PITTSBURGH	PA	15212-5356	0239405190	1-800-352-0186
392	BancorpSouth	Bank Statement Center 2910 W. Jackson S	Tupelo	MS	38801	123462-090-1	1-888-797-7711
393	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
395	US Bank	200 South 6th Street	Minneapolis	MN	45226	153910378725	1-800-872-2657
397	Citizens Bank	Routes 611 and 715	Tannersville	PA	18372	6202168807	1-570-829-1631
398	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
399	Wrentham Co-operative Bank	102 South St. P.O. Box 250	Wrentham	MA	02093-0250	16004814	1-508-384-6101
400	First Palmetto Savings Bank	10207 N. Kings HWY	Myrtle Beach	SC	29572-4038	56-563172-6	(843) 272-0274
401	Nevada State Bank	230 Las Vegas Blvd S.	Las Vegas	NV	89101	2103109	1-800-462-3555
402	Adams County National Bank	16 Lincoln Square	Gettysburg	PA	17325	2139502	(717) 338-2101
403	Legacy Bank	76 Park Street	Lee	MA	01238-0657	1115702710	(413) 243-4061
404	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
405	Fifth Third Bank	P.O. Box 589	Traverse City	MI	49685-0589	7540150740	1-800-972-3030
406	Fifth Third Bank	3320 Alpine Ave	Grand Rapids	MI	49504	7161186296	1-800-972-3030
407	Old Second National Bank	1230 N. Orchard Road	Aurora	IL	60504	707315	1-888-892-6565
408	Regions Bank	1901 East Main Street	Prattville	AL	36066	0200659738	1-800-734-4661
409	CNB-Citizens National Bank	P.O. Box 4610	Sevierville	TN	37864-4610	0101787	(865) 429-7590
410	Borrego Springs Bank	5005 Willows Road Suite 212	Alpine	Ca	91901	005301904	(619) 659-9770
411	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
412	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
413	Fifth Third Bank	20 NW 3rd Street	Evansville	IN	47708	7691146489	1-800-972-3030
414	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
415	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
416	Regions Bank	Gonzales Main Office 916 South Bumside a,	Gonzales	LA	70737	9401210645	1-800-444-2867
418	Regions Bank	5 Channing way	Jackson	TN	38305	5324467200	1-800-444-2867
419	AMTrust Bank	P.O. Box 94506	Cleveland	OH	44101-4508	369006184	1-800-696-2222
420	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
421	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
422	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
423	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
424	Wilber National Bank	245 Main Street P O Box 430	Oneonta	NY	13820-0430	10724893	1-800-535-6220
425	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
426	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
427	First National Bank of Bemidji	P.O. Box 670	Bemidji	MN	56619-0670	4007541	(218) 333-4360
428	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
429	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
430	Commerce Bank	P.O. Box 10	Hays	KS	67601-9902	645722549	1-800-453-2265
431	Huntington Federal Bank	P.O. Box 239	Huntington	WV	25707-0239	0595014986	1-304-733-0150
432	F & M Bank & Trust	12041 East 96th Street N.	Owasso	OK	74055	379786	1-918-748-7141
433	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
434	Associated Bank	200 N. Adams Street, P.O. Box 19006	Green Bay	WI	54307-9006	2263084135	1-800-236-7160
435	BancorpSouth	2173 Highway 72 East	Corinth	MA	38834	60663564	1-888-797-7711
436	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
437	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
438	Regions Bank	Airport Branch 9420 Hwy 49 North	Gulfport	MS	39505	7505009865	1-800-267-6884
439	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
440	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
441	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
442	First Commonwealth	P.O. Box 400	Indiana	PA	15701-0400	7110133461	1-800-711-2265
443	Fifth Third Bank	P.O. Box 630900	Cincinnati	OH	45263-0900	7020700170	1-800-972-3030
444	Capital One Bank	P.O. Box 61540	New Orleans	LA	70161	2080564506	1-800-262-5689
445	Regions Bank	5 Channing way	Jackson	TN	38305	5324467200	1-800-444-2867
446	Fifth Third Bank	346 West Carol Lane	Elmhurst	IL	60126	7231366811	1-800-972-3030
447	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
448	Hometown National Bank	105 Marquette Street	LaSalle	IL	61301	103114	1-888-255-5271
449	First Security Bank	P.O. Box 938, 1001 Front Street	Conway	AR	72032	10037594	501-450-9800
450	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
451	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
452	NATIONAL CITY	116 ALLEGHENY CENTER MALL	PITTSBURGH	PA	15212-5356	0239405190	1-800-352-0186
453	Wachovia Bank	P.O. Box 835	Boaz	AL	35957	2000619557010	1-800-222-3862
454	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
455	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
456	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
457	First Citizens Bank	P.O. Box 27131	Releigh	NC	27611-7131	001212810410	1-888-323-4732
458	First United Bank & Trust	7 Chaplin Road	Star City	WV	26505	026000052	1-888-692-2654
459	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
460	First Citizens Bank	PO Box 27131	RALEIGH	NC	27611-7131	003102311938	1-888-323-4732
461	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
462	Citizens National Bank	130 South Broad Street	New Tazewell	TN	37825	35101021	1-423-586-1440
463	Regions Bank	30083 Woodrow Lane	Daphine	AL	36526	2500083402	1-800-444-2867
464	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
465	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
466	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862

     SCHEDULE 5.21 (a)
DDAs

Store #	Bank Name	Bank Address 1	City	State	Zip	Account number	Phone #
467	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
468	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
469	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
470	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
471	M&I Marshall & Isley Bank	31 Meadow View Drive P O Box 248	Lake Delton	WI	53940	38112107	1-888-464-5463
472	US Bank	200 South 6th Street	Minneapolis	MN	55402	153910378725	1-800-872-2657
473	US Bank	200 South 6th Street	Minneapolis	MN	68803	153910378725	1-800-872-2657
474	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
475	US Bank	200 South 6th Street	Minneapolis	MN	72022	153910378725	1-800-872-2657
476	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
477	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
478	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
479	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
480	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
481	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
483	BancFirst	P O Box 1	Stillwater	OK	74076	0091102465	1-888-797-7711
484	First Tennessee Bank	1638 Robert C Jackson Dr	Maryville	TN	37802	173701011	1-865-971-2080
485	Johnson Bank	7500 Green Bay Road	Kenosha	WI	53142	1000020835	1-262-697-7532
486	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
487	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
488	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
489	Security National Bank	7120 Redick Avenue	Omaha	NE	68152	100025170	1-800-535-8440
490	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
491	Citizens Bank	282 Berin Mall Road	Berlin	VT	05602	4001544015	1-800-862-6200
492	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
493	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
494	Comerica Bank	5080 West Main	Kalamazoo	MI	49009	1851727972	1-800-643-4418
495	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
496	Peoples Bank	14340 US Hwy 431	Guntersville	AL	35976	1949004593	1-256-582-5024
497	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
498	Fifth Third Bank	P.O. Box 630900	Cincinnati	OH	45263-0900	7653411707	1-800-972-3030
499	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
500	ARVEST BANK	406 South Walton Blvd, PO Box 1229	Bentonville	AR	72712	0014415924	1-800-333-9369
501	NATIONAL CITY	116 ALLEGHENY CENTER MALL	PITTSBURGH	PA	15212-5356	0239405190	1-800-352-0186
502	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
503	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
504	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
505	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
506	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
507	Pinnacle Bank	1113 Saxon Blvd	Orange City	FL	32763	1100005690	(407) 331-3007
508	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
509	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
509	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
510	Sabine State Bank	737 Keyser Avenue	Natchitoches	LA	71457	413001067	1-318-356-0365
511	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
512	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
513	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
514	Regions Bank	406 22nd Avenue	Meridian	MS	39301	0068817819	1-800-734-4667
515	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
516	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
517	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
518	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
519	Regions Bank	Airport Branch 9420 Hwy 49 North	Gulfport	MS	39505	7505009865	1-800-267-6884
520	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
521	Chase Bank	P.O. Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
522	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
523	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
523	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
524	Regions Bank	1015 Hunters crossing	Alcoa	TN	37701	7300221546	1-800-734-4667
525	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
526	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
527	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
528	Lone Star National Bank	5001 E Expway 83 Ste 650 C	Mercedes	TX	78570	1725004712	1-956-574-7300
529	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
530	US Bank	200 South 6th Street	Minneapolis	MN	37047	153910378725	1-800-872-2857
531	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
532	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
533	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
534	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
535	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
536	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
538	Renasant Bank	3680 North Gloster Street P O Box 709	Tupelo	MS	38802-0709	0900349917	1-662-680-1001
539	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862

     SCHEDULE 5.21 (a)
DDAs

Store #	Bank Name	Bank Address 1	City	State	Zip	Account number	Phone #
540	US Bank	200 South 6th Street	Minneapolis	MN	64801	153910378725	1-800-872-2657
541	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
542	Bridgeview Bank Group	Oswego Office, 2760 Route 34	Oswego	IL	60543	617271001	1-866-727-4343
543	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
544	Suntrust Bank	1371 South Park Street	Carrollton	GA	30117	1000055587553	1-800-786-8787
545	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
546	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
547	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
548	NATIONAL CITY	116 ALLEGHENY CENTER MALL	PITTSBURGH	PA	15212-5356	0239405190	1-800-352-0186
549	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
550	US Bank	200 South 6th Street	Minneapolis	MN	82009	153910378725	1-800-872-2657
551	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
552	Citizens Bank	429 W Ridge Pike	Limerick	PA	19468	6218334965	(610) 495-2699
554	RBC Centura Bank	2805 S Horner Blvd.	Sanford	NC	27330	5002545592	(919) 708-4920
555	Bank First	P.O. Box 1608	Shawnee	OK	74802	0011424218	(405) 273-5107
556	Guaranty Bank	102-A Highway 332 W.	Lake Jackson	TX	77566	3805334566	1-979-297-1151
557	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
558	Fifth Third Bank	17830 Ben Hill Griffin Parkway	Fort Myers	FL	33913	7432044472	1-800-972-3030
559	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
561	First National Bank	899 NE Alsbury	Burleson	TX	76028	0252908	(817) 295-0461
562	Suntrust Bank	402 Cox Creek Parkway	Florence	AL	35630	1000055417181	1-800-786-8787
563	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
564	Carolina National Bank	2009 E. Dixon Blvd	Shelby	NC	28152-6959	520290072601	1-704-484-2500
565	BB & T Bank	2345 N Columbia St.	Milledgeville	GA	31061	0005148586502	(478) 457-3581
566	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
567	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
568	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
569	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
570	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
572	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
573	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
574	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
575	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
576	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
577	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
578	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
579	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
580	BB & T Bank	5145 Poplar Tent Road	Concord	NC	28027	0005295842786	1-800-226-5228
581	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
582	Regions Bank	4105 S. First Street	Milan	TN	38358	0058354301	1-800-734-4667
584	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
586	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
587	Oxford University Bank	2301 Jackson avenue West	Oxford	MS	38655	3343	(662) 234-0622
588	Del Rio National Bank	2228 Veterans Blvd	Del Rio	TX	78840	2063208887	(830) 774-6860
589	US Bank	200 South 6th Street	Minneapolis	MN		153910378725	1-800-872-2657
590	First National Bank	3411 E Main St	Gatesville	TX	76528	6000340	(254) 865-2783
591	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877 -474-7111
593	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
594	Regions Bank	5555 Whitllesey Blvd	Columbus	GA	31909	0075276321	(706) 320-2650
595	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
596	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
598	First Citizens Bank	PO Box 27131	RALEIGH	NC	27611-7131	005617224146	1-888-323-4732
599	Regions Bank	2007 East Madison	Bastrop	LA	71220	4201545671	1-800-734-4667
600	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
601	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
602	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
604	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
605	Citizens First Bank	807 S. Main Street	Lapeer	MI	48446	238704308	1-800-462-2786
607	International Bank of Commerce	2538 E. Mail Street	Eagle Pass	TX	78852	1410120589	(830) 773-2313
608	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
609	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
610	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
611	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
612	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
613	Suntrust Bank	1807 Knight Avenue	Waycross	GA	31501	1000063236284	1-800-786-8787
614	Wachovia Bank	P.O. Box 635	Boaz	AL	35957	2000619557010	1-800-222-3862
615	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
615	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
617	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
617	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
621	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
623	Wells Fargo Bank	P.O. Box 6995	Portland	OR	97228-6995	4121403000	1-800-225-5935
624	First Convenience Bank	2765 W. Washington Street	Stephenville	TX	76401	460108004	(254) 965-6997

     SCHEDULE 5.21 (a)
DOAs

Store #	Bank Name	Bank Address 1	City	State	Zip	Account number	Phone #
625	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
625	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
628	Compass Bank	1003 US Highway 72 East	Athens	AL	35611	35418040
629	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
629	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
631	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
631	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
632	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
632	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
634	Fifth Third Bank	905 N. Green Street	Brownsburg	IN	46112	7400565359
637	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
637	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
638	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
638	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
639	Alpine Bank	50891 Highway 6	Glenwood Springs	CO	81601	1120004219	(970) 384-4332
642	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
642	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
643	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
643	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
647	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
647	Chase Bank	P.O Box 260180	Baton Rouge	LA	70826-0180	753667302	1-800-400-5040
649	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111
651	Bank of America	REGIONAL CENTER P.O. BOX 27025	RICHMOND	VA	23261-7025	4112918277	1-877-474-7111

SCHEDULE 5.21(b)
Credit Card Arrangements
1.	Sales Agreement, dated July 23, 2001, by and among rue21, inc., First Data Merchant Services and JP Morgan Chase Bank regarding credit card processing for Visa, MasterCard, Discover and American Express.
Note: First Data Merchant Services remits rue21’s credit card payments for Visa and MasterCard, Discover Financial Services remits rue21’s credit card payments for Discover, and American Express remits rue21’s credit card payments for American Express.

SCHEDULE 5.24
Material Contracts
1.	Employment Agreement, dated January 1, 2008, by and between rue21, inc. and Robert Fisch.

2.	Lease, dated June 28, 1999 commencing December 15, 1999, by and between rue21, inc. and the West Virginia Economic Development Authority for distribution center space lease, Weirton, WV

3.	Lease, dated August 15, 2005 commencing May 1, 2006, by and between rue21, inc. and Blue Hole, LP for headquarters building, Warrendale, PA.

4.	Term Lease Master Agreement, dated June 17, 2004, by and between rue21, inc. and IBM Credit LLC and schedules and addenda thereto regarding leased point of sale equipment.

5.	Lease Agreement, dated March 9, 2006, by and between rue21, inc. and Winthrop Resources Corporation and schedules thereto regarding leased point of sale equipment.

6.	Lease Agreement, dated April 10, 1995, by and between Pennsylvania Fashions, Inc. (n/k/a rue21, inc.) and Bud Behling Leasing Inc. regarding automobile leases (material only in the aggregate).

7.	FedEx Pricing Agreement, dated February 1, 2007, by and between rue21, inc. and Federal Express Corporation for outbound shipping.

8.	Shipper/Carrier Agreement, dated July 1, 2007, by and between rue21, inc. and Pacific Logistics Corp. regarding in-bound shipping.

SCHEDULE 6.02
Financial and Collateral Reporting
Rue21, Inc. Reporting Requirements
A. Monthly (within 6 days after the end of each fiscal month)1
1.	Borrowing Base Certificate

2.	Inventory Roll-Forward Report

3.	Returns Report

4.	Fiscal Year to Date Sales Since Last Physical

5.	Eligible In-Transit Report

6.	Major Credit Card Receivables Report

7.	Customer Credit Liabilities (GiftCert/Card, Merch. Credits, Cust. Deposits)

8.	Land Lord Rent Reserve Report
B. Monthly (within 35 days after the end of each fiscal month)2
1.	Monthly Financial Statements

2.	Monthly Compliance Certificate
C. Quarterly (within 45 days after the end of each fiscal quarter)
1.	Quarterly Financial Statements
D. Annually (within 30 days of fiscal year end)
1.	Projected consolidated forecast by month
E. Annually (within 90 days of fiscal year end)
1.	Annual Financial Statements

2.	Annual Compliance Certificate

3.	Certificate from Registered Public Accounting Firm

[1]	BBC reporting will trigger to weekly reporting (due on the Wednesday of each week or, if Wednesday is not a Business Day, on the next succeeding Business Day, as of the close of business on the immediately preceding Saturday;) if Excess Availability is less than (A) thirty-five percent (35%) of the Borrowing Base at any time on or after the Closing Date through December 31, 2008, (B) twenty-five percent (25%) of the Borrowing Base at any time on or after January 1, 2009 through December 31, 2009 or (C) twenty percent (20%) of the Borrowing Base at any time thereafter, or (ii) any Event of Default has occurred and is continuing, at the election of the Administrative Agent

[2]	With the exception of February, in which such statements are due 45 days after the end of the fiscal month

SCHEDULE 7.01
Existing Liens

		Date	Secured	Principal
Jurisdiction	Number	Filed	Party	Amount	Collateral
Debtor:
rue21, inc.

Pennsylvania Secretary of State
UCC’s	31070953**	12/21/1999	Hyster Credit Co.		(1) Hyster Forklift Model N30XMR2, serial numbers B470N02150W and B470N02149W

	31070954**	12/21/1999	Hyster Credit Co.		(2) Hyster Forklift Models B60XT, serial numbers B199H06341W and B199HG6346W

	31070956**	12/21/1999	Hyster Credit Co.		(1) Hyster Forklift Model S35XM serial number C010M5680W

	20040108017	02/06/2004	Wells Fargo Financial Leasing, Inc.		(3) Ricoh copiers

	20040709737*	07/09/2004	IBM Credit LLC		Specific leased computer equipment

	20040751555*	07/20/2004	IBM Credit LLC		Specific leased computer equipment

	20040754225*	07/21/2004	IBM Credit LLC		Specific leased computer equipment

	20040797666*	07/30/2004	IBM Credit LLC		Specific leased computer equipment

		Date	Secured	Principal
Jurisdiction	Number	Filed	Party	Amount	Collateral
	20041075918**	10/12/2004	Hyster Credit Company		In lieu filing — WV Secretary of State and Hancock County, WV filings — (2) Hyster Forklifts.

	20041075888**	10/12/2004	Hyster Credit Company		In lieu filing — WV Secretary of State and Hancock County, WV filings — (2) Hyster Forklifts.

	20041072858**	10/12/2004	Hyster Credit Company		In lieu filing — WV Secretary of State and Hancock County, WV filings — (2) Hyster Forklifts.

	2005051104229*	05/11/2005	IBM Credit LLC		Specific leased computer equipment

	2005052502692*	05/25/2005	IBM Credit LLC		Specific leased computer equipment

	2005072703375*	07/27/2005	IBM Credit LLC		Specific leased computer equipment

	2005082503082*	08/25/2005	IBM Credit LLC		Specific leased computer equipment

	2005100503352*	10/05/2005	IBM Credit LLC		Specific leased computer equipment

	2005100701504*	10/07/2005	IBM Credit LLC		Specific leased computer equipment

	2005101301684*	10/11/2005	IBM Credit LLC		Specific leased computer equipment

	2005101207569*	10/12/2005	IBM Credit LLC		Specific leased computer equipment

	2005102801394*	10/28/2005	IBM Credit LLC		Specific leased computer equipment

		Date	Secured	Principal
Jurisdiction	Number	Filed	Party	Amount	Collateral
	2005103102331*	10/31/2005	IBM Credit LLC		Specific leased computer equipment

	2005112904243*	11/29/2005	IBM Credit LLC		Specific leased computer equipment

	2005113002038*	11/30/2005	IBM Credit LLC		Specific leased computer equipment

	2005120104538*	12/01/2005	IBM Credit LLC		Specific leased computer equipment

	2006011202904*	01/12/2006	IBM Credit LLC		Specific leased computer equipment

	2006011302211*	01/13/2006	IBM Credit LLC		Specific leased computer equipment

	2006031704700*	03/16/2006	Winthrop Resources Corporation		Specific lease equipment

	2006042501828*	04/25/2006	IBM Credit LLC		Specific leased computer equipment

	2006042605258***	04/26/2006	CBL Morristown, Ltd, by CBL & Associates Management, Inc. as Managing Agent		Tenant grants to Landlord, to secure payment obligations under the Lease, a security interest in and to all personal property of Tenant, wherever located, now owned or hereafter acquired, all proceeds and products thereof, including all inventory, furnishings, fixtures, equipment, accounts, chattel paper, documents, instruments and general intangibles

		Date	Secured	Principal
Jurisdiction	Number	Filed	Party	Amount	Collateral
	2006042701529*	04/27/2006	IBM Credit LLC		Specific leased computer equipment

	2006091801025*	09/15/2006	Winthrop Resources Corporation		Specific leased equipment

	2007010306210*	12/29/2006	Winthrop Resources Corporation		Specific leased equipment

*	Precautionary filings under UCC §9-505. Underlying transactions are intended to be true leases and not secured transactions.

**	rue21 has satisfied its obligations under the original equipment leases and now owns the secured equipment. Rue 21 is party to a maintenance agreement with the original lessor.

***	Lien to be terminated post-closing.

SCHEDULE 7.02
Existing Investments
rue21, inc. holds 100% of the membership interests in r services llc.

SCHEDULE 7.03
Existing Indebtedness
(000s Omitted)

Dec-07
Actual
$000
LaSalle Revolver	363

Dec-07
Actual
Term Debt

Unsecured Debt	200
Unsecured Debt Note Discount	(14)

Total Term Debt	187

Other LT Liab
Accrued Rent Step	2,680
Deferred Rent Liab -CA	9,745

Total Other LT Liab	12,425
Note: As disclosed on the Company’s financial statements, unsecured debt of $200,000 represents the final payment of a $1,000,000 debt (without interest) due December 31, 2008 owed to certain unsecured creditors in connection with rue21’s emergence from bankruptcy.

SCHEDULE 10.02
Administrative Agent’s Office, Certain Addresses for Notices
Administrative Agent, L/C Issuer & Swing Line Lender
Bank of America, N.A.
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attention: Keith Vercauteren
Facsimile: (617) 434-4339
Phone: (617) 434-4045
with a copy to:
Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attention:      Dawn M. Hinchliffe, Esq.
Telephone:     (617) 523-9000
Facsimile:      (617) 692-3507
E-mail:           dhinchliffe@riemerlaw.com
rue21, inc. and the Other Loan Parties
c/o rue21, inc.
800 Commonwealth Dr. Suite 100
Warrendale, Pennsylvania 15086
Attention: Keith McDonough
Facsimile: (724) 776-7461
Phone: (724) 776-7654
with a copy to:
Reed Smith LLP
435 Sixth Avenue
Pittsburgh, Pennsylvania 15219
Attention:      Peter Blasier, Esq.
Telephone:     (412) 288-4114
Facsimile:      (412) 288-3063
E-mail:           pblasier@reedsmith.com

EXHIBIT A-1
Form of Committed Loan Notice
COMMITTED LOAN NOTICE
Date:                                         ,

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of April 10, 2008 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among RUE21, INC., a Pennsylvania corporation, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), the Borrowers, the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.
     The Lead Borrower hereby requests a Committed Borrowing1:
1.	On (a Business Day)[2]

2.	In the amount of $ [3]

3.	Comprised of (Type of Committed Loan)[4]

4.	For LIBO Rate Loans: with an Interest Period of months[5]

[1]	A Committed Borrowing must be a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of LIBO Rate Loans, must have the same Interest Period.

[2]	Each notice of a Committed Borrowing must be received by the Administrative Agent not later than 2:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of LIBO Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.

[3]	Each Borrowing of LIBO Rate Loans must be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and each Borrowing of Base Rate Loans must be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

[4]	Committed Loans may be either Base Rate Loans or LIBO Rate Loans. If the Type of Committed Loan is not specified, then the applicable Committed Loans will be made as Base Rate Loans.

     The Lead Borrower hereby represents and warrants (for itself and on behalf of the other Borrowers) that (a) the Committed Borrowing requested herein complies with the provisions of Section 2.02 of the Credit Agreement and (b) the conditions specified in Sections 4.02(a) and 4.02(b) of the Credit Agreement have been satisfied on and as of the date of the applicable Committed Borrowing.

RUE21, INC., as Lead Borrower

By:

Name:

Title:

[5]	The Lead Borrower may request a Committed Borrowing of LIBO Rate Loans with an Interest Period of one, two, three or six months. If no election of Interest Period is specified, then the Lead Borrower will be deemed to have specified an Interest Period of one month.

EXHIBIT A-2
Form of Conversion/Continuation Notice
CONVERSION/CONTINUATION NOTICE
Date:                                         ,

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of April 10, 2008 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among RUE21, INC., a Pennsylvania corporation, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), the Borrowers, the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.
     The Lead Borrower hereby requests (select one):
     ☐ A conversion of Committed Loans      ☐ A continuation of LIBO Rate Loans
1.	On (a Business Day)[1]

2.	In the amount of $ [2]

3.	Comprised of (Type of Committed Loan Converted)

4.	For LIBO Rate Loans: with an Interest Period of months[3]

[1]	Each notice of conversion of Committed Loans from one Type to the other or of continuation of LIBO Rate Loans must be received by the Administrative Agent not later than 2:00 p.m. three (3) Business Days prior to the requested date of any conversion to, or continuation of, LIBO Rate Loans or of any conversion of LIBO Rate Loans to Base Rate Loans. If the Lead Borrower fails to give a timely notice of a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans.

[2]	Each conversion to, or continuation of, LIBO Rate Loans must be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and each conversion to Base Rate Loans must be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

     The Lead Borrower (for itself and on behalf of the other Borrowers) hereby represents and warrants that the conversion of Committed Loans or the continuation of LIBO Rate Loans requested herein, as the case may be, complies with the provisions of Section 2.02 of the Credit Agreement.

RUE21, INC., as Lead Borrower

By:

Name:

Title:

[3]	The Lead Borrower may request a conversion to, or continuation of, LIBO Rate Loans with an Interest Period of one, two, three or six months. If no election of Interest Period is specified, then the Lead Borrower will be deemed to have specified an Interest Period of one month.

EXHIBIT B
Form of Swing Line Loan Notice
SWING LINE LOAN NOTICE
Date:                     , ___

To:	Bank of America, N.A., as Swing Line Lender Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of April 10, 2008 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among RUE21, INC., a Pennsylvania corporation, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), the Borrowers, the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.
     The Lead Borrower hereby requests a Swing Line Borrowing:
1.	On (a Business Day)[1]

2.	In the amount of $ [2]
     The Lead Borrower (for itself and on behalf of the other Borrowers) hereby represents and warrants that the Swing Line Borrowing requested herein complies with the provisions of Section 2.04 of the Credit Agreement.

RUE21, INC., as Lead Borrower

By:
Name:
Title:

[1]	Each notice of a Swing Line Borrowing must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested date of any Swing Line Borrowing.

[2]	Each Swing Line Borrowing shall be in a minimum amount of $500,000.00.

EXHIBIT C
Form of Note

NOTE

$	April 10, 2008
     FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to the order of                                         (hereinafter, with any subsequent holders, the“Lender”), c/o Bank of America, N.A., 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, the principal sum of                                          DOLLARS ($                                         ), or, if less, the aggregate unpaid principal balance of Loans made by the Lender to or for the account of any Borrower pursuant to the Credit Agreement dated as of April 10, 2008 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) the Borrowers, (ii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iii) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, with interest at the rate and payable in the manner stated therein.
     This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Administrative Agent’s books and records concerning the Loans, the accrual of interest thereon, and the repayment of such Loans, shall be prima facie evidence of the indebtedness to the Lender hereunder.
     No delay or omission by any Agent or the Lender in exercising or enforcing any of such Agent’s or the Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.
     Each Borrower, and each endorser and guarantor of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Note.
     This Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.
     The liabilities of each Borrower, and of any endorser or guarantor of this Note, are joint and several, provided, however, the release by any Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note. Each reference in this Note to any Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

2

     Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Note, are each relying thereon. EACH BORROWER, EACH GUARANTOR, ENDORSER AND SURETY, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER AND THE LENDER, BY ITS ACCEPTANCE HEREOF, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.
[SIGNATURE PAGES FOLLOW]

3

     IN WITNESS WHEREOF, the Borrowers have each caused this Note to be duly executed as of the date set forth above.

BORROWERS:

RUE21, INC.

By:
Name:
Title:

Signature Page to Note

EXHIBIT D
Form of Compliance Certificate
COMPLIANCE CERTIFICATE
Date of Certificate:

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of April 10, 2008 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among RUE21, INC., a Pennsylvania corporation, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), the Borrowers, the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.
     The undersigned, in his capacity as a duly authorized and acting Responsible Officer of the Lead Borrower, hereby certifies on behalf of the Lead Borrower and each of the other Loan Parties as of the date hereof the following:
1.	No Defaults or Events of Default.
(a)	Since (the date of the last similar certification), and except as set forth in Appendix I, no Default or Event of Default has occurred.

(b)	If a Default or Event of Default has occurred since (the date of the last similar certification), the Loan Parties have taken or propose to take those actions with respect to such Default or Event of Default as described on said Appendix I.
2.	Financial Calculations. Attached hereto as Appendix II are reasonably detailed calculations demonstrating compliance with the Consolidated Fixed Charge Coverage Ratio on a trailing four Fiscal Quarter basis, as of the month ending .1

1	Such calculations to be provided upon the occurrence and during the continuance of any Covenant Compliance Event.

3.	Financial Statements.

[Use following paragraph (a) for fiscal year-end financial statements]
(a)	Attached hereto as Appendix III are the audited financial statements of the Lead Borrower and its Subsidiaries required by Section 6.01 (a) of the Credit Agreement for the Fiscal Year ending , and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, accompanied by a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion has been prepared in accordance with the requirements of Section 6.01 (a) of the Credit Agreement.
[Use following paragraph (b) for fiscal quarter-end financial statements]
(b)	Attached hereto as Appendix III are the unaudited financial statements of the Lead Borrower and its Subsidiaries required by Section 6.01 (b) of the Credit Agreement for the Fiscal Quarter ending , and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Lead Borrower’s Fiscal Year then ended.
[Use following paragraph (c) for fiscal month-end financial statements]
(c)	Attached hereto as Appendix III are the unaudited financial statements of the Lead Borrower and its Subsidiaries required by Section 6.01(c) of the Credit Agreement for the Fiscal Month ending , and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Month, and for the portion of the Lead Borrower’s Fiscal Year then ended.
4.	No Material Accounting Changes, Etc.
(a)	The financial statements furnished to the Administrative Agent for the [Fiscal Year/Fiscal Quarter/Fiscal Month] ending were prepared in accordance with GAAP and present fairly in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of the Lead Borrower and its Subsidiaries, as of the end of the period(s) covered, subject only to, with respect to the quarterly and monthly financial statements, normal year-end audit adjustments and the absence of footnotes.

(b)	Except as set forth in Appendix IV, there has been no change in generally accepted accounting principles used in the preparation of the financial statements furnished to the Administrative Agent for the [Fiscal Year/Fiscal Quarter/Fiscal Month] ending . If any such change has occurred, a statement of reconciliation conforming such financial statements to GAAP is attached hereto in Appendix IV.
5.	Management Discussion. Attached hereto as Appendix V is a discussion and analysis prepared by management of the Lead Borrower with respect to the financial statements delivered herewith.

     IN WITNESS WHEREOF, a duly authorized and acting Responsible Officer of the Lead Borrower, on behalf of the Lead Borrower and each of the other Loan Parties, has duly executed this Compliance Certificate as of                                        , 20     .

LEAD BORROWER:

RUE21, INC.

By:
Name:
Title:

APPENDIX I
     Except as set forth below, no Default or Event of Default has occurred. [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Loan Parties to be taken on account thereof.]

APPENDIX II
Consolidated Fixed Charge Coverage Ratio

1.	Consolidated EBITDA for such Measurement Period:

	(a)	Consolidated Net Income:

Plus the following, to extent deducted in calculating Consolidated Net Income for such Measurement Period and permitted under the Credit Agreement:

	(b)	Consolidated Interest Charges:

	(c)	provision for Federal, state, local and foreign income taxes:

	(d)	depreciation and amortization expense:

	(e)	other non-recurring expenses reducing Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period):

Minus the following, to extent included in calculating Consolidated Net Income for such Measurement Period:

	(f)	Federal, state, local and foreign income tax credits:

	(g)	all non-cash items increasing Consolidated Net Income (in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period):

	(h)	Consolidated EBITDA [The sum of Lines l(a) through l(g)]:

2.	Minus the following:

	(a)	Capital Expenditures (net of tenant allowances) made during such Measurement Period:

3.	CASH FLOW AVAILABLE FOR FIXED CHARGES Line l(h) minus Line 2(a):

4.	Debt Service Charges during such Measurement Period:

	(a)	Consolidated Interest Charges:

Plus

	(b)	principal payments made or required to be made on account of Indebtedness:

	(c)	Debt Service Charges [The sum of Lines 4(a) and 4(b)]:

5.	Plus the following:

	(a)	aggregate amount of all Restricted Payments made during such Measurement Period:

	(c)	aggregate amount of Federal, state, local and foreign income taxes paid in cash during such Measurement Period:

6.	FIXED CHARGES (Lines 5(a) and 5(b) added to Line 4(c):

7.	CONSOLIDATED FIXED CHARGE COVERAGE RATIO [Line 3 divided by Line 6]:

APPENDIX III

APPENDIX IV

APPENDIX V

EXHIBIT E
Form of Assignment and Assumption
ASSIGNMENT AND ASSUMPTION
     Reference is made to the Credit Agreement dated as of April 10, 2008 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) RUE21, INC., a Pennsylvania corporation, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers from time to time party thereto (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers, (iii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
                                                                  (the “Assignor ”) and                                         (the “Assignee”) agree as follows:
1.	The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations as a Lender under the Credit Agreement as of the date hereof (including, without limitation, such interest in each of the Assignor’s outstanding Commitments, if any, and the Loans (and related Obligations) owing to it) specified in Section 1 of Schedule I hereto. After giving effect to such sale and assignment, the Assignor’s and the Assignee’s Commitments and the amount of the Loans owing to the Assignor and the Assignee and the amount of Letters of Credit participated in by the Assignor and the Assignee will be as set forth in Section 2 of Schedule I hereto.

2.	The Assignor: (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Liens and that it is legally authorized to enter into this Assignment and Assumption; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in, or in connection with, the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (d) confirms, in the case of an Assignee who is not a Lender, an Affiliate of a Lender, or an Approved Fund, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding

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thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the Assignor subject to this Assignment and Assumption, is not less than $10,000,000.00, or, if less, the entire remaining amount of the Assignor’s Commitment and the Loans at any time owing to it, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

3.	The Assignee: (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (b) agrees that it will, independently and without reliance upon any Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender; (e) specifies as its lending office (and address for notices) the office set forth beneath its name on the signature pages hereof; (f) agrees that, if the Assignee is a Foreign Lender entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, the Assignee shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or (iv) any other form prescribed by applicable Law as a basis for claiming exemption from, or a reduction in, United States Federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Lead Borrower to determine the withholding or deduction required to be made; and (g) represents and warrants that it is an Eligible Assignee.

4.	Following the execution of this Assignment and Assumption by the Assignor and the Assignee, it will be delivered, together with a processing and recordation fee in the amount, if any, required as set forth in Section 10.06 to the Credit Agreement, to the Administrative Agent for acceptance and recording by the Administrative Agent. The

2

effective date of this Assignment and Assumption shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule I hereto (the “Effective Date”).
5.	Upon such acceptance and recording by the Administrative Agent and, to the extent required by Section 10.06(b)(iii) of the Credit Agreement, consent by the Administrative Agent, the Lead Borrower, the L/C Issuer, and/or the Swing Line Lender, as applicable (such consent not to be unreasonably withheld or delayed), from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned by this Assignment and Assumption, shall have the rights and obligations of a Lender under the Credit Agreement, and (b) the Assignor shall, to the extent of the interest assigned by this Assignment and Assumption, be released from its obligations under the Credit Agreement.

6.	Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

7.	This Assignment and Assumption shall be governed by, and be construed in accordance with, the laws of the State of New York.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Lending Office (and address for notices):

[Address]

Accepted this ___ day of , ___:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

4

Acknowledged and, to the extent required by Section 10.06(b)(i)(B) or Section 10.06(b)(iii) of the Credit Agreement, consented to, this ___ day of                     , ___:

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:
Name:
Title:

5

Acknowledged and, to the extent required by Section 10.06(b)(i)(B) or Section 10.06(b)(iii) of the Credit Agreement, consented to, this ___ day of                     , ___:

LEAD BORROWER:

RUE21, INC.

By:
Name:
Title:

6

Acknowledged and, to the extent required by Section 10.06(b)(iii) of the Credit Agreement, consented to, this ___ day of                     , ___:

SWING LINE LENDER:

BANK OF AMERICA, N.A.

By:
Name:
Title:

7

Acknowledged and, to the extent required by Section 10.06(b)(iii) of the Credit Agreement, consented to, this ___ day of                     , ___:

L/C ISSUER:

BANK OF AMERICA, N.A.

By:
Name:
Title:

8

Schedule I
to
Assignment and Assumption

Section 1.	Percentage/Amount of Commitments/Loans/Letters of Credit Assigned by Assignor to Assignee.

Applicable Percentage assigned by Assignor:		%

Commitment assigned by Assignor:	$

Aggregate Outstanding Principal Amount of Loans assigned by Assignor:	$

Aggregate Participations assigned by Assignor in L/C Obligations:	$

Section 2.	Percentage/Amount of Commitments/Loans/Letters of Credit Held by Assignor and Assignee after giving effect to Assignment and Assumption.

Assignor’s Applicable Percentage		%

Assignee’s Applicable Percentage:		%

Assignor’s Commitment:	$

Assignee’s Commitment:	$

Aggregate Outstanding Principal Amount of Loans Owing to Assignor:	$

Aggregate Outstanding Principal Amount of Loans Owing to Assignee:	$

Aggregate Participations by Assignor in L/C Obligations:	$

Aggregate Participations by Assignee in L/C Obligations:	$
Section 3.

Effective Date:	,

9

Exh. F
rue21, inc.
Borrowing Base Certificate
REVOLVING LINE OF CREDIT AVAILABILITY CALCULATION AT COST

E-MAIL TO:	Date:

FAX TO:	Cert. No.

			Retail	Cost
Beg. Inventory as of:

ADD	Inventory Purchases

LESS	Inventory Sales

Shrink

Markdowns

Prior Period Adjustments

Ending inventory as of:		CF:

LESS	Non Merchandise Inventory

Closed Store Inventory

Pre-Sold Inventory

Obsolete, Damaged, Returns

LESS	Shrink (2.25% of retail sales since physical)

ADD	Eligible L/C Inventory

Net Eligible Inventory, as of:					(A)

Effective Inventory Advance Rate:					(B)

NOLV:
LTV:

Inventory Borrowing Base (A*B):					(C)

Eligible In-Transit Inventory, as of:					(D)

Eligible In-Transit Inventory Advance Rate					(E)

Eligible In-Transit Inventory Borrowing Base (D*E) (Capped at 10% of BBC)					(F)

Major Credit Card Receivables, as of:					(G)

Major Credit Card Receivable Advance Rate:					(H)

Major Credit Card Receivable Borrowing Base (G*H)					(I)

Less Availability Reserves:

Merchandise Credits / Customer Deposits (50%)

Gift Certificates / Cards (50%)

Land Lord Rent Reserve (2 Months)

	Total Availability Reserves				(J)

Total Borrowing Base (C+F+I-J):					(K)

Adjustment to Limit Eligible In-Transit to 10% of Total Borrowing Base					(L)

Total Adjusted Borrowing Base (K-L)					(M)

AVAILABILITY CALCULATION

Beginning Principal Balance
	ADD:	Prior days advance

	ADD:	Fees charged today

	ADD:	LC’S CHARGED

	LESS:	Prior day’s paydown

Ending principal balance
	ADD:	Standby Letters of Credit

	ADD:	Documentary Letters of Credit

Total loan balance prior to request					(N)

Net availability prior to today’s request (M-N)

ADVANCE REQUEST

PAYDOWN

Net availability after today’s request					(O)

The undersigned represents and warrants that (a) the information set forth above has been prepared in accordance with the requirements of that certain Credit Agreement dated as of April 10, 2008 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) between, among others, (i) rue21, inc., as lead borrower (in such capacity, the “Lead Borrower”) for itself and the other Borrowers party thereto, (ii) the Borrowers party thereto, (iii) r services llc and the other Guarantors party thereto, (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, and (iv) the Lenders party thereto, and is based upon supporting documentation that is satisfactory to the Agent; (b) no “Default” (as defined in the Credit Agreement) is presently In existence; and (c) all or a portion of the advance requested hereby will be set aside by the Loan Parties to cover 100% of the Loan Parties’ obligation for sales tax on account of sales since the most recent borrowing under the Credit Agreement.

Authorized Signer

EXHIBIT G
FORM OF CREDIT CARD NOTIFICATION
CREDIT CARD NOTIFICATION
PREPARE ON BORROWER/LOAN PARTY LETTERHEAD - ONE FOR EACH PROCESSOR
April      , 2008
To:	[Name and Address of Credit Card Processor] (the “Processor”)
Re:	rue21, inc. Merchant Account Number:
Dear Sir/Madam:
     RUE21, INC., a Pennsylvania corporation (the “Borrower”), has entered into various financing agreements with BANK OF AMERICA, N.A., a national banking association with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of certain other credit parties (the “Credit Parties”), pursuant to which the Collateral Agent and the other Credit Parties may from time to time make loans or furnish certain other financial accommodations to the Borrower. The Borrower’s obligations on account of such loans and financial accommodations are secured by, among other things, all credit card charges submitted by the Borrower to the Processor for processing and the amounts which the Processor owes to the Borrower on account thereof (the “Credit Card Proceeds”).
     Until the Processor receives written notification from the Collateral Agent that the interest of the Collateral Agent and the other Credit Parties in the Credit Card Proceeds has been terminated, all amounts as may become due from time to time from the Processor to the Borrower (including, without limitation, Credit Card Proceeds, payments from any reserve account or the like, or other payments) shall be transferred only as follows:
(a)	By ACH, Depository Transfer Check, or Electronic Depository Transfer to:
Bank of America, N.A.
ABA #026009593
Account Name: rue21, inc.
Account No.
or

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(b)	As the Processor may be otherwise instructed from time to time in writing by an officer of the Collateral Agent.
     Upon the written request of the Collateral Agent, a copy of each periodic statement issued by the Processor to the Borrower should be provided to the Collateral Agent at the following address (which address may be changed upon seven (7) days written notice given to the Processor by the Collateral Agent):
Bank of America, N.A.
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attention: Keith Vercauteren
Re: rue21, inc.
     The Processor shall be fully protected in acting on any order or direction by the Collateral Agent respecting the Credit Card Proceeds and other amounts without making any inquiry whatsoever as to the Collateral Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto. Nothing contained herein is intended to, nor shall it be deemed to, modify the rights and obligations of the Borrower and the Collateral Agent under the terms of the loan arrangement and the loan documents executed in connection therewith between, among others, the Borrower and the Collateral Agent.
     This Credit Card Notification may be amended only by the written agreement of the Processor, the Borrower and the Collateral Agent and may be terminated solely by written notice signed by an officer of the Collateral Agent. The Borrower shall not have any right to terminate this Credit Card Notification or, except as provided in this Credit Card Notification, amend it.

Very truly yours,

RUE21, INC.

By:

Name:

Title:

cc:	Bank of America, N.A., as Collateral Agent

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EXHIBIT H
Form of Joinder Agreement
JOINDER AGREEMENT
     This JOINDER AGREEMENT (this “Joinder”) is made as of                                         , by and among:
                                             , a                                           (the “New [Borrower/Guarantor]”). with its principal executive offices at                                         ; and
     BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer;
     in consideration of the mutual covenants herein contained and benefits to be derived herefrom.
W I T N E S S E T H :
     A. Reference is made to a certain Credit Agreement dated as of April 10, 2008 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) rue21, inc., a Pennsylvania corporation, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers from time to time party thereto (individually, an “Existing Borrower” and, collectively with the Lead Borrower, the “Existing Borrowers”), (ii) the Existing Borrowers, (iii) the Guarantors from time to time party thereto (the “Existing Guarantors”), (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) Bank of America, N.A, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement.
     B. The New [Borrower/Guarantor] desires to become a party to, and be bound by the terms of, the Credit Agreement and the other Loan Documents in the same capacity and to the same extent as the Existing [Borrowers/Guarantors] thereunder.
     C. Pursuant to the terms of the Credit Agreement, in order for the New [Borrower/Guarantor] to become party to the Credit Agreement and the other Loan Documents as provided herein, the New [Borrower/Guarantor] and the Existing Borrowers and Existing Guarantors are required to execute this Joinder.

1

     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.	Joinder and Assumption of Obligations. Effective as of the date of this Joinder, the New [Borrower/Guarantor] hereby acknowledges that the New [Borrower/Guarantor] has received and reviewed a copy of the Credit Agreement and the other Loan Documents, and hereby:
(a)	joins in the execution of, and becomes a party to, the Credit Agreement and the other Loan Documents as a [Borrower/Guarantor] thereunder, as indicated with its signature below;

(b)	covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of a [Borrower/Guarantor] under the Credit Agreement and the other Loan Documents as of the date hereof (other than covenants, agreements, liabilities and acknowledgments that relate solely to an earlier date), in each case, with the same force and effect as if such New [Borrower/Guarantor] was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as a [Borrower/Guarantor] therein;

(c)	makes all representations, warranties, and other statements of a Borrower/Guarantor] under the Credit Agreement and the other Loan Documents, as of the date hereof (other than representations, warranties and other statements that relate solely to an earlier date), in each case, with the same force and effect as if such New [Borrower/Guarantor] was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as a [Borrower/Guarantor] therein;

(d)	assumes and agrees to perform all applicable duties and Obligations of the Existing [Borrowers/Guarantors] under the Credit Agreement and the other Loan Documents.
2.	Supplemental Schedules. To the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules to the Credit Agreement or any of the other Loan Documents, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Joinder.
3.	Ratification of Loan Documents. Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Loan Party thereunder or Collateral therefor.

2

4.	Conditions Precedent to Effectiveness. This Joinder shall not be effective until each of the following conditions precedent have been fulfilled to the reasonable satisfaction of the Administrative Agent:
(a)	This Joinder shall have been duly executed and delivered by the respective parties hereto, and shall be in full force and effect.

(b)	All action on the part of the New [Borrower/Guarantor] and the other Loan Parties necessary for the valid execution, delivery and performance by the New [Borrower/Guarantor] and the other Loan Parties of this Joinder and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)	The New [Borrower/Guarantor] (and each other Loan Party, to the extent requested by the Administrative Agent) shall each have delivered the following to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:
(i)	Certificate of Legal Existence and Good Standing issued by the Secretary of the State of its incorporation or organization.

(ii)	A certificate of an authorized officer of the due adoption, continued effectiveness, and setting forth the text, of each corporate resolution adopted in connection with the assumption of obligations under the Credit Agreement and the other Loan Documents, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, together with true and accurate copies of all Organization Documents.

(iii)	A Perfection Certificate.

(iv)	Execution and delivery by the New [Borrower/Guarantor] of the following Loan Documents:
a)	[Joinders to the Notes, as applicable];

b)	[Joinder to the Security Documents, as applicable];

c)	[Joinder to the Fee Letter];

d)	[Blocked Account Agreement with ]; and

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e)	Such other documents and agreements as the Administrative Agent or the Collateral Agent may reasonably require.
(d)	Upon the request of the Administrative Agent in its sole discretion, the Administrative Agent shall have received a written legal opinion of the Loan Parties’ counsel, addressed to the Administrative Agent, the Collateral Agent and the other Credit Parties, covering such matters relating to the New [Borrower/Guarantor], the Loan Documents and/or the transactions contemplated thereby as the Administrative Agent may reasonably request.

(e)	The Collateral Agent shall have received all documents and instruments, including UCC financing statements and Blocked Account Agreements, required by Law or reasonably requested by the Administrative Agent or the Collateral Agent to create or perfect the Lien intended to be created under the Security Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Administrative Agent.

(f)	All reasonable fees and Credit Party Expenses incurred by the Agents in connection with the preparation and negotiation of this Joinder and related documents (including the reasonable fees and expenses of counsel to the Agents) shall have been paid in full by the New [Borrower/Guarantor].

(g)	The Loan Parties shall have executed and delivered to the Agents such additional documents, instruments, and agreements as the Administrative Agent or the Collateral Agent may reasonably request.
5.	Miscellaneous.
(a)	This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b)	This Joinder expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)	Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

(d)	The Loan Parties shall, within ten (10) Business Days after demand therefor, pay all reasonable fees and other Credit Party Expenses of the Agents and the other Credit Parties, including, without limitation, all reasonable attorneys’ fees in

4

connection with the preparation, negotiation, execution and delivery of this Joinder.

(e)	The New [Borrower/Guarantor] warrants and represents that the New [Borrower/Guarantor] is not relying on any representations or warranties of the Administrative Agent, the Collateral Agent or the other Credit Parties or their counsel in entering into this Joinder.

(f)	THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

NEW [BORROWER/GUARANTOR]:

By:

Name:

Title:

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:

Name:

Title:

COLLATERAL AGENT:

BANK OF AMERICA, N.A.

By:

Name:

Title:

6

Acknowledged and Agreed:

EXISTING BORROWERS:

RUE21, INC.

By:

Name:

Title:

EXISTING GUARANTORS:

R SERVICES LLC

By:

Name:

Title:

7